As filed with the Securities and Exchange Commission on October 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABSOLUTE SOFTWARE CORPORATION

(Exact name of Registrant as specified in its charter)

Not applicable

(Translation of Registrant’s name into English (if applicable))

British Columbia	7372	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

Suite 1400

Four Bentall Centre, 1055 Dunsmuir Street

Vancouver, British Columbia, Canada V7X 1K8

Telephone: (604) 730-9851

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

28 Liberty Street

New York, New York 10005

Telephone: (212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

John T. McKenna Jon C. Avina Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 U.S.A. (650) 843-5000	Andrew McLeod Kyle Misewich Blake, Cassels & Graydon LLP 595 Burrard St., Suite 2600 Vancouver, British Columbia V7X 1L3 Canada (604) 631-3300	Christy Wyatt Maninder Malli Absolute Software Corporation Suite 1400 Four Bentall Centre, 1055 Dunsmuir Street Vancouver, British Columbia, Canada V7X 1K8 (604) 730-9851	John Gilluly Patrick O’Malley DLA Piper LLP 401 Congress Avenue, Suite 2500 Austin, TX 78701 (512) 457-7000	Denis G. Silva DLA Piper LLP 666 Burrard St. Suite 2800, Park Place Vancouver, British Columbia V6C 2Z7 (604) 687-9444

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares (no par value)
Total	US$65,000,000	US$65,000,000	US$7,092

(1)

There are being registered under this Registration Statement such indeterminate number of common shares of the Registrant (the “Common Shares”) as shall have an aggregate initial offering price of up to US$65,000,000 (C$85,410,000, based on the average exchange rate on October 23, 2020, as reported by the Bank of Canada, for the conversion of U.S. dollars into Canadian dollars of US$1.00 equals C$1.3140). If, as a result of share splits, share dividends or similar transactions, the number of Common Shares purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement. The proposed maximum offering price per Common Share will be determined, from time to time, by the Registrant in connection with the sale of the Common Shares under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary prospectus supplement has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary prospectus supplement may not be complete and may have to be amended.

Information contained herein is subject to completion or amendment. A registration statement related to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or other jurisdiction.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the short form base shelf prospectus dated August 27, 2020 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference in this prospectus supplement and in the short form base shelf prospectus dated August 27, 2020 to which it relates, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Underwriting.”

Information has been incorporated by reference in this prospectus supplement and in the short form base shelf prospectus dated August 27, 2020 to which it relates, from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at, Suite 1400, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8 (Telephone 1-604-730-9851) and are also available electronically at www.sedar.com.

Subject to Completion, dated October 26, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

To the Short Form Base Shelf Prospectus Dated August 27, 2020

New Issue

ABSOLUTE SOFTWARE CORPORATION

US$

Common Shares

This offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of Absolute Software Corporation (the “Company”, “Absolute”, “we”, “us” or “our”) in the United States and a new issue of Common Shares in Canada. This prospectus supplement (this “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated August 27, 2020 (the “Shelf Prospectus”), qualifies the distribution of                 Common Shares (the “Offered Shares”) at a public offering price of US$                 per Offered Share (the “Offering Price”).

Needham & Company, LLC, Canaccord Genuity LLC and Raymond James & Associates, Inc., as underwriters for the Offering, are not registered as dealers in any Canadian jurisdiction and, accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute Offered Shares in Canada and are acting as underwriter for us only in respect of the offer, sale and distribution of the Offered Shares in the United States. The Offered Shares will be offered in all of the provinces and territories of Canada, except Québec, and in the United States, and, subject to applicable law, certain jurisdictions outside of Canada and the United States, through the underwriters either directly or through their respective broker-dealer affiliates or agents, as applicable.

Currently, the outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “ABT.” On October 23, 2020, the last trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the TSX was C$16.00, or US$12.18 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of $1.00 = C$1.3140). We will apply to list the Offered Shares distributed hereunder on the TSX. Listing of the Offered Shares on the TSX will be subject to us fulfilling all listing requirements of the TSX. We have applied to list our Common Shares on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “ABST.” Listing of the Common Shares on the NASDAQ is subject to our fulfillment of all of the listing requirements of the NASDAQ. In connection with the listing of the Common Shares on the NASDAQ, we will apply to change our symbol on the TSX to “ABST” to align with our symbol on the NASDAQ. The change of our symbol on the TSX is subject to our fulfillment of all of the listing requirements of the TSX.

We are an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) and as such, we have elected to comply with certain reduced U.S. public company reporting requirements.

An investment in the Offered Shares is highly speculative and involves significant risks that should be considered before purchasing any Offered Shares. Prospective investors should carefully review and consider the “Risk Factors” section beginning on page S-13 of this Prospectus Supplement and the “Cautionary Note Regarding Forward-Looking Statements” section beginning on page S-35 of this Prospectus Supplement, as well as the similarly titled sections included in the Shelf Prospectus and in the documents incorporated by reference herein and therein.

	Per Share	Total
Public offering price (1)	US$	US$
Underwriting discounts and commissions (2)	US$	US$
Proceeds to Absolute Software Corporation, before expenses	US$	US$

(1)	The Offering Price was determined by arm’s length negotiations between us and the underwriters.
(2)

Pursuant to the underwriting agreement by and among us and the underwriters, we have agreed to pay underwriting discounts and commissions in cash to the underwriters equal to    % of the aggregate gross proceeds of the Offering, including proceeds realized from the sale of any Over-Allotment Shares (as defined below). See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted to the underwriters an option (the “Over-Allotment Option”) to purchase up to an additional                 Common Shares (the “Over-Allotment Shares”) at the Offering Price to cover over-allotments. If the Over-Allotment Option is exercised in full, the total proceeds to us, less the underwriting discounts and commissions and before expenses, will be US$                . This Prospectus Supplement and the Shelf Prospectus also qualify the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares upon exercise of the Over-Allotment Option, if any. A purchaser who acquires Over-Allotment Shares forming part of the over-allotment position of the underwriters pursuant to the Over-Allotment Option acquires such securities under this Prospectus Supplement and the Shelf Prospectus, regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See “Underwriting.”

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE SHELF PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering is expected to close on or about                 , 2020 (the “Closing Date”), but in any event shall close no later than                 , 2020. The Offered Shares will be delivered through the facilities of the Depository Trust Company (“DTC”), by way of instant deposit of the Common Shares under the book-based system of registration, to be registered to DTC or its nominee, and deposited with DTC or its nominee. However, in the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of

CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and will be deposited with CDS on the Closing Date. No certificates evidencing the Common Shares will be issued to purchasers of the Common Shares. Purchasers of the Common Shares will receive only a customer confirmation from the underwriters or other registered dealer from or through whom a beneficial interest in the Common Shares is purchased. See “Underwriting.”

Joint Book-Running Managers

Needham & Company	Canaccord Genuity LLC

Passive Book-Running Managers

Raymond James

The date of this prospectus supplement is                 , 2020.

This Offering is being made concurrently in Canada under the terms of this prospectus supplement (this “Prospectus Supplement”) and in the United States (the “United States” or “U.S.”) under the terms of our registration statement on Form F-10 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”), of which this Prospectus Supplement forms a part.

The underwriters, as principals, conditionally offer                 Common Shares of Absolute Software Corporation, subject to prior sale, if, as and when issued by us and accepted by the underwriters in accordance with the conditions contained in the underwriting agreement by and among us and the underwriters, and referred to under “Underwriting” and subject to approval of certain Canadian legal matters on our behalf by Blake, Cassels & Graydon LLP, certain U.S. legal matters on our behalf by Cooley LLP, certain Canadian legal matters on behalf of the underwriters by DLA Piper (Canada) LLP and certain U.S. legal matters on behalf of the underwriters by DLA Piper LLP (US). The underwriters for the Offering are Needham & Company, LLC, Canaccord Genuity LLC, Canaccord Genuity Corp., Raymond James & Associates, Inc. and Raymond James Ltd.

Subscriptions for the Offered Shares will be received subject to rejection or allotment in whole or in part and the underwriters reserve the right to close the subscription books at any time without notice. The underwriters may decrease the price of which the Offered Shares are distributed from the Offering Price. See “Underwriting.”

In connection with the Offering and subject to applicable laws, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares in accordance with applicable market stabilization rules. Such transactions, if commenced, may be discontinued at any time. The Offered Shares sold by the underwriters to the public will initially be offered at the offering price (the “Offering Price”) specified on the cover page of this Prospectus Supplement. After the underwriters have made a reasonable effort to sell all of the Offered Shares at the Offering Price specified on the cover page, the underwriters may change the Offering Price and the other selling terms to an amount not greater than the Offering Price set forth on the cover page, and the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the underwriters to us. The decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to us. See “Underwriting.” The following table sets forth the Over-Allotment Option granted to the underwriters to purchase up to an additional                 Common Shares (the “Over-Allotment Shares”) at the Offering Price to cover over-allotments:

Underwriters’ Position	Maximum Number of Shares Available	Exercise Period	Exercise Price

Over-Allotment Option	Over-Allotment Shares	Up to 30 days after the date of this Prospectus Supplement	US$ per Over-Allotment Share

Our head office is located at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8. Our registered office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3.

Daniel Ryan, Lynn Atchison, Gregory Monahan, Gerhard Watzinger and Christy Wyatt, each a member of our board of directors (the “Board of Directors”), reside outside of Canada and have appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada as agent for service of process in Canada.

Purchasers of the Offered Shares are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person or company has appointed an agent for service of process in Canada.

We are permitted under a multijurisdictional disclosure system (the “MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus Supplement in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS’), and such financial statements are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to the financial statements of U.S. companies.

Prospective investors should be aware that the acquisition, holding or disposition of the Offered Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be fully described in this Prospectus Supplement or the accompanying short form base shelf prospectus dated August 27, 2020 (the “Shelf Prospectus”). You should consult and rely on your own tax advisors with respect to your own particular circumstances. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.”

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that we are incorporated in British Columbia, Canada, that certain of our officers and directors are Canadian residents or otherwise reside outside of the United States and that certain of our assets are located outside of the United States. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Shares—You may be unable to enforce actions against us or certain of our directors and officers under U.S. federal securities laws.”

Neither we nor the underwriters have authorized anyone to provide investors with any information other than that contained or incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide you. Neither we nor the underwriters are making an offer of the Offered Shares in any jurisdiction where such offer is not permitted. An investor should assume that the information appearing in this Prospectus Supplement or the accompanying Shelf Prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this Prospectus Supplement and the accompanying Shelf Prospectus, unless otherwise indicated, all dollar amounts and references to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information.”

PROSPECTUS SUPPLEMENT

SHELF PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which describes the terms of the Offering and adds to and updates information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.

Before you invest in any Offered Shares, you should carefully read this Prospectus Supplement, the accompanying Shelf Prospectus and all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This Prospectus Supplement may add, update or change information contained in the accompanying Shelf Prospectus or any of the documents incorporated by reference herein or therein. To the extent that any statement in this Prospectus Supplement is inconsistent with the statements made in the accompanying Shelf Prospectus, or any documents incorporated by reference herein or therein filed prior to the date of this Prospectus Supplement, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Shelf Prospectus and such documents incorporated by reference herein or therein.

Neither we nor the underwriters for the Offering have authorized anyone to provide investors with any information other than that contained or incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide you. The Offered Shares are not being offered in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus Supplement should not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessible through, our website is not be deemed to be a part of this Prospectus Supplement or the accompanying Shelf Prospectus and such information is not incorporated by reference herein or therein.

This Prospectus Supplement and the documents incorporated by reference herein include certain terms or performance measures that are not defined under or not prepared in accordance with IFRS, such as total annual recurring revenue, net annual recurring revenue retention, annual recurring revenue from new customers, adjusted operating expenses, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and billings (“Billings”). We believe that, in addition to conventional measures prepared in accordance with IFRS, certain investors use this information to evaluate our performance. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These non-IFRS measures should be read in conjunction with the financial statements. For a description of the methodology used to calculate these non-IFRS measures, see “Prospectus Supplement Summary—Summary Consolidated Financial Information and Other Data” in this Prospectus Supplement and “Non-IFRS Measures” in management’s discussion and analysis for the period ended June 30, 2020, dated as at August 10, 2020 and filed on August 10, 2020 (the “2020 MD&A”), incorporated by reference herein.

S-ii

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-iii

MARKETING MATERIALS

Before filing the final prospectus supplement in respect of the Offering, we and the underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces and territories of Canada will be able to attend. We and the underwriters may provide marketing materials to those potential investors in connection with those road shows.

In doing so, we and the underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the Offering. To rely on this exemption, we and the underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, we and the underwriters signing the certificate contained in this Prospectus Supplement in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada, except Québec), a purchaser resident in a province or territory of Canada, except Québec, who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under this Prospectus Supplement in respect of the Offering during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each such underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in this Prospectus Supplement in respect of the Offering.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in this Prospectus Supplement in respect of the Offering, and (ii) to any “comparables” as such term is defined in NI 41-101 – General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.

S-iv

MARKET AND INDUSTRY DATA

Market and industry data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein was obtained from third-party sources and industry reports, including from publications, websites and other publicly available information, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, customers and other industry participants.

We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein are not guaranteed and none of us or any of the underwriters makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe them to be reliable, none of us or any of the underwriters has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.

S-v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus Supplement. This summary does not contain all the information that you should consider before deciding to invest in the Offered Shares. You should read the entire Prospectus Supplement, including the documents incorporated by reference herein, carefully, including “Risk Factors” beginning on page S-12 in this Prospectus Supplement and our 2020 Financials and the related 2020 MD&A, each incorporated by reference herein, before making an investment decision.

Overview

We deliver a cloud-based service that supports the management and security of computing devices, applications, and data for a variety of organizations globally. Our differentiated technology is rooted in our patented Persistence® technology, which is embedded in the firmware of laptop, desktop, and tablet devices (collectively, “endpoint devices”) by almost every major global computer manufacturers (“PC OEMs”). Enabling a permanent digital tether between the endpoint and the organization that distributed it, we provide IT and security personnel with connectivity, visibility, and control, whether a device is on or off the corporate network, and empower them with Self-Healing Endpoint® security to ensure mission critical applications remain healthy and deliver intended value. Our technology is embedded in over a half-billion devices and we currently serve more than 13,000 commercial customers with over 10.8 million activated licenses globally.

Solutions and Technology

Our solutions are delivered in a software-as-a-service (“SaaS”) model, where customers access our service through the cloud-based Absolute service. Our solutions are offered in specific versions for the (i) enterprise and government, and (ii) education verticals. All versions are available in three editions: Visibility, Control, and Resilience, each of which provides a different subset of product features and functionality. We also offer a Home and Office edition of our service, which is targeted to consumers and home office professionals.

Our cloud-based platform helps ensure the connectivity, visibility, and control of data and devices independent of the operating system, empowering devices to recover automatically to a secure operational state without user intervention. We believe our Endpoint Resilience™ solutions are essential to support various other security controls and productivity tools from decay and vulnerabilities, and to help enable organizations to keep data, devices, and applications secure and their users productive.

The foundation of our Endpoint Resilience solutions is the undeletable tether built into device firmware. Our patented Persistence technology is embedded into the firmware of endpoint devices at the point of manufacture by most of the world’s largest PC OEMs. Once activated, this technology provides a reliable, highly tamper-resistant, and constant connection between the device and our cloud-based monitoring center, even when the device is off the corporate network and beyond the reach of traditional IT management and security tools. We believe that our ability to establish this root of trust is a key differentiator as it enables a high degree of resilience for our software agent, as well as for other critical third-party software agents that leverage the self-healing capabilities of our Persistence technology. If the software agent is removed or disabled, an automatic reinstallation will occur, even if the firmware is overwritten or flashed, the device is reimaged, the hard drive is replaced, or if the device is restored to its factory settings.

Market Opportunity

We believe that our market opportunity centers around two key themes: (1) the acceleration of attack vectors and data breaches that are impacting organizations of all types, sizes, industries, and geographies; and (2) the shift to remote work and distance learning and the growing information security challenges associated with managing and measuring the health and security of these programs. We believe that even prior to the outbreak of COVID-19, organizations around the world were becoming more distributed as they increased workforce mobility, grew their number of connected devices, and added more workloads to these devices.

We believe that there will be a structural shift to increased remote work and distance learning which, in turn, we believe will expand and accelerate our market opportunity as organizations in various sectors increasingly focus on the need to establish and maintain an undeletable connection to their endpoints. We are positioned to deliver the Endpoint Resilience security solutions which we believe enterprise, government, and educational organizations will require. By establishing an unbreakable tether to every device, we can deliver services required to support other security controls and productivity tools from bad actors, decay, and vulnerabilities, which enables organizations to keep data, devices, and applications secure and users productive. In addition, our real-time intelligence services amplify our customers’ ability to understand the health, compliance, and state of decay of endpoint security controls and productivity tools.

Business and Growth Strategy

We believe that the recent shift to increased remote work and distance learning will help fortify the demand for the security and management of computing devices, applications, and data. With a distributed workforce, we believe that organizations can no longer be solely reliant on network-based security – rather, they need to increase their focus on securing the actual endpoint devices. As a result, we see opportunity for further growth across North America and in other global regions in each of the enterprise, government, and education verticals.

We plan to continue releasing new capabilities and product offerings leveraging our distinctive technology and rich data platform. Our focus will be in high growth areas such as our global strategic accounts, growth in developing regions for our sales such as Europe, and our channel and partner programs. Our growth strategies and programs in the coming months may be tempered by the continued economic uncertainty resulting from the COVID-19 pandemic.

Our business and growth strategy is organized around four fundamental pillars:

•

Persistence – Our solution is an undeletable digital tether, based on our patented Persistence technology that is embedded into the firmware of endpoint devices. This technology can re-establish communication and control of a device, even when the device is off the corporate network and beyond the reach of traditional IT management and security tools.

•

Resilience – Our Absolute Resilience® solutions provide the toolkit to automatically remedy and harden the endpoint against common fragility and decay in an increasingly complex and distributed environment. We are continuing to strengthen the capabilities of our Absolute Resilience solutions to solve the Dark Endpoint™ challenge (enterprise computing devices that are not connected to the corporate network or are missing critical IT management applications).

•

Intelligence – Due to our distinctive endpoint position and the significant volume of anonymous data points we gather from activated devices, we are able to deploy machine learning to analyze these data sets in order to deliver real-time insights to our customers around the health, performance, and compliance of their devices and software. We believe that we are well organized to accelerate the enhancement of our capabilities in this area that we believe will enable our customers to optimize the security and efficiency of their endpoint devices.

•

Education – Historically the education sector has had unique technology requirements. The recent rapid shift to learn-from-home environments has led to certain increases in technology funding and many schools procuring and mobilizing systems for students, teachers, and administrators – in essence, moving to more of an enterprise model. As a result, we see a growing imperative role for Absolute in this sector, which includes helping ensure the student has access to a secure device capable of accessing online curriculum, allowing administrators to understand where devices are and if they are being used for their intended purposes, and helping manage the reissuance of devices. Further, we believe the ongoing enhancements in our enterprise software products can support those education organizations as their requirements shift to more closely mirror those of a typical enterprise customer.

Routes to Market

We have several routes to market which are grounded in our “land and expand” strategy, where we seek to grow our presence within a customer’s IT and security environments over time. We do this typically through three methods: (1) co-engaging with our PC OEM partners in order to drive sales in conjunction with sales of new endpoint devices from the PC OEM; (2) sales through our direct sales force to new and existing customers; and (3) sales through other indirect channel partners, including resellers, distributors and managed service providers around the world.

Partner Ecosystem

Our partner ecosystem is an essential component of our business strategy. Our key partners are PC OEMs who are both key collaborative technology partners and key distribution and reseller partners. We also have a robust and growing network of other partners such as distributors, resellers, managed IT service providers (“MSPs”), and independent software vendors (“ISVs”).

Our strong relationships with PC OEMs are foundational to our robust ecosystem. We are continually enhancing and expanding our PC OEM relationships from both the technology and go-to-market perspectives in order to drive value for them. Our PC OEM partners have adopted our Persistence technology as a standard and have embedded it in the firmware of their laptop, desktop, and/or tablet devices. This is an important collaboration for us, as the embedded support enhances the persistence (the ability to survive unauthorized or unintentional removal attempts) of our software, which is a key differentiator for us. Our Persistence technology is normally shipped in a dormant state with the device and is activated after the customer purchases our service and installs the Absolute software agent.

Subscription Business Model

We sell our solutions to end customers most often under a term license model in which customers acquire subscriptions to our cloud-based software services for a specified term, typically ranging from one to five years. The majority of these subscriptions are fully invoiced up-front for the entire licensed term and are non-refundable. We refer to our total invoiced sales in a period as our total Billings.

We also offer enterprise license and site license models, which provide customers with the option to license our software for multiple years on either a fully pre-paid basis or with an annual payment at the start of each contract year. The enterprise and site license models match the buying preferences of some of our customers and generally result in a positive impact to our annual recurring revenue (“ARR”) compared to prepaid multi-year licenses. See “—Summary Consolidated Financial Information and Other Data—Non-IFRS Financial Measures and Key Metrics.”

Sales and Marketing

Our primary go-to-market strategies are to generate new sales opportunities including through our PC OEM partners and to retain and expand with our existing customers. In addition, we generate sales and facilitate renewals via our other distribution channels, such as resellers, distributors, MSPs, and integrators. Our sales and marketing teams work closely with our channel partners to identify and close opportunities in an effort to expand our market penetration and opportunity pipeline. These teams’ responsibilities include strategic technology and sales program development with PC OEM partners and other software vendors, logistics management, training, event coordination, advertising and special promotions, and day-to-day in-field sales cycle management with end customers.

Customers

We have a diversified commercial customer base, with more than 13,000 enterprise and public sector customers and more than 10.8 million computing endpoints actively managed by our solutions. Our end customers include corporations, healthcare organizations, educational institutions, governmental agencies, and individual consumers. At June 30, 2020, our customers included over 200 of the Fortune 500 companies, 13 of the world’s 50 largest banks by assets, over 30 national governments, and half of the 50 largest U.S. school districts by number of students or staff. We do not have economic dependence on any single end customer.

Impact of the COVID-19 Pandemic

When the global COVID-19 pandemic broke out in early 2020, we responded quickly to ensure the health of our employees and to support our customers and business partners. We mobilized resources and established protocols that allowed us to adapt to the shifting environment, including:

•

putting in place measures to safeguard our employees by enabling work-from-home policies, systems, and tools, which we believe we were able to adapt to and implement quickly, partly as a result of our history of distributed operations;

•	focusing on the operational integrity of our business, by identifying operational efficiencies and actively managing short and long-term expenses; and

•

mobilizing to help our customers manage and measure the health and security of new work-from-home and learn-from-home environments, by accelerating the development of new product features that we believed customers would find especially useful in the shifting environment and, for a period of time, making available additional capabilities at no charge to existing customers who had not previously licensed them.

We are actively managing our preparedness plans and response activities to align with recommendations of the health and government authorities in the locations in which we operate. The COVID-19 pandemic is an unprecedented global challenge and it has placed every company and business in uncharted territory. While we are not immune to these challenging times, we believe that we can continue to serve our customers around the world with valuable and necessary support and tools.

We believe the underlying fundamentals of our business remain sound, notwithstanding the challenges presented by the current economic, political, and social environment:

•	With the rapid shifts in where and how people work and learn, we believe the relevance of solutions and technology like ours, which protect distributed devices and data, have gained importance.

•	We have long-term relationships with our customers, in the form of recurring SaaS contracts. Approximately 95% of our annual revenue for the year ended June 30, 2020 is in recurring SaaS business.

•	We expect our ARR, which results from customer term subscriptions to our software service, to continue to provide stability in our revenue and also in profitability and cash flow.

•	We believe that we have a strong balance sheet and sufficient liquidity to support our business objectives in the current fiscal year.

Looking ahead, the full impact of the COVID-19 pandemic on our customers (potentially including cash conservation measures) and consequently on our business, are unknown and highly unpredictable. Our past results may not be indicative of our future performance and historical trends in our financial performance may differ materially from future performance. Notwithstanding the continually evolving impacts of the COVID-19 pandemic, particularly the medium and long-term economic effects, we believe that this environment has only reinforced the need for organizations of various sizes and industries to modernize their businesses and workforces for the changing world. We expect our cloud-based solutions, that help empower and secure distributed organizations, position us well to continue to help our customers through these unprecedented times.

Preliminary Estimated Unaudited Financial Information

Set forth below are preliminary estimates of certain unaudited financial information for the three months ended September 30, 2020 and actual interim consolidated financial information for the comparative period ended September 30, 2019. These estimates are preliminary and inherently uncertain due a number of factors, and remain subject to management’s and our audit committee’s reviews as well as our regular financial closing and review procedures for the three months ended September 30, 2020. These estimates are based on currently available information. Additional adjustments to the preliminary estimates presented below may be identified, and our final results for the three months ended September 30, 2020 may vary from these preliminary estimates. The preliminary estimates below are intended to provide information about management’s current expectations regarding certain aspects of our financial performance. Reliance on the information presented below may not be appropriate for other purposes. You should read this information together with our 2020 Financials. Factors that could cause actual results to differ from those presented below are set forth in “Risk Factors” beginning on page S-12 in this Prospectus Supplement, “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-35 in this Prospectus Supplement and our 2020 Financials and notes to those financials and the related 2020 MD&A, each of which is incorporated by reference into this Prospectus Supplement.

The preliminary estimates presented below have been prepared in good faith by, and are the responsibility of, management. Our independent registered public accounting firm, Deloitte LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the preliminary estimated financial information presented below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such preliminary estimated financial information.

The comparative figures for the three months ended September 30, 2019 have been derived from our interim consolidated financial statements and other information as previously reported. Our interim consolidated financial statements for the three months ended September 30, 2020 will not be available until after this Offering is completed.

	Three Months Ended September 30,
	2019 Actual	2020 Estimated
	(in thousands)
Revenue	$25,652	$28,496
Net income	$3,451	$2,602
Adjusted EBITDA	$7,074	$8,148
Cash from operating activities	$7,478	$14,707

The following table provides a reconciliation of net income to Adjusted EBITDA, a non-IFRS measure, for the periods presented. See “Non-IFRS Measures” in our 2020 MD&A, which is incorporated by reference into this Prospectus Supplement, and “—Summary Consolidated Financial Information and Other Data—Non-IFRS Financial Measures and Key Metrics” for additional important disclosures regarding Adjusted EBITDA.

	Three Months Ended September 30,
	2019(1) Actual	2020(1) Estimated
	(in thousands)
Net income	$3,451	$2,602
Income tax expense(1)	1,186	1,294
Finance income, net	(112)	(22)
Interest expense – lease liability	131	139
Foreign exchange loss	13	186
Share-based compensation	1,167	2,593
Amortization of property and equipment	825	866
Amortization of right of use assets(2)	413	490

Adjusted EBITDA	$7,074	$8,148

(1)	The estimated amount for the three months ended September 30, 2020 assumes an effective tax rate of 33%.
(2)

We adopted IFRS 16, “Leases” effective July 1, 2019 using the modified retrospective approach. See the section titled “New Accounting Pronouncements” in the 2020 MD&A and Note 2(e) in the notes to the 2020 Financials, each of which is incorporated by reference into this Prospectus Supplement.

Dividend Declaration

On October 19, 2020, the Board of Directors declared a quarterly dividend of C$0.08 per Common Share to be paid on November 30, 2020 to our shareholders of record as of November 13, 2020. The payment, timing and amount of future dividends to be paid by us will be determined by the Board of Directors on a quarterly basis. See “Description of Securities Being Distributed—Dividend Policy” for additional information.

THE OFFERING

Common Shares offered	Common Shares

Common Shares Outstanding Immediately after the Offering	Common Shares (or Common Shares if the underwriters exercise the Over-Allotment Option in full)

Underwriters’ Over-Allotment Option	We have granted to the underwriters the Over-Allotment Option, exercisable for a period of 30 days after the date of this Prospectus Supplement, to purchase up to an additional Common Shares.

Use of Proceeds	We intend to use the net proceeds from this Offering, together with existing cash, cash equivalents and short-term investments, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and/or for working capital requirements. We may also use a portion of the remaining net proceeds, if any, to acquire or invest in complementary businesses, technologies or other assets, although we currently have no agreements or understandings with respect to any such acquisitions or investments. See “Use of Proceeds” in this Prospectus Supplement.

Risk Factors	See “Risk Factors” beginning on page S-35 of this Prospectus Supplement and the similarly titled sections included in the documents incorporated by reference in this Prospectus Supplement for a discussion of factors you should consider carefully before deciding to invest in our common shares.

Proposed NASDAQ symbol	We have applied to have our common shares listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “ABST.”

TSX symbol change	We will apply to change our symbol on the TSX to “ABST” to align with our proposed symbol on the NASDAQ. The change of our symbol on the TSX is subject to our fulfillment of all of the relevant requirements of the TSX.

The number of common shares to be outstanding after the Offering is computed on the basis of 42,535,495 Common Shares outstanding as June 30, 2020, and excludes:

•	791,171 Common Shares issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of C$7.87 per share, under our 2000 Share Option Plan;

•	617,373 Common Shares issuable upon the vesting and redemption of performance share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,811,963 Common Shares issuable upon the vesting and redemption of restricted share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,533,753 additional Common Shares reserved for future issuance under our equity incentive plans; and

•	350,000 Common Shares reserved for future issuance under our Employee Share Ownership Plan as of June 30, 2020.

Subsequent to June 30, 2020, there have been no material changes in our consolidated share or debt capital, other than:

•	139,510 performance share units which were issued under our Performance and Restricted Share Unit Plan;

•	401,838 restricted share units which were issued under our Performance and Restricted Share Unit Plan;

•	30,508 Common Shares which were issued pursuant to our Employee Share Ownership Plan;

•	49,682 Common Shares which were issued upon the exercise of vested stock options; and

•	113,960 Common Shares which were issued upon the vesting and redemption of vested restricted share units.

Unless otherwise indicated, information contained in this Prospectus Supplement assumes or reflects no exercise of the Over-Allotment Option, no exercise of outstanding stock options and no vesting and settlement of restricted share units and performance share units.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The following tables set forth a summary of our consolidated financial information as of June 30, 2019 and 2020 and for the fiscal years ended June 30, 2019 and 2020. The summary consolidated financial information included in this section is not intended to replace the consolidated financial statements and related notes incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus. You should read the following summary consolidated financial information in conjunction with, and it is qualified in its entirety by reference to, our historical consolidated financial information and other information incorporated by reference in this Prospectus Supplement and the Shelf Prospectus, including our audited consolidated financial statements for the fiscal years ended 2020 and 2019 (the “2020 Financials”) and the 2020 MD&A, each incorporated by reference into this Prospectus Supplement and the Shelf Prospectus.

This summary consolidated financial information is derived from the 2020 Financials, which are presented in U.S dollars. The historical results set forth below are not necessarily indicative of the results to be expected in future periods. Our consolidated financial statements have been prepared in accordance with IFRS.

	Year Ended June 30,
	2019	2020
	(in thousands, except share and per share data)
Consolidated Statement of Operations and Comprehensive Income Data:
Revenue	$98,909	$104,671
Cost of revenue	12,978	12,627

Gross margin	85,931	92,044
Operating expenses:
Sales and marketing	37,380	38,001
Research and development	19,223	18,298
General and administrative	13,453	13,707
Share-based compensation	4,974	6,772

Total operating expenses	75,030	76,777

Operating income	10,901	15,266

Other (expense) income:
Finance income, net	274	395
Interest expense – lease liability	—	(619)
Foreign exchange gain (loss)	(65)	199

Total other income (expense), net	209	(24)

Net income before income taxes	11,110	15,241
Income tax expense	(3,531)	(4,607)

Net income and total comprehensive income	$7,579	$10,634

Basic income per share	$0.19	$0.25

Diluted income per share	0.18	0.24

Weighted average number of common shares outstanding
Basic	40,869,474	42,137,720
Diluted	42,563,973	44,746,451

	As of June 30,
	2019	2020
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$35,799	$47,078
Total assets	103,311	130,189
Total liabilities	153,927	173,251
Total shareholders’ deficiency	50,616	43,062

Non-IFRS Financial Measures and Key Metrics

We monitor the following key metrics and non-IFRS financial measures which we believe are meaningful in the assessment of our performance. These metrics and measures are non-standard under IFRS, do not have any standardized meaning under IFRS, and are unlikely to be comparable to similarly titled measures reported by other companies. Readers are cautioned that the disclosure of these items is meant to add to, and not replace, the discussion of financial results or cash flows from operations as determined in accordance with IFRS.

The purpose of these non-IFRS measures and key metrics is to provide supplemental information that may prove useful to readers who wish to consider the impact of certain non-cash or uncontrollable items on our operating performance. In our calculation of Adjusted EBITDA, share-based compensation and non-cash amortization of acquired intangible assets are being excluded from our operating expenses because the decisions which gave rise to these expenses were not made to increase sales in a particular period, but were made for our long-term benefit over multiple periods. While strategic decisions, such as those to issue share-based awards or to acquire intangible assets, are made to further our long-term strategic objectives and do impact our earnings under IFRS, these items are non-cash in nature and affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing IFRS disclosure with non-IFRS disclosure using the non-IFRS measures and key metrics outlined below provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Management uses both IFRS and non-IFRS measures when planning, monitoring and evaluating our performance.

See “Non-IFRS Measures” in the 2020 MD&A for further information regarding the methodology used to calculate these non-IFRS measures.

Annual Recurring Revenue

As the majority of our customer contracts are sold under prepaid multi-year term licenses, there is typically a significant lag between the timing of the invoice and the associated revenue recognition. As a result, we focus on the aggregate ARR of our subscriptions under contract and generating revenue, measured by ARR, as an indicator of our future recurring revenues.

Prior to the quarter ended June 30, 2020, we referred to ARR as Annual Contract Value (“ACV”); however, we have changed the nomenclature of this measure as we believe ARR is more aligned with industry norms. There has been no change in the method by which this measure (and related measures below) is calculated.

•

Total ARR (previously “ACV Base”) measures the amount of ARR we will receive from our commercial (non-consumer) customers under contract at a point in time, and therefore is an indicator of our future revenue streams. Total ARR will change over a period through the retention, attrition and expansion of existing customers and the acquisition of new customers. As Total ARR is measured at a point in time, there is no similar measure under IFRS against which it can be reconciled.

•

Net ARR Retention (previously “Net ACV Retention”) measures the percentage increase or decrease in Total ARR at the end of a period for customers that comprised Total ARR at the beginning of the same period. This metric provides insight into the effectiveness of our activities to retain and expand the ARR of our existing customers.

•	ARR from New Customers (previously “ACV from New Customers”) measures the addition to Total ARR from sales to new commercial customers during a period.

We believe that increases in the amount of ARR from New Customers, and improvement in our Net ARR Retention, will accelerate the growth of Total ARR and, in turn, our future revenues.

The following tables provide Total ARR as well as the components of Total ARR broken out by industry vertical for the periods presented:

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in millions)
Total ARR:
Education	$32.9	$33.4	$32.9	$32.9	$32.1	$30.7	$30.8	$34.3
Enterprise and Government	60.2	61.9	62.3	65.1	67.0	69.6	70.6	74.0

Total	$93.1	$95.3	$95.2	$98.0	$99.1	$100.3	$101.4	$108.3

	Year Ended June 30,
	2017	2018	2019	2020
	(in millions)
Total ARR:
Education	$35.8	$33.2	$32.9	$34.3
Enterprise and Government	52.0	58.3	65.1	74.0

Total	$87.8	$91.5	$98.0	$108.3

Adjusted EBITDA

Our management believes that analyzing operating results exclusive of significant non-cash items described under “Non-IFRS Measures—Adjusted Operating Expenses” in the 2020 MD&A provides a useful measure of our performance, as it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from Adjusted EBITDA. The term Adjusted EBITDA refers to earnings before deducting interest income or expense, income taxes, amortization of intangible assets and property and equipment and right-of-use assets, foreign exchange gains or losses, share-based compensation, restructuring or reorganization charges and post-retirement benefits.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of other IFRS financial measures. Some of the limitations of Adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from share-based compensation, and does not reflect the cost to replace amortized property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The following tables provide a reconciliation of net income and total comprehensive income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019(1)	December 31, 2019(1)	March 31, 2020(1)	June 30, 2020(1)
	(in thousands)
Net income	$1,264	$1,763	$2,511	$2,041	$3,451	$2,710	$2,258	$2,215
Income tax expense	706	646	1,152	1,027	1,186	1,137	1,077	1,207
Finance income, net	(76)	(72)	(52)	(75)	(112)	(129)	(111)	(43)
Interest expense – lease liability	—	—	—	—	131	127	226	135
Foreign exchange loss (gain)	39	75	(78)	30	13	41	(271)	18
Share-based compensation	1,320	1,189	1,398	1,068	1,167	1,070	1,398	3,137
Amortization of property and equipment	886	884	843	802	825	846	844	869
Amortization of right of use assets (1)	—	—	—	—	413	414	637	467

Adjusted EBITDA	$4,139	$4,485	$5,774	$4,893	$7,074	$6,216	$6,058	$8,005

	Year Ended June 30,
	2017	2018	2019	2020(1)
	(in thousands)
Net income	$(4,951)	$3,111	$7,579	$10,635
Income tax (recovery) expense	2,944	(251)	3,531	4,607
Finance income, net	(82)	(146)	(274)	(395)
Interest (income) expense, net – lease liability	—	—	—	619
Foreign exchange (gain) loss	120	164	65	(200)
Share-based compensation	3,971	3,056	4,974	6,772
Amortization of property and equipment	2,972	3,216	3,416	3,385
Amortization of acquired intangible assets	205	51	—	—
Post-retirement benefits and re-organization charges (2)	2,759	—	—	—
Amortization of right of use assets	—	—	—	1,930

Adjusted EBITDA	7,938	9,201	19,291	27,353

(1)

We adopted IFRS 16, “Leases” effective July 1, 2019 using the modified retrospective approach. See “New Accounting Pronouncements” in the 2020 MD&A and Note 2(e) in the notes to the 2020 Financials, each of which is incorporated by reference herein.

(2)

“Post-retirement benefits and re-organization charges” consist of (i) a one-time incurrence of $638 thousand in post-retirement benefits in connection with a separation agreement with a former senior officer and (ii) incurrence of termination benefits of $2.1 million in connection with a reorganization of certain functional departments to optimize internal resources. Such costs were non-recurring.

RISK FACTORS

An investment in the Offered Shares is highly speculative and involves significant risks. In addition to the other information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, you should review and carefully consider the risks described herein and in the accompanying Shelf Prospectus under “Risk Factors” before purchasing any of the Offered Shares distributed under this Prospectus Supplement. The risks described herein, in the Shelf Prospectus and the documents incorporated by reference herein and therein are not the only risk factors facing us and should not be considered exhaustive. Additional risks and uncertainties not currently known to us, or that we currently consider immaterial, may also materially and adversely affect our business, operations and condition, financial or otherwise.

Risks Related to the Company and its Business

The COVID-19 pandemic could negatively affect our business, operations, future financial performance and the market price of our Common Shares.

The continuing global health, social, political and economic implications of the COVID-19 pandemic are highly unpredictable and could have significant impacts on our business, operations, future financial performance, and the market price of our Common Shares. As a result of the scale of the pandemic and the speed at which the global community has been impacted, our current and future financial performance, including our quarterly and annual revenue growth rates and expenses as a percentage of our revenues, may differ significantly from our historical performance, and our future operating results may fall below expectations. The impacts of the pandemic on our business, operations, and future financial performance could include, but are not limited to:

•

A significant decline in revenue as customer spending slows due to an economic downturn and/or as customer demand otherwise decreases. This may result in customers or potential customers electing not to purchase or reducing their purchase of our service or purchasing more inexpensive devices which do not have our technology embedded. This decline in revenue could persist through and beyond a recessionary period.

•

Adverse impacts to our growth rates, cash flows, and margins—particularly if expenses do not decrease across our business at the same pace as revenue declines. Many of our expenses are less variable in nature and may not correlate to changes in revenues, such as depreciation and other costs associated with our hosting operations and office facilities, customer support, and other infrastructure maintenance costs. As such, we may not be able to decrease them significantly in the short-term, or we may choose not to significantly reduce them in an effort to remain focused on our long-term outlook and opportunities.

•

Major disruptions to the respective businesses of our principal PC OEM and other partners which could have a material impact on our business, operations, prospects and revenues, and accordingly our financial position.

•

Significant supply chain constraints such that we cannot procure the servers and other technology infrastructure needed to deliver our services to our customers. Supply chain constraints could also affect our ability to sell via our PC OEM and other partners in conjunction with their hardware sales. Increased pricing of these components could also affect infrastructure costs to deliver our services.

•

The COVID-19 pandemic has caused organizations globally to rapidly and broadly shift to remote working, which has resulted in certain inherent productivity, connectivity, and oversight challenges. Continued and/or new governmental lockdowns, restrictions, or regulations arising from the COVID-19 pandemic which restrict the movement of people in the jurisdictions in which we operate could significantly impact the ability of our employees, partners, customers, and vendors to work productively. Governmental restrictions have been globally inconsistent and it is not clear if and when a return to worksite locations or travel will be permitted or for how long or what restrictions will be in place in these jurisdictions at any given time. The extent and/or duration of ongoing workforce restrictions and limitations could impact our ability to enhance, develop, and support existing products and services, hold sales, marketing, and employee events, and generate new sales leads, among others. In addition, the changed environment under which we are operating could have an impact on our internal controls over financial reporting as well as our ability to meet a number of our compliance requirements in a timely manner.

•

Ongoing significant foreign exchange volatility which could materially impact our revenues that are denominated in foreign currencies and our ability to hedge our foreign exchange exposure. Additionally, volatility in debt and equity markets could affect the values of our debt and equity holdings and the realized gains or losses on the disposition of those holdings.

If organizations do not adopt cloud-based SaaS-delivered endpoint security products, our ability to grow our business and results of operations may be harmed.

We believe our future success will depend on the growth, if any, in the market for cloud-based SaaS-delivered information security products. The use of SaaS solutions to manage and automate security and IT operations is rapidly evolving. As such, it is difficult to predict its potential growth, if any, customer adoption and retention rates, customer demand for our solutions, or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our products and those of our competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our products due to a lack of customer acceptance, technological challenges, competing products, privacy concerns, decreases in corporate spending, weakening economic conditions or otherwise, it could result in early terminations, reduced customer retention rates, or decreased revenue, any of which would harm our business, results of operations, and financial results. We do not know whether the trend in adoption of cloud-based SaaS-delivered endpoint security products we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS products as a whole, including our information security products, will be negatively affected. You should consider our business and prospects in light of the risks and difficulties we encounter in this evolving market.

Our estimates of market opportunity and market and revenue growth may prove to be inaccurate and even if the market in which we compete achieves the estimated growth, our business could fail to grow at similar rates, if at all.

We focus on four key performance metrics: revenue, Adjusted EBITDA, the change in Total ARR (resulting from Net ARR Retention and ARR from New Customers) and cash from operating activities. Due to, among other things, the evolving SaaS business model and the unpredictability of our emerging and competitive category of information security products, we may not be able to accurately forecast the rate of adoption of our services and hence our revenue growth and profitability. We base our current and future expense levels and our investment plans on estimates of future revenue growth. We may not be able to adjust our spending quickly enough if the rate of new or renewed subscriptions falls short of our expectations. In addition, the significant competition we face in the sales of our products and services and general economic and business conditions (including foreign exchange rates) can put pressure on us to change our prices. If our competitors offer deep discounts on certain products or services or develop products that the marketplace considers more valuable, we may need to lower our prices or offer other favorable terms in order to compete successfully. Any such changes may reduce margins and could adversely affect operating results. Also, our operating results may fluctuate significantly on a quarterly basis. In addition, we expect that COVID-19 and its effects on the global economy and on our current and prospective customers could impact our revenue growth rate. Accordingly, period-to-period comparisons of our operating results may not necessarily be a meaningful indicator of future performance.

Our business model and future growth are substantially dependent on the success of our relationships with our PC OEM partners.

Our Persistence technology and product and sales strategies are heavily dependent on our ability to maintain our embedded basic input/output system/unified extensible firmware interface and firmware positions with our PC OEM partners. In addition, we generate a substantial portion of our revenue through PC OEM channels and other distribution partners. Our solutions (including our Persistence technology) may compete with other solutions developed and/or marketed by a PC OEM or other distribution partner or otherwise lose favour with these partners. Our PC OEM and other distribution partners may also cease or reduce marketing our solutions with limited or no notice and with little or no penalty. Our PC OEM and other distribution partners generally have no obligation to maintain or renew their contractual arrangements with us and generally may terminate such arrangements with limited notice and/or transition periods. New PC OEM and distribution partners require extensive training and could take many months or more to achieve productivity. If any of our PC OEM partners elect to not embed, or reduce the prevalence of, our Persistence technology or favour competing products, we may have to change our product strategies, which could have a material adverse effect on our business, operating results and financial condition. In addition, if any of our PC OEM or other distribution partners cease or reduce marketing our solutions and/or experience reductions in sales of our solutions and/or we fail to manage these important sales and distribution channels effectively, we may have to change our sales strategies, which could have a material adverse effect on our business, operating results and financial condition.

Current and future global economic and political volatility and uncertainty may negatively impact our financial performance and results of operations as well as our ability to predict future spending requirements and growth, if any.

Current and future global economic, political and social conditions remain volatile and uncertain, especially due to the COVID-19 pandemic. As a result, it is difficult to estimate the level of growth or contraction for the global economy as a whole. It is even more difficult to estimate economic growth or contraction in various sectors and regions, including the markets in which we operate. Because all components of our budgeting and forecasting are dependent upon estimates of growth or contraction in the markets we serve and the demand for our products and services, the prevailing economic uncertainties render estimates of future income and expenditures very difficult to make. Adverse changes may occur as a result of the impact of the COVID-19 pandemic or the continued prevalence of public health crises, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, declines in real estate values, stagnant economic conditions, increasing nationalism and protectionism, trade tensions and tariff uncertainty, political deadlock, social unrest or other factors affecting economic conditions generally. These changes may negatively affect the sales of our services and, therefore, may impact our ability to meet our targets for Total ARR, revenue, Adjusted EBITDA and cash from operating activities.

If we are unable to attract new customers, our future results of operations could be harmed.

To expand our customer base, we need to convince potential customers to allocate a portion of their discretionary budgets to purchase our solutions. Our sales efforts often involve educating our prospective customers about the uses and benefits of our solutions. Organizations that use other forms of network and/or endpoint security products for their IT security may be hesitant to purchase our solutions if they believe that these products are more cost effective, provide substantially the same functionality as our solutions or provide a level of information technology security that is sufficient to meet their needs. We may have difficulty convincing prospective customers of the value of adopting our solution. Even if we are successful in convincing prospective customers that a persistent solution like ours is critical to protect against cyberattacks, they may not decide to purchase our solutions for a variety of reasons some of which are out of our control. For example, any deterioration in general economic conditions, including a downturn due to the COVID-19 pandemic, may cause our prospective customers to cut their overall security and information technology operations spending, and such cuts may fall disproportionately on cloud-base security solutions like ours. Economic weakness, customer financial difficulties, and constrained spending on security and information technology operations may result in decreased revenue, reduced sales, lengthened sales cycles, increased churn, lower demand for our products and adversely affect our results of operations and financial condition. If organizations do not continue to adopt our solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

If our customers do not renew their subscriptions for our solutions, our future results of operations could be harmed.

In order for us to maintain or improve our financial and operational results, it is important that our existing customers renew their subscriptions for our solutions when existing contract terms expire and that we expand our commercial relationships with our existing customers by selling and deploying them more endpoints in their environments, selling additional types of services and/or moving these customers to higher tiers of our solutions. Our customers typically have no obligation to renew their subscription for our solutions after the expiration of their contractual subscription period and, in the normal course of business, some customers have elected not to renew. In addition, our customers may seek to renew for shorter contract subscription lengths, reduce the number of endpoints deployed in their environment or downgrade to lower tiers of our solutions. Our customer retention and expansion may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our services, our pricing, customer security and networking issues and requirements, our customers’ spending levels, decreases in the number of endpoints to which our customers deploy our solutions, mergers and acquisitions involving our customers, industry developments, competition and general economic conditions. If our efforts to maintain and expand our relationships with our existing customers are not successful, our business, results of operations and financial condition may materially suffer.

If we do not adapt our technology to be compatible to new operating systems, our business, operating results and financial condition could be harmed.

We have designed the majority of our services to operate on certain generations of Microsoft Windows (“Windows”) and other operating systems. The development by Microsoft Corporation (“Microsoft”) of new versions of Windows and/or upgrades or updates to Windows or other operating systems and/or the market adoption of these or other operating systems developed by other vendors may have an adverse effect on our business if we are not able to adapt our technology to be compatible with these new operating systems. In addition, end users may want to deploy our products and services in computing environments with operating systems, software and/or hardware different than those in which we test our products and services before release or where our products are not compatible. The costs incurred in analyzing, correcting or eliminating any material defects or errors in our software may be substantial. Furthermore, we may not be able to correct any defects or errors or promptly address any vulnerabilities or compatibility issues with our products which could have a material adverse effect on our business, operating results and financial condition.

We may be unable to maintain or grow our sales in the educational vertical, which would harm our business, operating results and financial condition.

We have historically generated a significant portion of our revenue from the education vertical, specifically K-12 organizations. In certain recent past quarters, we have seen volatility and declines in the Total ARR in the education vertical, which we believe reflect a secular trend specific to this sector. While customers in the enterprise and government sectors generally associate the value of our solutions with the protection of information, many of our customers within the education sector have historically associated the value of our solutions with the protection and recovery of devices. We continue to experience a shifting trend in the mix of devices that customers in the education vertical are purchasing, away from higher cost devices to lower cost, cloud-based devices. We have yet to see this shifting trend stabilize and, as a result, we have experienced pressure on our average selling prices and our Net ARR Retention in the education sector.

During our fiscal quarter ended June 30, 2020, the COVID-19 pandemic caused an increasing number of schools to procure and seek to secure mobile computing systems for students, teachers and administrators in order to stand up and secure distance and hybrid learning programs. This led to increased demand for our solutions and increased revenues from our education vertical. However, there is no assurance that this vertical trend will continue into coming quarters or permanently, or that we will continue to see increased demand and increased revenue from the education vertical as a result of the impacts of the COVID-19 pandemic.

Furthermore, we believe that our current and intended future investments in our Intelligence initiative will result in product enhancements that will assist educators in gaining valuable insights into the value of their technology investments as well as assist them in managing their diverse technology landscapes. However, these enhancements are still being developed and gradually introduced to the market, and therefore their continuing impact on our education business remains to be proven. As a result, we expect results in the education vertical to continue to fluctuate in the near term. A continued decline of sales in our education vertical could materially affect our business and financial condition, especially if such revenue loss is not adequately offset by revenue growth in our other verticals.

Our business depends, in part, on sales to government organizations, and significant changes in the contracting or fiscal policies of such government organizations could have a negative effect on our business and results of operations.

Our future growth depends, in part, on increasing sales to government organizations in the United States and elsewhere. Demand from government organizations is often unpredictable, can be subject to budgetary uncertainty, can involve additional technical and/or security requirements, and typically involves long sales cycles. Selling to governmental agencies can be highly competitive, expensive and time-consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale. Governments may also impose certification requirements applicable to our products, which may change from time to time, resulting in additional compliance costs. Government demand and payment may be impacted by budgetary cycles and funding authorizations, resulting in funding reductions and delays. Governments also routinely investigate and audit government contractors’ administrative processes, and unfavourable audit findings could result in termination of sales contracts or cessation of sales. There can be no assurance that our investments in the government sector will be successful or that we will be able to maintain or grow our revenue from the government sector. Government sales are subject to a number of challenges and risks that may harm our business, financial condition and results of operations.

If we are unable to keep pace with technological and marketplace change and trends, including market adoption of certain mobile computers and other mobile devices, our business, operating results and financial condition would be harmed.

The market for our products continues to evolve and continued growth and demand for, and acceptance of, these products remains uncertain. In addition, other emerging technology and products may impact the viability of the market for our products. Our continued success will depend upon our ability to keep pace with technological and marketplace change and to introduce, on a timely and cost-effective basis, new and enhanced products that satisfy changing customer requirements and achieve market acceptance. There can be no assurance that we will be able to respond effectively to changes in technology or customer demands. Moreover, there can be no assurance that our competitors or current partners (including PC OEMs) will not develop competitive products or that any such products will not have an adverse effect upon our business, financial condition or results of operations.

Our products and technologies are not available for all existing and emerging mobile computers and other mobile devices that are or will be available in the marketplace, and some features of our products are offered for only some devices. For example, our Persistence technology is not currently embedded in Apple Inc. devices or on Google Chromebooks. We target our product development efforts towards those devices and operating systems that we believe have the best strategic value for us. We may not be successful in identifying future trends in the marketplace for these devices on a timely basis, or in creating or adapting our products and features for enough of the devices that are available. If the present decline in personal computer and tablet sales continues, or if our customers replace their existing mobile computers and mobile devices with other devices for which we have not developed products, our revenue may decline and our results from operations may be adversely impacted.

We may not timely and cost-effectively scale and adapt our existing technology to meet our customers’ performance and other requirements.

Our future growth is dependent upon our ability to continue to meet the needs of new customers and the expanding needs of our existing customers as their use of our solutions grow. In order to meet the performance and other requirements of our customers, we intend to continue to make significant investments to increase capacity and to develop and implement new technologies in our products and cloud infrastructure operations. These technologies are often advanced, complex, new and untested, and we may not be successful in developing or implementing these technologies. In addition, it takes a significant amount of time to plan, develop and test improvements to our technologies and infrastructure, and we may not be able to accurately forecast demand or predict the results we will realize from such improvements. To the extent that we do not effectively scale our operations to meet the needs of our growing customer base and to maintain performance as our customers expand their use of our solutions, we may not be able to grow as quickly as we anticipate, our customers may reduce or cancel use of our solutions and we may be unable to compete as effectively and our business and results of operations may be harmed.

If our solutions fail or are perceived to fail to detect or prevent incidents or have or are perceived to have errors, vulnerabilities or defects, our brand and reputation would be harmed, which would negatively affect our business and results of operations.

The software technology enabling our software services is complex and, despite testing prior to their release, the related application software may contain errors, vulnerabilities or defects, especially when upgrades or new versions are released. Any errors or vulnerabilities that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation, increased service and warranty costs, liability claims and our end-customers’ unwillingness to buy products from us. In addition, it is possible that our product may become the subject of a third-party attack or disruption, whether malicious or otherwise. This could detrimentally affect the persistence of our technology, which could have a material adverse effect our business.

Internal or external security incidents or breaches could expose us to a risk of loss of sensitive and confidential information, which could result in litigation or liability and negatively impact our reputation, business, results of operations and financial condition.

Our service involves the storage, processing and transmission of significant amounts of data which may include certain personally identifiable information and protected health data depending on applicable legal definitions and parameters in different jurisdictions. Internal or external security incidents or breaches could expose us to a risk of loss of this information, litigation and possible liability. If our data security measures are inadequate or interfered with or breached as a result of third-party action, employee error, malfeasance or otherwise, during the transfer of data to additional data centers or at any time, and, as a result, someone obtains unauthorized access to our data or our customers’, partners’ or employees’ data, our reputation could be damaged, our business may suffer and we could incur significant liability. We remain potentially vulnerable to additional known or unknown threats that elude our detection, investigation and prevention efforts, and we may be unable to anticipate new attack techniques or may not have time to implement adequate preventative measures, including recommended upgrades, patches or improvements for individuals or entities utilizing unlicensed or outdated versions of our product or agent. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales, channel partners and existing and potential customers. In addition, our customers may authorize third-party service providers to access their customer data. Because the control of these third-party service providers is undertaken by our customers, we cannot ensure the complete integrity or security of such transmissions or processing.

As a cybersecurity provider, we have been, and expect to continue to be, a target of cyberattacks. If our internal networks, systems, or data are or are perceived to have been compromised, our reputation may be damaged and our financial results may be negatively affected.

Increasingly, organizations are subject to a wide variety of attacks on their networks. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), employee theft or misuse, denial of service attacks, ransomware, malware and sophisticated government and government-supported actors now engage in incidents and attacks (including advanced persistent threat intrusions), and add to the risks to our internal networks and the information they store, manage and process. It is virtually impossible for us to entirely mitigate these risks (especially as it relates to unlicensed or outdated versions of our product or agent). Any such security incident or breach could compromise our networks, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks could be accessed, publicly disclosed, lost, or stolen, which could subject us to liability and cause us financial harm. These breaches, or any perceived breach, may also result in damage to our reputation, negative publicity (through research reports or otherwise), loss of partners, end-customers and sales, increased costs to remedy any problem, and costly litigation and may result in our business, operating results and financial condition being materially adversely affected.

We are subject to various data protection, security and privacy laws and regulations, which may result in increased compliance costs for our products. Our failure, or that of our partners or customers, to comply with any such laws or regulations may harm our reputation and negatively affect our business, results of operations and financial condition.

Personal privacy, data protection, information security, and telecommunications regulation are significant issues in the United States, Canada, Europe and in other jurisdictions where we offer our solutions. The data that we collect, analyze, and store is subject to a variety of laws and regulations, including regulation by various government agencies. The U.S. federal government, and various U.S. state governments, have adopted or proposed limitations on the collection, distribution, use, and storage of certain categories of information, such as personally identifiable information of individuals, personal health information, and other sector-specific types of data, including the Federal Trade Commission, the Electronic Communication Privacy Act, the Computer Fraud and Abuse Act, the Health Insurance Portability and Accountability Act, and the Gramm Leach Bliley Act. Laws and regulations outside the United States, and particularly in Europe, often are more restrictive than those in the United States. Such laws and regulations may require companies to implement privacy and security policies, permit individuals to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use personally identifiable information for certain purposes. In addition, some governments require that any information of certain categories collected in a country not be disseminated outside of that country. We also may find it necessary or desirable to join industry or other self-regulatory bodies or other information security or data protection-related organizations that require compliance with their rules pertaining to information security and data protection. We also may over time be bound by additional, more stringent contractual obligations relating to our actual or potential collection, use and/or disclosure of personal, financial, health, and other sensitive data.

We also expect that there will continue to be new proposed laws, regulations, and industry standards concerning privacy, data protection, information security, specific categories of data, electronic, and telecommunications services in the United States, Canada, the European Union and other jurisdictions in which we operate or may operate, and we cannot yet determine the impact such future laws, regulations, standards, or perception of their requirements may have on our business. For example, the European General Data Protection Regulation

(“GDPR”), which became fully effective in May 2018, applies to the processing (which includes the collection and use) of certain personal data. As compared to previously-effective data protection law in the European Union, the GDPR imposes additional obligations and risk upon our business and increases substantially the penalties to which we could be subject in the event of any non-compliance. Administrative fines under the GDPR can amount up to 20 million Euros or four percent of our worldwide annual revenue for the prior fiscal year, whichever is higher. We have already incurred certain expenses in establishing and maintaining our compliance with the obligations imposed by the GDPR and we may be required to so incur additional expenses in the future, potentially making significant changes in our business operations, which may adversely affect our revenue and our business overall. Additionally, because there have been very few GDPR actions enforced against companies to date, we are unable to predict how they will be applied to us or our partners or customers. A regulator may determine that we have not complied with GDPR and subject us to fines and public censure, which could harm our reputation, business and financial condition.

The implementation of the GDPR has led certain other jurisdictions to either amend, or propose legislation to amend their existing data privacy and cybersecurity laws to resemble all or a portion of the requirements of the GDPR (e.g., for purposes of having an adequate level of data protection to facilitate data transfers from the EU) or enact new laws to do the same. Accordingly, regulatory obligations such as the ones we face in the EU will likely also apply to other jurisdictions outside the EU that adopt laws similar in construction to the GDPR or regulatory frameworks of equivalent complexity. For example, in January 2020, the California Consumer Privacy Act of 2018 (the “CCPA”) came into force. The CCPA has been characterized as the first “GDPR-like” privacy statute to be enacted in the United States because it contains a number of provisions similar to certain provisions of the GDPR.

Evolving and changing definitions of personal data and personal information within the European Union, the United States, Canada, and elsewhere, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business, including limiting technology alliance partnerships that may involve the sharing of data. Even the perception of privacy concerns, whether or not valid, may harm our reputation, inhibit adoption of our products by current and future customers, or adversely impact our ability to attract and retain workforce talent. In addition, changes in laws or regulations that adversely affect the use of the internet, including laws impacting net neutrality, could impact our business. Our customers use our service to transmit, receive and store certain identifying information regarding their computing devices in various jurisdictions, including, in some instances, location information. Our products and monitoring systems are developed to ensure that forensic components or tools that enable personal information to be obtained from host computers are not resident in the products during normal use, and are only implemented and used by our trained and authorized experts in the case of emergency or with our customer’s explicit consent. Certain of this information may be considered to be personally identifiable information. For example, location information may be obtained as part of normal use, and we instruct and rely on our customers to obtain the required notices and consents for such geolocation tracking. If a customer fails to give the required notice or obtain the consent required by law, we may not be aware of the breach and the customer, and potentially also we, could be in violation of applicable privacy laws.

We also expect that existing laws, regulations and standards may be interpreted in new manners in the future. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations, could require us to modify our solutions, restrict our business operations and impair our ability to maintain and grow our customer base and increase our revenue. The costs of compliance with, and other burdens imposed by, such evolving laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our service and reduce overall demand for it. These costs and outcomes could negatively affect our business, results of operations and financial condition.

If we do not effectively manage our future growth, including by effectively expanding and training new employees, our business and results of operations will be negatively affected.

We have remained focused on sales growth. This has resulted, at times, in increasing headcount and operational costs to generate and support this growing customer base, which has placed, and will continue to place, to the extent that we are able to sustain such growth, significant strain on our management, administrative, operational and financial infrastructure. We anticipate that further growth will be required to address increases in the customer base, further development of our products and expansion into new geographic areas, amongst other areas of our business and operations. Further growth will require us to continue to hire, train and manage new employees as needed. If new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating new employees, or if we are not successful in retaining existing employees, our business may be harmed. In addition, we may look to expand our engineering and sales teams in an attempt to increase sales growth. Such sales growth may not match or exceed the increase in operating costs associated with hiring, training, managing and integrating of such employees, which could harm our business, results of operations and financial condition.

Our efforts to market and sell our products to larger enterprise customers will result in greater costs and may not be successful.

As we continue to direct more sales efforts at larger enterprise customers, we could face greater costs, less favourable commercial and contract terms and conditions, greater due diligence and technical scrutiny, longer sales cycles, less predictability in completing some sales and greater fluctuation in sales and cash flow in quarters where these large deals conclude. In this market segment, the customer’s decision to use our service or products may be an enterprise-wide decision and, if so, these types of sales may require us to provide increased product discounts, additional global support and professional services, increased service level availability, greater levels of education and training regarding the use and benefits of the service, as well as education regarding privacy and data protection laws and regulations to prospective customers with international operations. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions. If we are not successful in selling to larger enterprise customers and incur additional costs in these marketing and selling efforts, our business, results of operations and financial condition could be harmed.

If we are not able to maintain and enhance our brand and our reputation as a provider of high-efficacy security solutions, our business, results of operations and financial condition may be harmed.

We believe that developing and maintaining awareness of our proprietary corporate and product brands in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers. Further, we believe in the increased importance of brand recognition as competition in our market intensifies. Successful promotion of our brands will depend largely on the effectiveness of our marketing and communications efforts and on our ability to provide reliable secure and useful services at competitive prices. If we fail to successfully promote, maintain, and protect our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain existing customers to the extent necessary to realize a sufficient return on brand-building efforts, which would harm our business, results of operations and financial condition. In addition, any negative publicity about us, including about the efficacy and reliability of our technologies, our product offerings, our professional services and the partners or customers we work with, even if inaccurate, could negatively affect our reputation and brand.

Our business may be impacted by the cyclical and seasonal nature of PC and other device purchases by our customers, which may result in fluctuation of our results of operations.

Our business may be impacted from time to time by the general cyclical and seasonal nature of personal computer and other device purchases by corporate, education and governmental entities. For instance, in the education sector, greater technology purchases tend to occur in the fourth quarter of our financial year, in line with school-year-end purchasing cycles. Other factors which may create cyclical fluctuations include the development and adoption of new operating system software, the expiry of leases on devices or the introduction of newer or more advanced devices, legal and regulatory requirements, and the timing of contract renewals between our partners and their own customers. Since some of our revenue from particular products and services are tied to the volume of shipments being processed, adverse fluctuations in the volume of global shipments may adversely affect our revenues. There can be no assurance that declines in shipment volumes in the United States or internationally will not have a material adverse effect on our business.

Competitive pricing pressure may reduce our gross profits and negatively affect our financial results.

If we are unable to maintain our current customer pricing due to competitive pressures or other factors, our margins will be reduced and our gross profits, business, results of operations, and financial condition would be harmed. The subscription prices for our products and services may decline for a variety of reasons, including competitive pricing pressures, discounts, anticipation of the introduction of new solutions by our competitors, or promotional programs offered by us or our competitors. Competitors with more diverse product and service offerings may reduce the price of products or subscriptions that compete with ours or may bundle them with other products and subscriptions, which could result in downward pressure on our customer pricing and reduce our gross profits.

We face intense competition and could lose market share to our competitors, which could negatively affect our business, financial condition, and results of operations.

It is possible that new competitors will enter the markets we operate in. Several potential competitors (including PC OEMs) are marketing or have announced the development of products and related patents that could be in direct competition with us. In addition, as we develop new products and services, we may begin competing against companies with whom we did not previously compete. Many of these competitors have greater financial, technical, marketing, sales and other resources, greater name recognition, longer operating histories and a larger base of customers than we do. They may be able to devote greater resources to the development, promotion and sale of services than we can and they may offer lower pricing than we do. Further, they may have greater resources for research and development of new technologies, the provision of customer support and the pursuit of acquisitions, or they may have other financial, technical or other resource advantages. Our larger competitors may have substantially broader and more diverse product and services offerings as well as routes to market, which allows them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our solutions. Further, many competitors that specialize in providing protection from a single type of security threat may be able to deliver these targeted security products to the market quicker than we can or may convince organizations that these limited products meet their needs. Even if there is significant demand for cloud-based security solutions like ours, if our competitors include functionality that is, or is perceived to be, equivalent to or better than ours in legacy products that are already generally accepted as necessary components of an organization’s IT security architecture, we may have difficulty increasing the market penetration of our products. Furthermore, even if the functionality offered by other security and device management solutions providers is different and more limited than the functionality of our platform, organizations may elect to accept such limited functionality in lieu of adding products from additional vendors like us. Further, conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors or continuing market consolidation. Accordingly, competition could have a material adverse effect on our business, financial condition and results of operations.

Our future sales growth and success depends in part on our continued research and development efforts.

We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain and develop our solutions and maintain and enhance our competitive position. We recognize the costs associated with these research and development investments earlier than the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business, financial condition and results of operations may be materially and adversely affected.

We rely on third-party hosting facilities and our own facilities to host and operate our service, and any disruption of or interference with our use of these facilities may negatively affect our ability to maintain the performance and reliability of our products, which could cause our business to suffer.

We currently serve our customers from facilities that include third-party hosting facilities located on the west coast of both Canada and the United States and certain cloud service providers. Damage to, or failure of, our and our vendors’ systems generally could result in interruptions in our service. Interruptions in our service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable. In addition, pandemics or other public health crises, acts of terrorism, and other political and economic unrest could cause disruptions in our and our vendors’ service reliability and in the economy.

As part of our current disaster recovery arrangements, redundant hardware is deployed where possible in all production customer environments. Production data is backed up onto encrypted media and taken offsite. The recovery procedures and encryption keys are held remotely by our employees, so that the systems can be restored in the event of a site-wide disaster. Despite these arrangements, there can be no assurance that they will prevent disruptions or interference of our service and operations. Other than contractual assurances and agreed to controls, we do not control the operation of any of these facilities and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, pandemics or other public health crises, telecommunications failures and other events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the delivery of our products and our services, which would negatively impact our business, results of operations and financial condition.

The success of our business depends in part on our ability to develop, protect and enforce our intellectual property rights.

Our revenue, cost of revenue, and expenses may suffer if we cannot continue to protect our intellectual property rights, or if third parties assert that we violated their intellectual property rights. We rely upon patent, copyright, trademark and trade secret laws in the United States and Canada and similar laws in other countries, and agreements with employees, customers, suppliers and other parties, to establish and maintain intellectual property rights in, amongst other items, our Persistence technology platform. The industry in which we compete may include new or existing entrants that own, or claim to own, intellectual property, and we have received, and may receive in the future, assertions and claims from third parties that our products infringe on their patents or other intellectual property rights. Litigation has been and in the future may continue to be necessary to determine the scope, enforceability and validity of third-party proprietary rights or to establish our proprietary rights. Any of our direct or indirect intellectual property rights could be challenged, invalidated or circumvented, or such intellectual property rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly or delayed product redesign efforts, discontinuance of certain product offerings or other competitive harm. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of Canada or the United States. Therefore, in certain jurisdictions we may be unable to protect our proprietary technology adequately against unauthorized third-party copying or use, which could adversely affect our competitive position. Third parties also may claim that we or our customers or partners that we indemnify are infringing upon their intellectual property rights. These claims can be time consuming and costly to defend and divert management’s attention and resources away from the business.

In addition, our research and development activities and commercial success depend in part upon our ability to develop new or improved technologies and products and to successfully obtain patent or other proprietary or statutory protection for these technologies and products in Canada, the United States and other countries. We seek to patent concepts, components, protocols and other inventions that are considered to have commercial value or that will likely yield a technological advantage. We own rights to patented and patent pending technologies in the United States, Canada and other countries. We may not be able to develop new technology that is patentable, new patents may not be issued in connection with our pending applications, allowed claims may not be sufficient to protect our new technology, and patents may not be obtained by us in every jurisdiction where our products are sold. Furthermore, any current or future issued patents could be challenged, invalidated or circumvented and may not provide proprietary protection or a competitive advantage. New entrants to the field may have been issued patents, and may have filed patent applications or may obtain additional patents and proprietary rights, for technologies similar to those that we have made or may make in the future. Since publication or public awareness of new technologies often lags behind actual discoveries, we cannot be absolutely certain that we were the first to develop the technology covered by our pending patent applications or that we were the first to file patent applications for the technology. In addition, the disclosure in our new patent applications, particularly in respect of the utility of our claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, there can be no assurance that our new patent applications will result in enforceable patents, nor can the breadth of allowed claims in our patents, and their enforceability, be predicted. Even if our patents are held to be enforceable, others may be able to design around these patents or develop products similar to our products that are not within the scope of these patents.

Claims by others that we infringe their proprietary technology or other intellectual property rights could result in significant costs and substantially harm our business, financial condition, results of operations, and prospects.

Claims by others that we infringe their proprietary technology or other intellectual property rights could harm our business. A number of companies in our industry hold a large number of patents and also protect their copyright, trade secret and other intellectual property rights, and companies in the networking and security industry frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. As we face increasing competition and grow, the possibility of intellectual property rights claims against us also grows. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel have divulged proprietary or other confidential information to us. From time to time, third parties may in the future assert claims of infringement of intellectual property rights against us.

Third parties may in the future also assert claims against our customers or PC OEM partners. As the number of products and competitors in the security and IT operations market increases and overlaps occur, claims of infringement, misappropriation, and other violations of intellectual property rights may increase. In addition, future litigation may involve non-practicing entities, companies or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract our management from our business and could require us to cease use of such intellectual property.

Additionally, our insurance may not cover intellectual property rights infringement claims that may be made. In the event that we fail to successfully defend ourselves against an infringement claim, a successful claimant could secure a judgment or otherwise require payment of legal fees, settlement payments, ongoing royalties or other costs or damages; or we may agree to a settlement that prevents us from offering certain services or features; or we may be required to obtain a license, which may not be available on reasonable terms, or at all, to use the relevant technology. If we are prevented from using certain technology or intellectual property, we may be required to develop alternative, non-infringing technology, which could require significant time, during which we could be unable to continue to offer our affected services or features, effort and expense and may ultimately not be successful.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be negatively affected. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing technology, which could require significant time, during which we could be unable to continue to offer our affected products, subscriptions or services, effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from making, using or distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.

Some of our technology incorporates “open source” software, which could negatively affect our ability to sell our products and subject us to possible litigation.

Certain of our products and subscriptions contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products and subscriptions. The use and distribution of open source software may entail greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Many of the risks associated with use of open source software cannot be eliminated and could negatively affect our business. In addition, the wide availability of source code used in our solutions could expose us to security vulnerabilities.

Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public, including authorizing further modification and redistribution, or otherwise be limited in the licensing of our services, each of which could provide an advantage to our competitors or other entrants to the market, create security vulnerabilities in our solutions, require us to re-engineer all or a portion of our technologies, and could reduce or eliminate the value of our services. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for us.

The terms of many open source licenses have not been interpreted by U.S. and Canadian courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on our ability to commercialize products and subscriptions incorporating such software. Moreover, we cannot assure you that our processes for controlling our use of open source software in our products and subscriptions will be effective. From time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation. Litigation could be costly for us to defend, have a negative effect on our results of operations and financial condition or require us to devote additional research and development resources to change our solutions. Responding to any infringement or noncompliance claim by an open source vendor, regardless of its validity, discovering certain open source software code in our technologies and products, or a finding that we have breached the terms of an open source software license, could harm our business, results of operations and financial condition.

We license technology from third parties, and our inability to maintain those licenses could harm our business.

We currently incorporate, and will in the future incorporate, technology that we license from third parties into our solutions. We cannot be certain that our licensors do not or will not infringe on the intellectual property rights of third parties or that our licensors have or will have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our products. Some of our agreements with our licensors may be terminated by them for convenience, or otherwise provide for a limited term. If we are unable to continue to license technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue our license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell solutions and services containing that technology would be limited, and our business could be harmed. Additionally, if we are unable to license technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner or at all, and may require us to use alternative technology of lower quality or performance standards. This could limit or delay our ability to offer new or competitive solutions and increase our costs. As a result, our margins, market share, and results of operations could be harmed.

We may incur losses associated with foreign currency fluctuations.

Our reporting and functional currency is the United States dollar. However, a significant portion of operating expenses is denominated in Canadian dollars. As a result, we are exposed to fluctuations in the Canadian dollar exchange rate for which we have not entered into foreign exchange hedges. Currency markets by their nature are volatile and have seen increased volatility recently due to the COVID-19 pandemic. A significant appreciation of the Canadian dollar relative to the U.S. dollar could materially impact our profitability. In addition, we will be exposed to greater foreign exchange risk from other countries as our operations, and our operating expenses, expand in foreign jurisdictions.

If we are unable to attract and retain qualified personnel, our business could be harmed.

Our future performance depends in part upon attracting and retaining key technical, sales and management personnel, including a suitably qualified new Chief Financial Officer. There can be no assurance that we can retain these personnel and continue to recruit required talent quickly enough and with the skills required to enable us to execute on our business plans. Effective and thorough succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. The loss of any key employee, or the inability of a key employee to work for a prolonged period of time (for example, as a result of the illness of a key employee or the inability of a key employee to work due to government restrictions), could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of our initiatives and our results of operations.

Competition for people with the specific skills that we require is significant in the industry in which we operate and in the Vancouver, B.C., Austin, Texas, Silicon Valley in California, Denver and Boulder region in Colorado and Ho Chi Minh City, Vietnam areas where we have a substantial presence and require highly skilled personnel and, as a result, we may face difficulties in attracting, retaining and motivating employees. In addition, periodic changes to the organizational structure, geographic focus and concentration and compensation plans for our sales organization may be disruptive and may impact our sales cycle or alter the average cost of revenue. The inability to obtain key employees or the loss of the services of our key employees and related severance or termination payments could have a material adverse effect on our business, operating results and financial condition.

In addition, we believe that our corporate culture fosters innovation, creativity, and teamwork. As our organization grows and evolves, we may need to implement more complex organizational management structures or adapt our corporate culture and work environments to ever-changing circumstances, such as during times of a natural disaster or pandemic (including COVID-19), and these changes could impact our ability to compete effectively or have an adverse impact on our corporate culture.

We may become involved in litigation or dispute resolution that may negatively affect us.

From time to time, we may be subject to litigation or dispute resolution relating to various types of claims, including claims (for damages or otherwise) related to undetected errors or malfunctions of our services and products, data breaches, intellectual property violation, commercial or contract disputes, employment matters, or under applicable securities laws. A product liability or securities class action claim, in particular, could seriously harm our business because of the costs of defending the lawsuit, diversion of employees’ time and attention and potential damage to our reputation. Further, our services and products are complex and often implemented by our customers to interact with third-party technology. Claims may be made against us for damages properly attributable to those third-party technologies, regardless of our lack of responsibility for any failure resulting in a loss. As a result, we could be required to pay substantial amounts of damages in settlement or upon the determination of any of these types of claims and incur damage to our business and reputation. The likelihood of such claims and the amount of damages we may be required to pay may increase as our customers increasingly use our services and products. Our insurance may not cover potential claims, or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

Our international operations and plans for future international expansion expose us to significant risks, and failure to manage those risks could adversely impact our business.

We intend to continue to pursue and commit resources to growth opportunities beyond North America which could result in international sales accounting for an increasing portion of our consolidated revenues. Outside of North America, we maintain offices in Vietnam and the United Kingdom and personnel in these and other countries. We may not be aware of all the factors that may affect its business in foreign jurisdictions. We will be subject to a number of risks associated with international business activities that may increase liability or costs, lengthen sales cycles and/or product development cycles or require significant management attention. International operations carry certain risks and associated costs, such as: the complexities and expense of administering a business abroad; complications in compliance with, and unexpected changes in legal and regulatory restrictions or requirements; foreign laws, international import and export legislation; trading and investment policies; economic and political instability; foreign currency fluctuations; exchange controls; increased nationalism and protectionism; tariffs and other trade barriers; difficulties in collecting accounts receivable; potential adverse tax consequences; uncertainties of laws and enforcement relating to intellectual property and privacy rights; unauthorized copying of software; difficulty in managing a geographically dispersed workforce in compliance with diverse local laws and customs; potential governmental expropriation (especially in countries with undemocratic/authoritarian ruling parties); and other factors depending upon the country involved. There can be no assurance that we will not experience these risks in the future. If foreign operations expand to the point where they account for a significant portion of our consolidated revenues, the presence of such risks could have a material adverse effect on our business, operating results and financial condition.

Future acquisitions, strategic investments, partnerships, or alliances could be difficult to identify and integrate, divert the attention of key management personnel, disrupt our business, dilute stockholder value and adversely affect our results of operations and financial condition.

We expect to continue to evaluate possible acquisitions of, or strategic investments in, businesses, products or technologies that could be complementary to our business. Any integration process will require significant time and resources and we may not be able to manage the process successfully. If our customers are uncertain about our ability to operate on a combined basis, they could delay or cancel orders for our products. We may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. The areas where we may face risks include:

•	difficulties in integrating the operations, technologies, products and/or personnel of any companies we acquire into our operations;

•	potential disruption of our ongoing business and diversion of management’s attention from normal daily operations of the business;

•	insufficient revenues to offset increased expenses associated with acquisitions;

•	potential for third party intellectual property infringement claims against any companies we acquire;

•	failure to successfully further develop acquired technology, resulting in the impairment of amounts capitalized as intangible assets;

•	impairment of relationships with customers and partners of any companies we acquire or in which we invest, or with our customers and partners, as a result of the integration of acquired operations;

•	impairment of relationships with employees of any acquired companies or our existing employees as a result of integration of new management personnel;

•	impact of known potential, or unknown, liabilities associated with any companies we acquire;

•	failure to adequately understand and mitigate the risks of new product lines and services; and

•	in the case of foreign acquisitions, uncertainty regarding foreign laws and regulations and difficulty integrating operations and systems as a result of cultural, systems and operational differences.

Our failure to be successful in addressing these risks or other problems encountered in connection with our past or future acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions, incur unanticipated liabilities and adversely affect our business, operating results or financial condition, or result in significant or material control weaknesses.

Future acquisitions or dispositions could also result in dilutive issuances of our Common Shares, a decrease in our cash and cash equivalents and short-term investments, the incurrence of additional expense related to compliance, the incurrence of indebtedness with restrictive and affirmative covenants, including to fund the purchase price of any acquisition, contingent liabilities or amortization of expenses, or write-offs of goodwill, any of which could harm our financial condition and negatively impact our operating results.

Because we recognize revenue from subscriptions to our cloud services ratably over the term of the Billings, downturns or upturns in new business will not be immediately reflected in our results of operations.

We generally recognize revenue from customer subscriptions to our cloud services ratably over the term of the Billings. As a result, most of the revenue that we report in each quarter results from the recognition of deferred revenue relating to Billings entered into during previous periods. Consequently, a decline in new or renewal subscriptions in any one quarter will not necessarily be fully reflected in the revenue in that quarter but will negatively affect revenue in future quarters. In addition, we may be unable to adjust our cost structure to reflect the changes in Billings. Accordingly, the effect of significant downturns in sales and market acceptance of our services or products may not be fully reflected in our results of operations until future periods. We may also be unable to timely reduce our cost structure in line with a significant deterioration in sales or renewals that would adversely affect our results of operations and financial condition.

Most of our Billings are conducted on a resale basis. As a result, large or unexpected amounts of product returns could negatively impact our Billings and future revenue.

Most Billings are conducted via channel partners who purchase from us in order to resell to their customers. While our services are provided directly to the end user customer, the orders, which include ship dates, customer name, product, pricing and volume, come in various forms from the reseller partner (sales reports, purchase orders, shipping reports, royalty reports, etc.). We ship the software, commence the subscription term and invoice the reseller (and receive payment from the reseller) based on receipt of, or ship dates contained in, these forms of evidence of the end customer purchase, and report this as a billing for the applicable period. Accordingly, we rely upon the reseller partner to have sufficiently concluded the sales process with the end user customer to ensure that the order is valid and the risk of returns is kept to a minimum. It is possible that a reseller may order from us and subsequently return the product in accordance with generally accepted industry practices. In such cases, if a sale had been reported in a prior period, it would have to be subsequently reversed, impacting future Billings and revenue performance.

We may be subject to audits by tax authorities in the various jurisdictions in which we operate as well as the effects of tax reform, any of which may negatively affect our business, results of operations and financial condition.

Significant judgment is required in determining our provision for income taxes. Various internal and external factors may have favourable or unfavourable effects on our future provision for income taxes, income taxes payable and/or effective income tax rate. These factors include, but are not limited to: changes in tax laws, regulations and/or rates; results of audits by tax authorities; changing interpretations of existing tax laws or regulations; changes in estimates of prior years’ items; future levels of research and development spending; changes in the overall mix of income among the different jurisdictions in which we operate; and changes in overall levels of income before taxes. To the extent that the taxation authorities do not agree with our tax positions, we may not be able to realize all or a portion of the tax benefits recognized. Furthermore, new accounting pronouncements or new interpretations of existing accounting pronouncements can have a material impact on our effective income tax rate.

We file income tax returns and pay income taxes in jurisdictions where we believe we are subject to tax. In jurisdictions in which we do not believe we are subject to tax and therefore do not file income tax returns, we can provide no certainty that tax authorities in those jurisdictions will not subject one or more tax years (since our inception or of our subsidiaries) to examination. Tax examinations are often complex as tax authorities may disagree with the treatment of items reported by us, the result of which could have a material adverse effect on our financial condition and results of operations.

In addition, in response to significant market volatility and disruptions to business operations resulting from the COVID-19 pandemic, legislatures and taxing authorities in many jurisdictions in which we operate may propose changes to their tax rules. These changes could include modifications that have temporary effect, and more permanent changes. The impact of these potential new rules on us, our long-term tax planning, and our tax effective tax rate could be material.

Our business is subject to the risks of product liability and that product defects, from real or perceived defects in our solutions or their misuse by our customers or third parties, potentially expose us to substantial liability.

We may be subject to claims related to product liability and consumer protection legislation, particularly in the United States. The limitation of liability provisions in the standard terms and conditions in our license agreements may not fully or effectively protect us from claims as a result of applicable laws or unfavourable judicial decisions in the United States or other countries. The sale and support of our products also entails the risk of product liability claims. Although we may be indemnified by our third-party manufacturers for product liability claims arising out of manufacturing defects or inadvertent activation by manufacturers of our Absolute agent on endpoint devices, because we control the design of our products, we may not be indemnified for product liability claims arising out of design defects. We maintain insurance to protect against, amongst other matters, certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources, and harm our reputation.

If we are unable to enforce and protect our non-patent proprietary rights, including trade secrets, our business could be harmed.

In addition to patents, we rely on, among other things, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights in Canada, the United States and other countries. As a result, it is possible that the following may occur: some or all of the confidentiality agreements entered into by us with our employees, consultants, business partners, customers, potential customers and other third parties will not be honoured; third parties will independently develop equivalent technology or misappropriate our technology and/or designs; disputes will arise with our strategic partners, customers or others concerning the ownership of intellectual property; there may occur an unauthorized disclosure of source code, know-how or trade secrets; or contractual provisions may not be enforced in foreign jurisdictions. There can be no assurance that we will be successful in protecting our proprietary rights in Canada, the United States and other countries.

Certain of our market opportunity estimates and growth forecasts included in this Prospectus Supplement, including in the documents incorporated herein by reference, could prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect our business.

This Prospectus Supplement, including the documents incorporated herein by reference, includes certain estimates of the addressable market for our products and solutions. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this Prospectus Supplement (including the documents incorporated by reference herein), relating to the size and expected growth of our device and application opportunities and/or target markets may prove to be inaccurate. In particular, our estimates regarding our current and projected market opportunity are difficult to predict. In addition, our internal estimates of the addressable market for endpoint security solutions reflect the opportunity available from all participants and potential participants in the market and we cannot predict with precision our ability to address this demand or the extent of market adoption of our solution. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates and growth forecasted in this Prospectus Supplement, our business could fail to grow at similar rates, if at all. Accordingly, the forecasts of market growth included in this Prospectus Supplement should not be taken as indicative of our future growth.

Risks Related to this Offering and Ownership of Our Common Shares

An investment in the Offered Shares may result in the loss of an investor’s entire investment.

An investment in the Offered Shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in our Common Shares.

The market price of our Common Shares may be volatile, and you could lose all or part of your investment.

The trading price of our Common Shares has in the past been subject to wide fluctuations and may also be subject to fluctuation in the future. The COVID-19 pandemic has resulted in significant volatility in global equity markets, including to the price of our Common Shares, in recent months. This may make it more difficult for investors to resell our Common Shares when they want at prices that they find attractive. Fluctuations in our Common Share price may be caused by events unrelated to our operating performance and beyond our control. Factors that may contribute to fluctuations include, but are not limited to:

•	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

•	changes in recommendations or financial estimates by industry or investment analysts, or failure of industry or financial analysts to maintain coverage of us;

•	actual or anticipated changes or fluctuations in our results of operations;

•	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships or capital commitments;

•	rumors and market speculation involving us or other companies in our industry;

•	changes in our executive management team or the composition of our Board of Directors;

•	fluctuations in the share prices of other companies in the technology and emerging growth sectors;

•	general market conditions, for instance, as recently affected by the COVID-19 pandemic;

•	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of competitors;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	shareholder activism and related publicity;

•	foreign exchange rates; and

•	other risk factors as set out in this Prospectus Supplement and in the documents incorporated by reference into this Prospectus Supplement.

If the market price of our Common Shares drops significantly, shareholders could institute securities class action lawsuits against us, regardless of the merits of such claims. Such a lawsuit could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business. This could harm our business, results of operations and financial condition.

You will experience immediate and substantial dilution.

Since the Offering Price is substantially higher than the net tangible book value per share of our Common Shares, you will suffer substantial dilution in the net tangible book value of the Offered Shares you purchase in this Offering. Based on our public offering of                 Offered Shares at the Offering Price per Offered Share, after deducting the Underwriting Commission and the estimated expenses payable by us in connection with the Offering, and based on a net tangible book value of our Common Shares as of June 30, 2020, as adjusted to give effect to this Offering, if you purchase Offered Shares in this Offering, you will experience immediate dilution of US$                 per share. The exercise of outstanding stock options and the settlement of outstanding restricted share units and performance share units could result in further dilution of your investment.

Subsequent offerings will result in dilution to our shareholders.

We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, acquisitions or other projects. We cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, and possibly substantial dilution, to securityholders.

Our Board of Directors has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, our shareholders. Such additional issuances may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares.

There is no guarantee that an active trading market for our Common Shares will be maintained on the TSX and/or the NASDAQ. Investors may not be able to sell their Common Shares quickly or at the latest market price if the trading in our Common Shares is not active.

Our Common Shares are currently listed on the TSX, but are not listed on any U.S. stock exchange or quoted on any U.S. quotation system. Accordingly, prior to this Offering, there has been no public market in the United States for our Common Shares. The initial U.S. public offering price for our Common Shares may bear no relationship to the price at which our Common Shares will trade upon and following the completion of this Offering. Our shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. Although we have applied to have our Common Shares approved for quotation on the NASDAQ, an active trading market for our shares may never develop or be sustained in the United States following this offering. There can be no assurance that there will be sufficient liquidity of our Common Shares on the trading market, and that we will continue to meet the listing requirements of the TSX, the NASDAQ or any other public listing exchange. The lack of an active market may impair your ability to sell your Common Shares at the time you wish to sell them or at a price that you consider reasonable.

Future issuances of equity securities by us or sales by our existing shareholders may cause the price of our Common Shares to fall.

The market price of our Common Shares could decline as a result of issuances of securities or sales by our existing shareholders in the market, including by our directors, executive officers and significant shareholders, or the perception that these sales could occur. Sales of our Common Shares by shareholders might also make it more difficult for us to sell Common Shares at a time and price that we deem appropriate. We also expect to issue Common Shares in the future. Future issuances of Common Shares, or the perception that such issuances are likely to occur, could affect the prevailing trading prices of the Common Shares.

Subject to certain exceptions, we and each of our directors and executive officers have agreed not to offer, sell or agree to sell, directly or indirectly, any Common Shares without the permission of the Needham & Company, LLC and Canaccord Genuity LLC (the “Lead Underwriters”), on behalf of the underwriters, for a period of 90 days following the closing date. See “Underwriting.” When the lock-up period expires, we and our directors and executive officers will be able to sell our Common Shares in the public market. In addition, the Lead Underwriters may, in their sole discretion, release all or some portion of the Common Shares subject to lock-up agreements prior to the expiration of the lock-up period. Sales of a substantial number of such Common Shares upon expiration of the lock-up agreements, or the perception that such sales may occur, or early release of these agreements, could cause the market price of our Common Shares to fall or make it more difficult for you to sell your Common Shares at a time and price that you deem appropriate.

We will have broad discretion in the use of the net proceeds of this Offering and may not use them to effectively manage our business.

We will have broad discretion over the use of the net proceeds from this Offering. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. Investors may not agree with how we allocate or spend the proceeds from this Offering. We may pursue acquisitions, collaborations or other strategic transactions that do not result in an increase in the market value of the Common Shares and may result in losses.

We may not continue paying dividends at historical rates or at all in the future.

While we have historically declared and paid dividends on our Common Shares on a quarterly basis, future dividends will be declared and paid at the discretion of our Board of Directors, and there can be no assurance that we will continue declaring and paying dividends at historical rates or at all. As a result, the return on an investment in our Common Shares would depend upon any future appreciation in value, if any, and on a shareholder’s ability to sell Common Shares. The payment of future dividends, if any, will be reviewed periodically by our Board of Directors and will depend upon, among other things, conditions then existing including cash flow, the results of operations, financial condition, the need for funds to finance ongoing operations, and other relevant business considerations.

We or any of our non-U.S. subsidiaries may constitute “controlled foreign corporations” for U.S. federal income tax purposes, which could result in adverse tax consequences for certain of our U.S. shareholders.

U.S. Holders (as defined in “Certain U.S. Federal Income Taxation Considerations”) that own 10% or more of the vote or value of our Common Shares (such U.S. Holders, “10% Shareholders”) may suffer adverse tax consequences because our non-U.S. subsidiaries are expected to be characterized as a “controlled foreign corporation” (“CFC”) under Section 957(a) of the Internal Revenue Service Code of 1986, as amended (the “Code”).

A non-U.S. corporation is considered a CFC if more than 50 percent of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation, is owned, or is considered as owned by applying certain constructive ownership rules, by “U.S. shareholders” (or, U.S. persons who own stock representing 10% or more of the vote or 10% or more of the value on any day during the taxable year of such non-U.S. corporation). Certain U.S. shareholders of a CFC generally are required to include currently in gross income such shareholders’ share of the CFC’s “Subpart F income”, a portion of the CFC’s earnings to the extent the CFC holds certain U.S. property, and a portion of the CFC’s “global intangible low-taxed income” (as defined under Section 951A of the Code). Such U.S. shareholders are subject to current U.S. federal income tax with respect to such items, even if the CFC has not made an actual distribution to such shareholders. “Subpart F income” includes, among other things, certain passive income (such as income from dividends, interests, royalties, rents and annuities or gain from the sale of property that produces such types of income) and certain sales and services income arising in connection with transactions between the CFC and a person related to the CFC. “Global intangible low-taxed income” may include most of the remainder of a CFC’s income over a deemed return on its tangible assets.

As a result of certain changes in the U.S. tax law introduced by tax legislation enacted on December 22, 2017, entitled “an Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (the “Amendments”), we believe that our non-U.S. subsidiary is classified as a CFC in the current taxable year. For 10% Shareholders, this may result in adverse U.S. federal income tax consequences, such as current U.S. taxation of Subpart F income, of such 10% Shareholder’s share of our non-U.S. subsidiary’s earnings to the extent our non-U.S. subsidiary holds U.S. property, and taxation of amounts treated as global intangible low-taxed income under Section 951A of the Code with respect to such shareholder, and being subject to certain reporting requirements with the Internal Revenue Service (the “IRS”). Any such U.S. Holder who is an individual generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. corporation. If you are a 10% Shareholder, you should consult your own tax advisors regarding the U.S. tax consequences of acquiring, owning, or disposing our Common Shares and the impact of the Amendments, especially the changes to the rules relating to CFCs.

We may be a passive foreign investment company, which may result in adverse U.S. federal income tax consequences for U.S. Holders of Common Shares.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Our status as a PFIC may also depend on how quickly we use the cash proceeds from this Offering in our business. Based on the nature of our income and the value and composition of our assets, we do not believe we were a PFIC during the taxable year ended June 30, 2020. Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current or future taxable years. If we are characterized as a PFIC, our shareholders who are U.S. Holders may suffer adverse tax consequences, including the treatment of gains realized on the sale of our Common Shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our Common Shares by individuals who are U.S. Holders, and the addition of interest charges to the tax on such gains and certain distributions. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a Qualified Electing Fund (“QEF”) election, or, to a lesser extent, a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

You may be unable to enforce actions against us or certain of our directors and officers under U.S. federal securities laws.

As a corporation organized under the laws of British Columbia, Canada, it may be difficult to bring actions under U.S. federal securities law against us. Certain of our directors and officers reside principally in Canada. Because certain of our assets and the assets of these persons are located outside of the United States, it may not be possible for investors to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for investors to enforce against us or those persons not in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers named in this Prospectus Supplement.

We are an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make our Common Shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) June 30, 2026 (the last day of the fiscal year ending after the fifth anniversary of the date of the completion of the first sales of its common equity pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”)); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 (“Section 404”) of the Sarbanes-Oxley Act (2002), as amended (the “Sarbanes-Oxley Act”).

We may take advantage of some, but not all, of the available exemptions available to emerging growth companies. We cannot predict whether investors will find our Common Shares less attractive if we rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the price of our Common Shares may be more volatile.

We will incur increased costs as a result of operating as a public company in the United States and our management will be required to devote substantial time to new compliance initiatives.

As a U.S. public company, particularly if or when we are no longer an “emerging growth company” as defined under the JOBS Act we will incur significant legal, accounting and other expenses, in addition to those we currently incur as a Canadian public company, that we did not incur prior to being listed in the United States. In addition, the Sarbanes-Oxley Act, and rules implemented by the SEC and the NASDAQ impose various other requirements on public companies, and we will need to spend time and resources to ensure compliance with our reporting obligations in both Canada and the United States.

For example, pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, if or when we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, becoming a public company in the United States will increase legal and financial compliance as well as regulatory costs, such as additional NASDAQ fees, and will make some of our public company obligations more time consuming. We intend to invest resources to comply with evolving laws, regulations and standards in both Canada and the United States, and this investment may result in increased general and administrative expenses and increased diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with public company laws, regulations and standards in the United States are insufficient, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company in the United States and complying with applicable rules and regulations will make it more expensive for us to obtain sufficient levels of director and officer liability insurance coverage. This factor could also make it more difficult for us to attract and retain qualified executive officers and members of our Board of Directors.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We currently qualify as a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic issuers.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. federal securities laws and NASDAQ listing rules and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We plan to rely on this exemption in part. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic issuers that are subject to all U.S. corporate governance requirements.

Following the completion of the Offering, we may cease to qualify as a foreign private issuer. If we cease to qualify, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer beginning on July 1, 2021, which may increase our costs of being a public company in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, contain “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws. We caution readers regarding the forward-looking information and forward-looking statements found in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein.

Forward-looking statements normally contain words like “will”, “intend”, “anticipate”, “could”, “should”, “may”, “might”, “expect”, “estimate”, “forecast”, “plan”, “potential”, “project”, “assume”, “contemplate”, “believe”, “shall”, “scheduled” and similar terms. Such statements may constitute “forward-looking information” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Forward-looking statements may include, but are not limited to, information with respect to:

•	our preliminary estimates of financial results for the three months ending September 30, 2020;

•	our future plans, strategies, and objectives, including plans, strategies, and objectives arising out of the COVID-19 pandemic;

•

the impacts of the COVID-19 pandemic on our business, operations, prospects and financial results, including, without limitation, greater or continued remote working and/or distance learning and the effects of governmental lockdowns, restrictions, and/or new regulations on our operations and processes, business and financial results;

•	projected revenues, cash flows, expenses, margins, and profitability;

•	future trends, opportunities, challenges and growth in our industry, including as a result of the COVID-19 pandemic;

•	our ability to grow revenue by selling to new customers and increase subscriptions with existing customers;

•	our ability to renew customers’ subscriptions more efficiently and cost effectively;

•	our ability to maintain and enhance our competitive advantages within our industry and in certain markets;

•	our ability to remain compatible with existing and new PC and other device operating systems;

•	the maintenance and development of our PC OEM and other partner networks;

•	existing and new product functionality and suitability;

•	our product and research and development strategies and plans;

•	our privacy and data security controls;

•	the seasonality of our future revenues and expenses;

•	the future availability of working capital and any required additional financing;

•	future Common Share buybacks;

•	future dividend issuances or increases;

•	future fluctuations in applicable tax rates, foreign exchange rates and/or interest rates;

•	the future availability of tax credits;

•	the addition and retention of key personnel;

•	increases to brand awareness and market penetration;

•	future corporate asset, or technology acquisitions;

•	strategies respecting intellectual property protection and licensing;

•	potential future litigation or product liability;

•	our foreign operations;

•	changes and planned changes to accounting policies and standards and their respective impact on our financial reporting;

•	economic and market uncertainty; and

•	the continued effectiveness of our accounting policies and internal controls over financial reporting.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Forward-looking information is provided for the purpose of presenting information about management’s current expectations and plans relating to the future and allowing investors and others to get a better understanding of our anticipated financial position, results of operations and operating environment. Readers are cautioned that such information may not be appropriate for other purposes.

Forward-looking statements are not guarantees of future performance, actions or developments and are based on expectations, assumptions and other factors that management currently believes are relevant, reasonable and appropriate in the circumstances. The material expectations, assumptions, and other factors used in developing the forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein include or relate to the following, without limitation, that:

•

our actual results for the three months ending September 30, 2020 will be consistent with our historical quarterly results and the preliminary estimates presented elsewhere in this Prospectus Supplement;

•	our quarter-end financial closing and review procedures, including management’s and the audit committee’s review, will not result in large adjustments to our preliminary estimated financial results;

•	we will be able to successfully execute our plans, strategies and objectives;

•	we will be able to successfully manage the impacts of COVID-19 on our business, operations and financial results;

•	we will be able to successfully manage cash flow, operating expenses, interest expenses, capital expenditures and working capital and credit, liquidity and market risks;

•	we will be able to leverage our past, current and planned investments to support growth and/or increase profitability;

•

there will continue to be a trend toward greater or continued remote working and/or distance learning in the short, medium and/or long term and a resulting market shift in the demand for endpoint security tools and our solutions;

•	we will be able to grow revenue by selling to new customers and increasing subscriptions with existing customers at or above the rates currently anticipated;

•	we will be able to renew customers’ subscriptions more efficiently and cost effectively, including through our ServiceSource partnership;

•	we will maintain and enhance its competitive advantages within our industry and certain markets;

•	we will keep pace with or outpace the growth, direction, and technological advancement in our industry;

•	industry data and projections are accurate and reliable;

•	we will be able to adapt our technology to be compatible with changes to existing, and new, PC and other device operating systems;

•	we will be able to maintain and develop our PC OEM and other partner networks;

•	our current and future (if any) PC OEM partners will continue to provide embedded firmware and distribution and resale support;

•	we will be able to maintain or grow our sales to education customers;

•	our existing and new products will function as intended and will be suitable for the intended end users;

•	we will be able to design, develop and release new products, features and services and enhance our existing products and services;

•	we will be able to protect against the improper disclosure of data we process, store and/or manage;

•	our revenues will not become subject to increased seasonality;

•	future financing will be available to us on favourable terms if and when required;

•	we will be in a financial position to buy back some of our Common Shares and/or issue dividends in the future;

•	fluctuations in applicable tax rates, foreign exchange rates and interest rates will not have a material impact on us;

•	certain tax credits will remain or become available to us;

•	we will be able to attract and retain key personnel;

•	we will be successful in our brand awareness and other marketing initiatives;

•	we will be able to successfully integrate businesses, intellectual property, products, personnel and/or technologies that we may acquire (if any);

•	we will be able to maintain and enhance our intellectual property portfolio;

•	our protection of our intellectual property is and will be sufficient;

•	our technology does not and will not materially infringe third party intellectual property rights;

•	we will be able to obtain any necessary third-party licenses on favourable terms;

•	we will not become involved in material litigation;

•	we will not face any material unexpected costs related to product liability or warranties;

•	foreign jurisdictions will not impose unexpected risks;

•	economic and market conditions (including, without limitation, as affected by the COVID-19 pandemic) will not impose unexpected risks or challenges;

•	we will maintain or enhance our accounting policies and standards and internal controls over financial reporting; and

•	we will be able to recruit and hire a suitably qualified new Chief Financial Officer on the timeline currently intended.

Although our management believes that the forward-looking statements herein or incorporated herein by reference are reasonable, actual results could be substantially different due to the risks and uncertainties associated with and inherent to our business, including the following risks:

•	risks related to the COVID-19 pandemic and its impact on us;

•	that we may not be able to accurately predict our rate of growth and profitability;

•	that our estimates of market opportunity and market and revenue growth may be inaccurate or we may fail to grow at our estimated rates;

•	our dependence for sales on our PC OEMs partners and other distribution channels;

•	that we are heavily dependent on our ability to maintain our embedded firmware with our current PC OEM partners;

•	risks related to economic and political uncertainty;

•	that we may be unable to attract new customers, or that our existing customers may not renew or expand their existing commercial relationship with us;

•	that we may be unable to adapt our technology to be compatible with new operating systems;

•	that changing buying patterns in the education vertical may adversely impact our business;

•	that changing contracting or fiscal policies of government organization may adversely affect our business and operations;

•	risks relating to the evolving nature of the market for our products;

•	that our software services may contain errors, vulnerabilities or defects;

•	that we could suffer security breaches impacting the third-party data that we store and the other risks associated with data security and hacking;

•	that our reputation may be damaged, and our financial results negatively effected, if our internal networks, systems or data are perceived to have been compromised;

•	that customers may expose us to violations of applicable privacy laws if the customer does not comply with such laws;

•	that continued sales growth may cause operating challenges for us;

•	that our focus on larger enterprise customers could result in greater costs, less favourable commercial terms and other adverse impacts to us;

•	risks associated with any failure by us to successfully promote and protect our brands;

•	that our business may be impacted by business cycles;

•	risks associated with the competition we face within our industry;

•	that our research and development efforts may not be successful;

•	risks resulting from interruptions or delays from third-party hosting facilities;

•	that our business may suffer if we cannot continue to protect our intellectual property rights;

•	that we may be unable to obtain patent or other proprietary or statutory protection for new or improved technologies or products;

•	risks related to our technology incorporating “open source” software;

•	that we may be unable to maintain technology licenses from third-parties;

•	risks related to fluctuating foreign exchange rates;

•	that we are reliant on our key personnel;

•	that we may be subject to litigation or dispute resolution from time-to-time;

•	risks related to our foreign operations;

•	that we may be unable to successfully manage and integrate acquisitions (or may be unable to successfully complete dispositions) of companies, businesses, products or technologies;

•	risks related to our amortization of revenue over the term of our subscriptions;

•	risks related to our reliance for Billings from our reseller partners;

•	income tax related risks;

•	we may be subject to product liability claims;

•	risks related to our reliance on copyrights, trademarks, trade secrets and confidentiality procedures and similar contractual provisions;

•	that our estimates could prove to be inaccurate;

•	investors may lose their entire investment in the Offered Shares;

•	that the price of the Common Shares may be subject to wide fluctuations;

•	that investors will experience immediate and substantial dilution;

•	that investors will experience dilution upon subsequent offerings;

•	that an active trading market for the Common Shares is sustained;

•	that the price of our Common Shares may fall or fail to be sustained;

•	that we have discretion over the net proceeds from the Offering;

•	that we may decrease or not continue paying dividends;

•	that we, or our non-U.S. subsidiaries, may constitute CFCs for tax purposes;

•	that we may constitute a PFIC for tax purposes;

•	that the enforcement by investors of civil liabilities under the United States federal or state securities laws against us and our directors and officers may be difficult;

•	that the liquidity of the Common Shares may be limited;

•	that investors may experience dilution resulting from future Common Share issuances by us, including as a result of the exercise of outstanding stock options or the settlement of our share units;

•	that we will incur increased costs and obligations operating as a public company in the United States;

•	that there may be limited public information available to U.S. shareholders given our current status as a foreign private issuer; and

•	the risk factors described under “Risk Factors” in this Prospectus Supplement.

Additional material risks and uncertainties applicable to the forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein include, without limitation, unforeseen events, developments, or factors causing any of the aforesaid expectations, assumptions, and other factors ultimately being inaccurate or irrelevant. Many of these factors are beyond our control. All forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by these cautionary statements. The forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are made as at the date hereof or thereof, as applicable, and we undertake no obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws.

FINANCIAL INFORMATION

We are permitted under the MJDS adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus Supplement, the accompanying Shelf Prospectus, and the documents incorporated by reference herein and therein, in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Financial statements included or incorporated by reference herein and in the Shelf Prospectus have been prepared in accordance with IFRS and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of U.S. companies.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Except as otherwise noted in this Prospectus Supplement or in the 2020 Financials and the related 2020 MD&A, which are incorporated by reference into this Prospectus Supplement, the financial information contained in this Prospectus Supplement and in such documents incorporated by reference is expressed in U.S. dollars. Exchange rates between the U.S. dollar and the Canadian dollar are included below. Our consolidated financial statements are presented in U.S. dollars, which is our functional currency.

The high, low, average and closing rates for the U.S. dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2020	Three months ended June 30, 2019	Year ended June 30, 2020	Year ended June 30, 2019
	(expressed in Canadian dollars)
High:	1.4217	1.3527	1.4496	1.3642
Low:	1.3383	1.3087	1.2970	1.2803
Average:	1.3853	1.3377	1.3427	1.3237
Closing:	1.3628	1.3087	1.3628	1.3087

On October 23, 2020, the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3140.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of Common Shares in this Offering will be approximately $                 (or approximately $                 if the underwriters exercise the Over-Allotment Option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from Offering, together with existing cash, cash equivalents and short-term investments, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and/or for working capital requirements. We may also use a portion of the net proceeds for acquisitions or strategic investments in complementary businesses, services, products or technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

We cannot predict with certainty all of the particular uses for the proceeds of this Offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in applying the net proceeds of this Offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending their application, we intend to invest the net proceeds in short-term investments.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of June 30, 2020:

•	on an actual basis; and

•

on an as adjusted basis to give effect to issuance and sale of                 Common Shares by us in this Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information in conjunction with the 2020 Financials and the 2020 MD&A, each of which is incorporated by reference into this Prospectus Supplement.

	As of June 30, 2020
	Actual	As Adjusted
Cash, cash equivalents and short-term investments	$47,078	$

Shareholders’ deficiency:
Share capital (Common Shares, no par value—42,535,495 shares issued and outstanding, actual; shares issued and outstanding, as adjusted)	$81,890	$
Equity reserve	38,524
Treasury shares	(264)
Deficit	(163,212)

Total shareholders’ deficiency	(43,062)

Total capitalization	(43,062)

The outstanding share information in the table above is based on 42,535,495 Common Shares outstanding as of June 30, 2020, and excludes:

•	791,171 Common Shares issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of C$7.87 per share, under our 2000 Share Option Plan;

•	617,373 Common Shares issuable upon the vesting and redemption of performance share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,811,963 Common Shares issuable upon the vesting and redemption of restricted share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,533,753 additional Common Shares reserved for future issuance under our equity incentive plans; and

•	350,000 Common Shares reserved for future issuance under our Employee Share Ownership Plan as of June 30, 2020.

Subsequent to June 30, 2020, there have been no material changes in our consolidated share or debt capital, other than:

•	139,510 performance share units which were issued under our Performance and Restricted Share Unit Plan;

•	401,838 restricted share units which were issued under our Performance and Restricted Share Unit Plan;

•	30,508 Common Shares which were issued pursuant to our Employee Share Ownership Plan;

•	49,682 Common Shares which were issued upon the exercise of vested stock options; and

•	113,960 Common Shares which were issued upon the vesting and redemption of vested restricted share units.

BUSINESS

The following description about us is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus Supplement or the accompanying Shelf Prospectus. This description does not contain all of the information about us and our business that you should consider before investing in the Offered Shares. You should carefully read the entire Prospectus Supplement and the Shelf Prospectus, including the section entitled “Risk Factors” herein and therein, as well as the documents incorporated by reference into this Prospectus Supplement and the Shelf Prospectus, before making an investment decision.

Overview

We deliver a cloud-based service that supports the management and security of computing devices, applications, and data for a variety of organizations globally. Our differentiated technology is rooted in our patented Persistence technology, which is embedded in the endpoint devices by almost every major PC OEM. Enabling a permanent digital tether between the endpoint and the organization that distributed it, we provide IT and security personnel with connectivity, visibility, and control, whether a device is on or off the corporate network, and empower them with Self-Healing Endpoint security to ensure mission-critical applications remain healthy and deliver intended value. Our technology is embedded in over a half-billion endpoints and we currently serve more than 13,000 commercial customers with over 10.8 million activated licenses globally.

Solutions and Technology

Our Platform

Our cloud-based platform helps ensure the connectivity, visibility, and control of data and devices independent of the operating system, empowering devices to recover automatically to a secure operational state without user intervention. We believe our Endpoint Resilience® solutions are essential to support various other security controls and productivity tools from decay and vulnerabilities, and to help enable organizations to keep data, devices, and applications secure and their users productive.

Our platform also powers our Application Persistence™ technology, which enables measurement of the health, compliance, and state of decay of endpoint security controls and productivity tools (e.g. encryption, client management, anti-malware, collaboration, and virtual private network (“VPN”)) and their ability to react to attack, collision, and damage. Our Application Persistence ecosystem now includes approximately 40 independent applications. We believe organizations need tools that monitor when applications are in decay, disabled, out of compliance, misconfigured, or breached and that then automatically self-heal (i.e. reinstall and repair as needed) these mission-critical applications. In addition, IT and security teams can leverage our Application Persistence technology to combine security control applications that work best together for maximum capabilities, performance, and return on investment on security investments.

Technology Deployment Model

The foundation of our Endpoint Resilience solutions is the “undeletable” tether built into device firmware. Our patented Persistence technology is embedded into the firmware of endpoint devices at the point of manufacture by most of the world’s largest PC OEMs. Once activated, this technology provides a reliable, highly tamper-resistant, and constant connection between the device and our cloud-based monitoring center, even when the device is off the corporate network and beyond the reach of traditional IT management and security tools. We believe that our ability to establish this root of trust is a key differentiator as it enables a high degree of resilience for our software agent, as well as for other critical third-party software agents that leverage the self-healing capabilities of our Persistence technology. If the software agent is removed or disabled, an automatic reinstallation will occur, even if the firmware is overwritten or flashed, the device is reimaged, the hard drive is replaced, or if the device is restored to its factory settings.

We also license our Application Persistence technology within our partner ecosystem via custom integrations. Under this model, partners, such as PC OEMs and ISVs, license our technology in order to improve the resilience of their own endpoint agents.

Market Opportunity

Based on over a half-billion embedded endpoints, we believe that our market opportunity centers around two key themes: (1) the acceleration of attack vectors and data breaches that are impacting organizations of all types, sizes, industries, and geographies; and (2) the shift to remote work and distance learning and the growing information security challenges associated with managing and measuring the health and security of these programs. Even prior to the outbreak of COVID-19, organizations around the world were becoming more distributed as they increased workforce mobility, grew their number of connected devices, and added more workloads to these devices.

We believe that there will be a structural shift to increased remote work and distance learning which, in turn, we believe will expand and accelerate our market opportunity as organizations in various sectors increasingly focus on the need to establish and maintain an undeletable connection to their endpoints. We are positioned to deliver the Endpoint Resilience security solutions which we believe enterprise, government, and educational organizations will require.. By establishing an unbreakable tether to every device, we can deliver services required to support other security controls and productivity tools from bad actors, decay, and vulnerabilities, which enables organizations to keep data, devices, and applications secure and users productive. In addition, our real-time intelligence services benchmark against millions of active devices, amplifying our customers’ control, visibility into and ability to understand the health, compliance, and state of decay of endpoint security controls and productivity tools.

Global cyber security spending has exploded in the last decade and is expected to increase from $60 billion in 2012 to nearly $190 billion by 2023, of which we estimate $56 billion will be dedicated to endpoint security technology. As companies have invested more deeply in cyber security, the complexity has also grown. Based on our estimates and internal data, we believe that complexity and technology combinations are driving endpoint vulnerabilities, including: (1) the increasing number of agents piling up on devices, which we estimate could average 96 unique applications and 10 agents per device; (2) device operating system migrations resulting in fragmentation and stagnant patching practices, leading to an estimated 60% of breaching involving a vulnerability for which a patch was available; and (3) fragile security controls with varying rates of decay and collision, in which an estimated 41% are outdated or possess no anti-malware, 39% are not VPN compliant, 90% are two or more versions behind (based on Windows 10 devices) and 24% of drives are unencrypted,. We believe that the risk and complexity of remotely managing endpoints is at an all-time high and will require administrators to have an unbreakable connection to the endpoint.

Business Model

Our solutions are delivered in a SaaS business model, where customers access our service through the cloud-based Absolute console. Our solutions are offered in specific versions for the (i) enterprise and government, and (ii) education verticals. All versions are available in three editions: Visibility, Control, and Resilience, each of which provides a different subset of product features and functionality. We also offer a “Home and Office” edition of our service which is targeted towards consumers and home office professionals.

We service territories in most regions of the world through our remote sales force and through our partner network. Our products and customer support services are currently available in 10 languages. We have distribution agreements with PC OEMs and a number of distributors, resellers, and other partners located in North America, Europe, Africa, the Asia-Pacific region, and Latin America.

Business and Growth Strategy

We believe that the recent shift to increased remote work and distance learning will help fortify the demand for the security and management of computing devices, applications, and data. With a distributed workforce, we believe that organizations can no longer be solely reliant on network-based security – rather, they need to increase their focus on securing the actual endpoint devices. As a result, we see opportunity for further growth across North America and in other global regions in each of the enterprise, government, and education verticals.

We plan to continue releasing new capabilities and product offerings leveraging our distinctive technology and rich data platform. Our focus will be in high growth areas such as our global strategic accounts, growth in developing regions for our sales such as Europe, and our channel and partner programs. Our growth strategies and programs in the coming months may be tempered by the continued economic uncertainty resulting from the COVID-19 pandemic. See “Prospectus Supplement Summary—Impact of the COVID-19 Pandemic.

Our business and growth strategy are organized around four fundamental pillars:

•

Persistence – Our solution is an undeletable digital tether, based on our patented Persistence technology that is embedded into the firmware of endpoint devices. This technology can re-establish communication and control of a device, even when the device is off the corporate network and beyond the reach of traditional IT management and security tools.

•

Resilience – Our Absolute Resilience solutions provide the toolkit to automatically remedy and harden the endpoint against common fragility and decay in an increasingly complex and distributed environment. We are continuing to strengthen the capabilities of our Absolute Resilience solutions to solve the Dark Endpoint challenge (enterprise computing devices that are not connected to the corporate network or are missing critical IT management applications).

•

Intelligence – Due to our distinctive endpoint position and the significant volume of anonymous data points we gather from activated devices, we are able to deploy machine learning to analyze these data sets in order to deliver real-time insights to our customers around the health, performance, and compliance of their devices and software. We believe that we are well organized to accelerate the enhancement of our capabilities in this area that we believe will enable our customers to optimize the security and efficiency of their endpoint devices.

•

Education – Historically the education sector has had unique technology requirements. The recent rapid shift to learn-from-home environments has led to certain increases in technology funding and many schools procuring and mobilizing systems for students, teachers, and administrators – in essence, moving to more of an enterprise model. As a result, we see a growing role for us in this sector, which includes helping ensure the student has access to a secure device capable of accessing online curriculum, allowing administrators to understand where devices are and if they are being used for their intended purposes, and helping manage the reissuance of devices. Further, we believe the ongoing enhancements in our enterprise software products can support those education organizations as their requirements shift to more closely mirror those of a typical enterprise customer.

Routes to Market

We have several routes to market which are grounded in our “land and expand” strategy, where we seek to grow our presence within a customer’s IT and security environments over time.

PC OEMs

During the selling process, we typically co-engage with our PC OEM partners, often also in conjunction with value-added resellers and distribution partners. See “—Partner Ecosystem.” Commonly, a customer’s purchase of our solutions will be made in conjunction with the purchase of new endpoint devices from the PC OEM.

Orders are often placed from our end user customers to our partners, who then place orders directly with us. To drive demand, we operate a channel support team with responsibility for cultivating go-to-market initiatives with our channel partners and driving new customer acquisition campaigns. We currently generate approximately 75-80% of our total revenues in conjunction with our PC OEM partners.

Direct

Our direct sales force is responsible for solution-selling, targeting new customers, upselling and expanding within existing accounts, and relationship management with our end customers. Commonly, a customer’s initial purchase of our solutions will be made in conjunction with the purchase of new endpoint devices and will represent a small portion of the overall license opportunity within that customer’s environment. Many customer deployments expand over time, either as a result of customer purchases of incremental licenses on new device purchases or, alternatively, through the purchase of an enterprise or site license covering a majority or all devices in their environment. See “—Subscription Billings.”

Channel/MSPs

In addition to our strategic partnerships with PC OEMs, we are engaged with and sell through a variety of other indirect channel partners, including resellers, distributors, and MSPs around the world. These partners typically have direct relationships with existing and potential customers, offering opportunities for us to acquire new customers.

Partner Ecosystem

Our partner ecosystem is an essential component of our business strategy. Our key partners are PC OEMs who are both key collaborative technology partners and key distribution and reseller partners. We also have a robust and growing network of other partners such as distributors, resellers, MSPs and ISVs.

Our strong relationships with PC OEMs are foundational to our robust ecosystem. In part, we are able to leverage the sales organization of certain of those partners to market and resell our solutions. We are continually enhancing and expanding our PC OEM relationships from both the technology and go-to-market perspectives in order to drive value for them. Our PC OEM partners have adopted our Persistence technology as a standard and have embedded it in the firmware of their laptop, desktop, and/or tablet devices. This is an important collaboration for us, as the embedded support enhances the persistence (the ability to survive unauthorized or unintentional removal attempts) of our software, which is a key differentiator for us. Our Persistence technology is normally shipped in a dormant state with the device and is activated after the customer purchases our service and installs the Absolute software agent.

As of June 30, 2020, the following table lists PC OEMs who provide embedded support for our Persistence technology:

Aava Mobile (since 2015)	Microsoft (since 2014)
Acer (since 2009)	MPS Mayorista (since 2015)
ASUS (since 2009)	Mustek Systems (since 2015)
Daten (since 2014)	NCS Technologies, Inc. (since 2007)
Dell (since 2005)	Panasonic (since 2006)
Dynabook (since 2006)	PC Smart SA (since 2013)
Fujitsu (since 2006)	Pinnacle Africa (since 2015)
Fujitsu Client Computing Ltd. (since 2019)	Positivo Informatica SA (since 2014)
Getac (since 2008)	Prestigio (since 2015)
HP (since 2005)	Samsung (since 2011)
Inforlandia LDA (since 2013)	VAIO (since 2017)
Intel (Classmate Computer) (since 2009)	Zebra (since 2005)
Lenovo (since 2005)

Subscription Billings

We sell our solutions to end customers most often under a term license model in which customers acquire subscriptions to our cloud-based software services for a specified term, typically ranging from one to five years. The majority of these subscriptions are fully invoiced up-front for the entire licensed term and are non-refundable. We refer to our total invoiced sales in a period as our total Billings. During our fiscal 2020 year, the prepaid term of our Billings averaged approximately 19 months (based on the ratio of the total amount invoiced over the annualized contract value of the associated Billings).

We also offer enterprise and site license models, which provide customers with the option to license our software for multiple years on either a fully pre-paid basis or with an annual payment at the start of each contract year. The enterprise and site license models match the buying preferences of some of our customers and generally result in a positive impact to ARR compared to prepaid multi-year licenses.

From a financial reporting perspective, the amount we invoice is recorded at the foreign exchange rate in effect at the time of sale in deferred revenue on the statement of financial position and is recognized as revenue ratably over the contract term. Due to the fact that the majority of our Billings are for terms longer than one year, in general only 20-30% of total Billings reported for any given fiscal year are also recognized as revenue in the same fiscal year.

Seasonality

Given the annual budget approval process of many of our customers, we see seasonal patterns in our business. Our cash from operating activities is affected by the timing of our customer Billings, with cash collections in a particular quarter having a high correlation to Billings in the previous quarter. Historically, a higher concentration of Billings has occurred in the fourth quarter of each fiscal year. This has been primarily due to higher activity in the North American education sector during this quarter. The strength of this seasonal pattern in the future will be impacted by the shifting relative proportions of our sales into the enterprise, government, and education sectors.

Competition

The markets we serve are increasingly competitive and are characterized by continuous and rapid changes in technology, customer needs, and industry standards. However, we have historically experienced few direct competitors for our offerings, which we believe are unique in the IT and security markets. On occasion, we encounter companies that offer capabilities that overlap with certain subsets of our product portfolio, such as endpoint hardware and software inventory management, compliance reporting, and data discovery. However, our product offerings often complement these other companies’ offerings, by providing status reporting on their presence and activity on the endpoint and the ability to self-heal and repair many applications.

We believe our competitive position in the market is built upon our patented Persistence technology that is embedded into the firmware of leading PC OEMs’ devices, the off-network capabilities of our solutions, broad device coverage, extensive PC OEM go-to-market relationships, and strong patent portfolio.

Sales and Marketing

Our primary go-to-market strategies are to generate new sales opportunities including through our PC OEM partners and to retain and expand with our existing customers. See “—Partner Ecosystem.” In addition, we generate sales and facilitate renewals via our other distribution channels, such as resellers, distributors, MSPs, and integrators. In the third quarter of our fiscal 2020 year, we commenced a partnership with ServiceSource, a third-party outsourced sales renewal organization, and expect this initiative to help improve our renewal efficiency over time.

Our sales and marketing teams work closely with our channel partners to identify and close opportunities in an effort to expand our market penetration and opportunity pipeline. These teams’ responsibilities include strategic technology and sales program development with PC OEM partners and other software vendors, logistics management, training, event coordination, advertising and special promotions, and day-to-day in-field sales cycle management with end customers.

Our marketing team works cross-functionally to build demand and preference for our solutions, with the aims of appealing to new customers, retaining existing customers, and continuously developing brand awareness. In addition, our communications team is dedicated to generating awareness for and showcasing us across relevant business, trade, and financial media coverage and industry reports.

Product Development and Operations

Our success is a result of our continuous drive for innovation. We recognize that continually enhancing and expanding the capabilities of our core technology and services is essential for carrying out our business strategy and maintaining and expanding our competitive position. We invest substantial resources in research and development to enhance our platform, and develop new features and functionality. We maintain a regular release process to update and enhance our existing solutions.

We have assembled teams of developers, engineers, product managers, and other high-skilled staff to develop and execute on our product roadmap. These teams are primarily based in our Vancouver, Canada, Ho Chi Minh City, Vietnam, Iowa, U.S, and Colorado, U.S. offices. We also have teams of operational staff responsible for operating our cloud, data center, and hosted service infrastructure.

Customers

We have a diversified commercial customer base, with more than 13,000 enterprise and public sector customers and more than 10.8 million computing endpoints actively managed by our solutions. Our end customers include corporations, healthcare organizations, educational institutions, governmental agencies, and individual consumers. At June 30, 2020, our customers included over 200 of the Fortune 500, 13 of the world’s 50 largest banks by assets, over 30 national governments, and half of the 50 largest U.S. school districts by students or staff. We do not have economic dependence on any single end customer.

Our “Customer Experience” organization, including customer success, professional services, investigations, technical support, education, and customer programs, integrates our customer delivery functions under a common umbrella. These teams are responsible for curating our customer journey, capturing the voice of the customer, and creating programs to support a robust subscription base of engaged, loyal, and growing customers. These teams play key roles in the maintenance and development of our solutions and continued customer satisfaction.

Intellectual Property

We rely on a combination of patents, trademarks, copyright, trade secrets, confidentiality procedures, contractual provisions, and other measures to protect our proprietary information and technology. At June 30, 2020, we have a global portfolio of 140 issued patents and 29 patent applications in process. These patents cover a broad range of software and communication technologies and have varying expiry dates. We continue to develop and maintain our brand through copyright and trademarks. We have several trademarks in use in the U.S., Canada, and other jurisdictions worldwide. As we continue to innovate and expand beyond our current product offerings, we expect to continue to expand our portfolio of intellectual property (including patents and trademarks).

Facilities

At June 30, 2020, we had the following leased office spaces:

Location	Approximate Square Feet	Expiry Date
Vancouver, British Columbia, Canada	46,000	November 2021
Austin, Texas, U.S.	11,000	April 2026
San Jose, California, U.S.(1)	3,100	July 2022
Ankeny, Iowa, U.S.	2,900	July 2022
Broomfield, Colorado, U.S.	1,800	March 2021
Ho Chi Minh City, Vietnam	6,800	September 2022
Reading, England	3,700	May 2023

(1)

In October 2020, we entered into a new sublease for new office space in San Jose, California, U.S., to be effective as of January 1, 2021, which will increase our leased office space in San Jose to approximately 10,700 square feet and extend the expiry date to October 2025.

Employees

At June 30, 2020, we had a total of 499 employees (compared to 477 at June 30, 2019 and 495 at June 30, 2018), excluding independent contractors and temporary employees. None of our employees are represented by a labour union or subject to a collective bargaining agreement. We have never experienced a labour-related work stoppage.

At June 30, 2020, our 499 employees were comprised as follows:

Function	Number of Employees
Engineering and Product Management	218
Sales and Marketing	145
Customer Experience	63
General, Administration, and IT	58
Cloud Operations	15

Foreign Operations

We have historically derived the majority of our revenues from outside of Canada. The United States is currently both our largest market and source of revenue by geographic area. Europe and other international regions have also provided revenue growth, and we continue to strategically invest for revenue growth in certain emerging markets outside of North America. In addition, we maintain a considerable operation in Vietnam, which is primarily comprised of engineering and other technical staff.

Intercorporate Relationships

We have the following interests in certain affiliates and subsidiaries:

Subsidiary Name	Jurisdiction
Absolute Software, Inc.	Washington, U.S.
Absolute Software (2015) Inc.	British Columbia, Canada
Absolute Software EMEA Limited	United Kingdom
Absolute Software (Asia) Pte. Ltd.	Singapore
Absolute Software (Vietnam) Company Limited	Vietnam

Incorporation and Address

We incorporated on November 24, 1993 as a company under the Companies Act (British Columbia) and subsequently converted to a corporation under the Business Corporations Act (British Columbia) (the “BCBCA”). At our annual general meeting held on December 12, 2017, the shareholders approved the adoption of our current articles (the “Articles”), which are available electronically on SEDAR at www.sedar.com. Our head office is located at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8. Our registered office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated             , 2020 among us and the underwriters named in the table below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us on the closing date, the number of Common Shares set forth opposite its name below at a price of US$                per share, payable in cash to us against delivery.

Underwriter	Number of Common Shares
Needham & Company, LLC
Canaccord Genuity LLC
Canaccord Genuity Corp.
Raymond James & Associates, Inc.
Raymond James Ltd.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their legal counsel. The obligations of the underwriters under the underwriting agreement may be terminated at the discretion of the underwriters upon the occurrence of certain stated events, including “disaster out,” “market out,” “material adverse change out,” “material change or change in material fact out,” “litigation out” and “regulatory out” rights of termination. The underwriting agreement, however, provides that the underwriters are obligated to purchase all of the Common Shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Common Shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Common Shares, that you will be able to sell any of the Common Shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

Over-Allotment Option to Purchase Additional Common Shares

We have granted to the underwriters the Over-Allotment Option, exercisable in whole or in part in the sole discretion of the underwriters, until 12:00 p.m. (New York City time) on the date that is 30 days after the date of this Prospectus Supplement, to purchase up to an additional                  Over-Allotment Shares at the Offering Price to cover over-allotments, if any, and for market stabilization purposes. This Prospectus Supplement and the Shelf Prospectus also qualify the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares upon exercise of the Over-Allotment Option. Any purchaser who acquires Over-Allotment Shares forming part of the over-allotment position of the underwriters pursuant to the Over-Allotment Option acquires such securities under this Prospectus Supplement and the Shelf Prospectus, regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Offered Shares will be offered in all of the provinces and territories of Canada, except Québec, and in the United States pursuant to the MJDS, and subject to applicable law, certain jurisdictions outside of Canada and the United States through the underwriters either directly or through their respective broker-dealer affiliates or agents, as applicable, in accordance with the underwriting agreement. Needham & Company, LLC, Canaccord Genuity LLC and Raymond James & Associates, Inc. are not registered as dealers in any Canadian jurisdiction and accordingly, will not, directly or indirectly, solicit offers to purchase, sell or distribute Offered Shares in Canada and are acting as underwriter to us only in respect of the offer, sale and distribution of the Offered Shares in the United States.

The Offering Price was determined by arm’s length negotiations between us and the underwriters. Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriters, and certain of their related parties, insofar as any losses, claims, damages, liabilities, costs and expenses caused by or arising directly or indirectly by reason of the transactions contemplated in the underwriting agreement, provided however that we shall not be required to indemnify any such person for any losses, claims, damages, liabilities, costs or expenses which have resulted from fraud, fraudulent misrepresentation, wilful misconduct or gross negligence.

Commissions and Discounts

The underwriters have advised us that they propose to offer the Common Shares to the public at the Offering Price set forth on the cover page of this Prospectus Supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of US$                per common share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of US$                per common share to certain brokers and dealers. After the offering, the concession and reallowance to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this Prospectus Supplement. The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this Offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	US$	US$	US$	US$
Underwriting discounts and commissions paid by us	US$	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$	US$

Pursuant to the terms of the Underwriting Agreement, we have agreed to pay the underwriting discounts and commission (                % of the gross proceeds of the Offering) in consideration for the services rendered in connection with the Offering. We have agreed to reimburse the Underwriters for reasonable fees and expenses, including legal and certain out-of-pocket expenses incurred in connection with the Offering. We estimate expenses payable by us in connection with the Offering, other than the underwriting discounts and commissions referred to above, will be approximately US$                .

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

•

otherwise dispose of any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this Prospectus Supplement.

This restriction terminates after the close of trading of the Common Shares on and including the 90th day after the date of this Prospectus Supplement.

Needham & Company, LLC and Canaccord Genuity LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Price Stabilization, Short Positions and Penalty Bids

The underwriters propose to offer the Common Shares initially at the Offering Price. After the underwriters have made a reasonable effort to sell all the Offered Shares at such price, the initially stated Offering Price may be decreased, and further changed from time to time by the underwriters to an amount not greater than the initially stated Offering Price. In the event the Offering Price of the Common Shares is reduced, the compensation received by the underwriters will be decreased by the amount that the aggregate price paid by the purchasers of the Common Shares is less than the gross proceeds paid by the underwriters us for the Common Shares. Any such reduction will not affect the proceeds received by us.

Until the distribution of the Common Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Shares. However, the representative may engage in transactions that stabilize the price of the Common Shares, such as bids or purchases to peg, fix or maintain that price.

Pursuant to the rules and policy statements of certain Canadian securities regulators, the underwriters may not, at any time during the period ending on the date the selling process for the Common Shares ends and all stabilization arrangements relating to the Common Shares are terminated, bid for or purchase our securities for their own account or for accounts over which they exercise control or direction. The foregoing restrictions are subject to certain exceptions, including a bid for or purchase of our securities: (i) if the bid or purchase is made through the facilities of the TSX, in accordance with the Universal Market Integrity Rules of the Investment Industry Regulatory Organization of Canada; (ii) made for or on behalf of a client, other than certain prescribed clients, provided that the client’s order was not solicited by the underwriters, or if the client’s order was solicited, the solicitation occurred before the commencement of a prescribed restricted period; and (iii) to cover a short position entered into prior to the commencement of a prescribed restricted period.

In connection with the offering, the underwriters may purchase and sell our Common Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of Common Shares than they are required to purchase in the offering.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Common Shares described above. The underwriters may close out any covered short position by either exercising their Over-Allotment Option or purchasing Common Shares in the open market. In determining the source of Common Shares to close out the covered short position, the underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the Over-Allotment Option granted to them.

“Naked” short sales are sales in excess of such Over-Allotment Option. The underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Common Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result, the price of our Common Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ or the TSX, in the over-the-counter market or otherwise. The underwriters may engage in market stabilization or market balancing activities on the TSX where the bid for or purchase of our securities is for the purpose of maintaining a fair and orderly market in such securities, subject to price limitations applicable to such bids or purchases. Such transactions, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Shares. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Listing

Our Common Shares are currently listed and posted for trading on the TSX under the symbol “ABT.” We will apply to list the Offered Shares distributed hereunder on the TSX. Listing of the Offered Shares on the TSX will be subject to us fulfilling all relevant listing requirements of the TSX. We have applied to list our Common Shares on the NASDAQ under the symbol “ABST.” Listing of the Common Shares on the NASDAQ is subject to our fulfillment of all of the listing requirements of the NASDAQ. In connection with the listing of the Common Shares on the NASDAQ, we will apply to change our symbol on the TSX to “ABST” to align with our symbol on the NASDAQ. The change of our symbol on the TSX is subject to our fulfillment all of the relevant requirements of the TSX.

Other Relationships

The underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, we and Canaccord Genuity Corp., an affiliate of Canaccord Genuity LLC, were previously parties to an automatic share purchase plan, as amended, in respect of our normal course issuer bid that expired on September 30, 2020. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Copies of this Prospectus Supplement and the accompanying Shelf Prospectus in electronic format may be made available on the websites maintained by one or more of the Underwriters, in addition to being made available on SEDAR at www.sedar.com and the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The Underwriters may agree to allocate a number of Common Shares to underwriters for sale to their online brokerage account holders. The underwriters will allocate Common Shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, Common Shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Our authorized share capital consists of 100,000,000 Common Shares. As of June 30, 2020, we had 42,535,495 Common Shares issued and outstanding. In addition, as of June 30, 2020, there were:

•	791,171 Common Shares issuable upon the exercise of stock options outstanding as of June 30, 2020, with a weighted-average exercise price of C$7.87 per share, under our 2000 Share Option Plan;

•	617,373 Common Shares issuable upon the vesting and redemption of performance share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,811,963 Common Shares issuable upon the vesting and redemption of restricted share units outstanding as of June 30, 2020 under our Performance and Restricted Share Unit Plan;

•	1,533,753 additional Common Shares reserved for future issuance under our equity incentive plans; and

•	350,000 Common Shares reserved for future issuance under our Employee Share Ownership Plan as of June 30, 2020.

Subsequent to June 30, 2020, there have been no material changes in our consolidated share or debt capital, other than:

•	139,510 performance share units which were issued under our Performance and Restricted Share Unit Plan;

•	401,838 restricted share units which were issued under our Performance and Restricted Share Unit Plan;

•	30,508 Common Shares which were issued pursuant to our Employee Share Ownership Plan;

•	49,682 Common Shares which were issued upon the exercise of vested stock options; and

•	113,960 Common Shares which were issued upon the redemption of vested restricted share units.

Common Shares

All of our Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up and entitlement to any dividends declared by us. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of our liquidation, dissolution or winding-up, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by us of all of its liabilities, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to such assets. The holders of our Common Shares are entitled to receive any dividends declared by us in respect of the Common Shares. The Common Shares do not carry any pre-emptive, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the Articles.

Dividend Policy

We commenced paying dividends on our Common Shares in January 2013. We have paid the following quarterly dividends over the past three financial years:

Quarters	Dividend Paid (C$)
Q1-Q4 F2018	$0.08
Q1-Q4 F2019	$0.08
Q1-Q4 F2020	$0.08

On October 19, 2020, the Board of Directors declared a quarterly dividend of C$0.08 per common share to be paid on November 30, 2020 to our shareholders of record as of November 13, 2020.

The actual payment, timing and amount of dividends to be paid by us is determined by the Board of Directors on a quarterly basis. The Board of Directors makes these determinations after considering all relevant factors including cash flow, the results of operations, financial condition, the need for funds to finance ongoing operations and other relevant business considerations.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Blake, Cassels & Graydon LLP, counsel to the Company, and DLA Piper (Canada) LLP, counsel to the underwriters, the following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a holder who acquires Offered Shares as beneficial owner pursuant to this Prospectus Supplement and the Shelf Prospectus and who, at all relevant times, for the purposes of the Tax Act and the Regulations, deals at arm’s length with us and the underwriters, is not affiliated with us or the underwriters, and will acquire and hold such Offered Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. Offered Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Offered Shares or is deemed to hold or use the Offered Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purpose of the Tax Act) or a corporation that does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for the purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act; (e) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) that is exempt from tax under the Tax Act; or (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Offered Shares, as those terms are defined in the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Offered Shares.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Offered Shares.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder and no representations concerning the tax consequences to any particular Holder are made. The tax consequences of acquiring, holding and disposing of Offered Shares will vary according to the Holder’s particular circumstances. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Currency

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares must be determined in Canadian dollars. Any such amount that is expressed or denominated in a currency other than Canadian dollars must be converted into Canadian dollars using the relevant exchange rate determined in accordance with the Tax Act.

Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose Offered Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Offered Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends

Dividends received or deemed to be received on the Offered Shares will be included in computing a Resident Holder’s income. In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by us. There may be limitations on our ability to designate dividends as eligible dividends.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders, who are individuals, should consult their own tax advisors in this regard.

In the case of a Resident Holder that is a corporation, such dividends (including deemed dividends) received on the Offered Shares will be included in the Resident Holder’s income and will normally be deductible in computing such Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.

Disposition of Offered Shares

A Resident Holder who disposes of, or is deemed to have disposed of, an Offered Share (other than to us, unless purchased by the us in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Offered Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Offered Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a

Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Losses.”

Taxation of Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

Capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

A capital loss realized on the disposition or deemed disposition of an Offered Share by a Resident Holder that is a corporation may in, certain circumstances, be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Offered Share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Offered Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, Offered Shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an authorized foreign bank (as defined in the Tax Act). Such Non-Resident Holders should consult their own advisors.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of our voting stock. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures. Non-Resident Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable tax treaty or convention based on their particular circumstances.

Disposition of Offered Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Offered Shares, unless the Offered Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

Generally, as long as the Offered Shares are then listed on a designated stock exchange (which currently includes the TSX), the Offered Shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of our capital stock, and (b) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists).

An applicable income tax treaty or convention may apply to exempt a Non-Resident Holder from tax under the Tax Act in respect of a disposition of Offered Shares notwithstanding that such shares may constitute taxable Canadian property. In the case of a U.S. Holder, the Offered Shares of such U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Offered Shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If Offered Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “Residents of Canada – Disposition of Offered Shares” and “Residents of Canada – Taxation of Capital Gains and Losses” will generally apply.

Non-Resident Holders whose Offered Shares may be taxable Canadian property should consult their own advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of Common Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase Common Shares pursuant to this Offering and hold such Common Shares as capital assets. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons subject to Section 451(b) of the Code, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Common Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences relating to an investment in the Common Shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Common Shares.

Persons considering an investment in Common Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Common Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe we were a PFIC for the year ended June 30, 2020. Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Because we may hold a substantial amount of cash and cash equivalents following this Offering, and because the calculation of the value of our assets may be based in part on the value of Common Shares, which may fluctuate considerably, we may also be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

If we are a PFIC in any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Common Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Common Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Common Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Common Shares. If the election is made, the U.S. Holder will be deemed to sell the Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Common Shares if such U.S. Holder makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Common Shares will be marketable stock as long as they remain listed on the NASDAQ and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Common Shares held at the end of such taxable year over the adjusted tax basis of such Common Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Common Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Common Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. At this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Common Shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Common Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Common Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our Common Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ, as we intend the Common Shares to be. Therefore, subject to the discussion above under “— Passive Foreign Investment Company Consequences”, if the U.S. Treaty is applicable, or if the Common Shares are readily tradable on an established securities market in the United States, dividends paid on Common Shares will generally be “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of Common Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Common Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% Medicare tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of Common Shares. If you are a U.S. person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in Common Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in Common Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for Common Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of Common Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PRIOR SALES

The following tables summarize the details of the Common Shares and any securities convertible or exchangeable for Common Shares issued by us during the 12-month period prior to the date of this Prospectus Supplement.

Common Shares

Date of Issuance	Price per Common Share (C$)	Number of Common Shares	Reason for Issuance
July 12, 2019	$6.58	35,963	Employee Share Ownership Plan
January 13, 2020	$6.78	36,060	Employee Share Ownership Plan

Stock Options and Share Units

Date of Issuance	Security	Exercise Price or Market Price per Security (C$)	Number of Securities
August 16, 2019	Restricted Share Units	$7.82	62,500
August 16, 2019	Performance Share Units	$7.82	112,750
August 29, 2019	Restricted Share Units	$7.85	12,013	(1)
August 29, 2019	Performance Share Units	$7.85	2,992	(2)
September 16, 2019	Restricted Share Units	$7.79	570,824
September 16, 2019	Performance Share Units	$7.79	183,584
November 15, 2019	Restricted Share Units	$8.38	168,933
November 15, 2019	Performance Share Units	$8.38	102,626
November 29, 2019	Restricted Share Units	$8.38	16,423	(1)
November 29, 2019	Performance Share Units	$8.38	5,450	(2)
December 2, 2019	Performance Share Units	$8.40	552	(3)
February 6, 2020	Restricted Share Units	$10.04	234,905
February 6, 2020	Performance Share Units	$10.04	27,390
February 28, 2020	Restricted Share Units	$9.54	13,705	(1)
February 28, 2020	Performance Share Units	$9.54	4,937	(2)
March 2, 2020	Restricted Share Units	$9.67	33,148
May 14, 2020	Restricted Share Units	$12.00	165,491
May 29, 2020	Performance Share Units	$13.30	3,751	(2)
May 29, 2020	Restricted Share Units	$13.30	10,150	(1)
August 13, 2020	Restricted Share Units	$15.68	392,531
August 13, 2020	Performance Share Units	$15.68	136,334
August 31, 2020	Restricted Share Units	$16.00	9,307	(1)
August 31, 2020	Performance Share Units	$16.00	3,176	(2)

(1)	Dividend restricted share units credited to unvested and unredeemed restricted share units in accordance with the Performance and Restricted Share Unit Plan.
(2)	Dividend performance share units credited to unvested and unredeemed performance share units in accordance with the Performance and Restricted Share Unit Plan.
(3)	Additional dividend performance share units credited to a previous grant in connection with a performance factor adjustment.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “ABT.” In connection with this Offering, we have applied to change our symbol on the TSX to “ABST.” The following table sets forth, for the periods indicated, the high and low sale prices per Common Share and the total monthly trading volumes, as reported on the TSX, during the 12 months preceding the date of this Prospectus Supplement.

Month	High (C$)	Low (C$)	Volume
September 2019	8.01	7.46	1,821,782
October 2019	8.00	7.49	789,242
November 2019	8.55	7.76	594,492
December 2019	8.84	8.25	699,856
January 2020	9.69	8.68	591,630
February 2020	10.59	9.11	2,655,776
March 2020	9.85	6.70	1,795,876
April 2020	10.84	8.32	1,490,932
May 2020	14.31	10.25	4,438,531
June 2020	13.90	12.13	4,739,128
July 2020	16.23	13.83	3,130,842
August 2020	16.89	14.71	2,974,969
September 2020	16.85	13.05	5,922,449
October 2020 (through and including October 23, 2020)	18.53	15.80	5,724,376

On October 23, 2020, the last complete trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the TSX was C$16.00, or US$12.18 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of $1.00 = C$1.3140).

LEGAL MATTERS

Certain legal matters relating to the Offered Shares offered by this Prospectus Supplement will be passed upon for us by (i) Blake, Cassels & Graydon LLP with respect to matters of Canadian law and (ii) Cooley LLP with respect to matters of United States law. In addition, certain legal matters in connection with the Offering will be passed upon for the underwriters by (i) DLA Piper (Canada) LLP with respect to matters of Canadian law and (ii) DLA Piper LLP (US) with respect to matters of United States law. The partners, counsel and associates of each of Blake, Cassels & Graydon LLP and DLA Piper (Canada) LLP, respectively as a group, beneficially own directly and indirectly, less than 1% of the outstanding Common Shares.

EXPERTS

The financial statements incorporated by reference in this Prospectus Supplement have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Deloitte LLP, 939 Granville Street, Vancouver, BC V6Z 1L3. Deloitte is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia.

Our transfer agent and registrar for our Common Shares in Canada is AST Trust Company (Canada) at its principal offices at 1600-1066 W. Hastings Street, Vancouver, BC V6E 3X1, and American Stock Transfer & Trust Company, LLC at its principal offices in 6201 15th Avenue, Brooklyn, NY 11219 is our U.S. co-transfer agent.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for recession, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are incorporated under the BCBCA. Most of our directors and officers are residents of Canada or otherwise reside outside the United States, and certain of their and our assets may be located outside the United States. As such, it may be difficult for holders of securities who reside in the United States to effect service upon those directors and officers who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers under United States federal or state securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal or state securities laws.

We filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed C T Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court, arising out of or related to or concerning the offering of the Common Shares under this Prospectus Supplement.

ELIGIBILITY FOR INVESTMENT

In the opinion of Blake, Cassels & Graydon LLP, counsel to us, and DLA Piper (Canada) LLP, counsel to the underwriters, based on the current provisions of the Tax Act and the Regulations, the Offered Shares, if issued on the date hereof and listed on a “designated stock exchange” as defined in the Tax Act (which includes the TSX), would at that time be a “qualified investment” under the Tax Act and the Regulations for a trust governed by a “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “tax-free savings account” (“TFSA”), “registered education savings plan” (“RESP”), “deferred profit sharing plan” or “registered disability savings plan” (“RDSP”) (as those terms are defined in the Tax Act).

Notwithstanding that an Offered Share may be a qualified investment for a TFSA, RRSP, RRIF, RESP or RDSP (a “Registered Plan”), if the Offered Share is a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to a penalty tax as set out in the Tax Act. The Offered Shares will generally be a “prohibited investment” for a Registered Plan if the holder, annuitant or subscriber, as the case may be, does not deal at arm’s length with us for the purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in us. In addition, the Offered Shares will not be a “prohibited investment” if the Offered Shares are “excluded property” within the meaning of the Tax Act, for the Registered Plan.

Holders, annuitants and subscribers of Registered Plans should consult their own tax advisors with respect to whether Offered Shares would be a prohibited investment having regard to their particular circumstance.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of the Offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying Shelf Prospectus and reference should be made to the accompanying Shelf Prospectus for full particulars thereof.

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the securities commissions or similar authorities in each of the provinces and territories of Canada, except Québec, and with the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at, Suite 1400, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8 (Telephone 1-604-730-9851) or by accessing the disclosure documents through the Internet on SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through EDGAR, at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this Prospectus Supplement except as specifically set out herein.

The following documents, filed by us with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, except Québec, which have also been filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:

•	our annual information form for the financial year ended June 30, 2020, dated as at August 10, 2020 and filed on August 10, 2020;

•	our management’s discussion and analysis for the period ended June 30, 2020, dated as at August 10, 2020 and filed on August 10, 2020;

•

our consolidated financial statements for the fiscal years ended June 30, 2020 and 2019, comprised of the consolidated statements of financial position as at June 30, 2020 and 2019 and the consolidated statements of operations and comprehensive income, changes in shareholders’ deficiency and cash flows for the years then ended, and the notes thereto and the report of the independent auditor thereon, filed on August 10, 2020;

•	the management information circular dated November 12, 2019 with respect to the annual general meeting of our shareholders held on December 11, 2019, filed on November 18, 2019; and

•	our material change report dated October 20, 2020 regarding the appointment of Steven Gatoff as our new Chief Financial Officer, effective November 10, 2020.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by us with a securities commission or similar authority in any province or territory of Canada, other than Québec, subsequent to the date of this Prospectus Supplement and prior to the termination of this Offering, will be deemed to be incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus for the purposes of the Offering.

In addition, any document or information incorporated by reference into this Prospectus Supplement filed with, or furnished to, the SEC pursuant to the Exchange Act, after the filing of this Prospectus Supplement and prior to the termination of the Offering, will be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus Supplement and the Shelf Prospectus form a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this Prospectus Supplement or the accompanying Shelf Prospectus to the extent that a statement contained herein, in the accompanying Shelf Prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the accompanying Shelf Prospectus.

Any “template version” (as such term is defined in NI 41-101 General Prospectus Requirements) of any “marketing materials” (as such term is defined in NI 44-101 Short Form Prospectus Distributions) filed with the securities commission or similar authority in each of the provinces and territories of Canada, except Québec, including any amendments to, or an amended version of, any template version of marketing materials, after the date of this Prospectus Supplement and before the termination of the distribution of the securities offered pursuant to this Prospectus Supplement (together with the Shelf Prospectus) is deemed to be incorporated by reference in this Prospectus Supplement.

References to our website in any documents that are incorporated by reference into this Prospectus Supplement and the Shelf Prospectus do not incorporate by reference the information on such website into this Prospectus Supplement or the Shelf Prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus Supplement forms a part: (i) the documents listed under “Documents Incorporated by Reference” in this Prospectus Supplement; (ii) the form of the underwriting agreement; (iii) the consent of Deloitte LLP; (iv) the consent of Blakes, Cassels & Graydon LLP; and (v) the powers of attorney from our directors and officers, as applicable, pursuant to which amendments to the Registration Statement may be signed.

WHERE YOU CAN FIND MORE INFORMATION

Under the MJDS, we are permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act. You may read any document we file with or furnish to the SEC on EDGAR at the SEC’s website www.sec.gov.

We have filed the Registration Statement under the Securities Act with respect to the Offered Shares. This Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, which form a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. The Registration Statement can be found on EDGAR at the SEC’s website www.sec.gov.

We will provide, to each person to whom this Prospectus Supplement is delivered, without charge, upon request to our Corporate Secretary, at Suite 1400, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8 (Telephone 1-604-730-9851), copies of the documents incorporated by reference into this Prospectus Supplement and the Shelf Prospectus.

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, except Quebec, that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company, Suite 1400, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8 (Telephone 1-604-730-9851) and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 27, 2020

ABSOLUTE SOFTWARE CORPORATION

US$120,000,000

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Absolute Software Corporation (the “Company”, “Absolute”, “we” or “our”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$120,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “ABT”. On August 26, 2020, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSX was C$15.55. Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation. See “Risk Factors”.

Acquiring our securities may subject you to tax consequences in Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us.

In connection with any underwritten offering of securities, excluding an “at-the-market distribution” as defined in National Instrument 44-102—Shelf Distributions (an “ATM Distribution”), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an ATM Distribution undertaken pursuant to any prospectus supplement, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot or effect transactions which stabilize or maintain the market price of the securities offered. See “Plan of Distribution”.

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.

Daniel Ryan, Lynn Atchison, Gregory Monahan, Gerhard Watzinger and Christy Wyatt, each a director of the Company, reside outside of Canada and have appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada for service of process in Canada. See “Agent for Service of Process”.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus will form a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain US dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

This prospectus and the documents incorporated by reference herein include certain terms or performance measures that are not defined under International Financial Reporting Standards (“IFRS”), such as total annual recurring revenue (“Total ARR”), net annual recurring revenue retention (“Net ARR Retention”), annual recurring revenue from new customers (“ARR from New Customers”), adjusted operating expenses, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and billings. The Company believes that, in addition to conventional measures prepared in accordance with IFRS, certain investors use this information to evaluate the Company’s performance. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. These non-IFRS measures should be read in conjunction with the financial statements. For a description of the methodology used to calculate these non-IFRS measures, see the section entitled “Non-IFRS Measures” in the Company’s latest management’s discussion and analysis incorporated by reference herein.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Absolute” or the “Company”, refer to Absolute Software Corporation together, where context requires, with our subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions readers regarding forward-looking statements found in this prospectus (including the documents incorporated by reference herein).

Forward-looking statements normally contain words like “will”, “intend”, “anticipate”, “could”, “should”, “may”, “might”, “expect”, “estimate”, “forecast”, “plan”, “potential”, “project”, “assume”, “contemplate”, “believe”, “shall”, “scheduled” and similar terms and, within this prospectus (including the documents incorporated by reference herein), include, without limitation, any statements (express or implied) respecting:

•	Absolute’s future plans, strategies, and objectives, including plans, strategies, and objectives arising out of the COVID-19 pandemic;

•

the impacts of the COVID-19 pandemic on Absolute’s business, operations, prospects and financial results, including, without limitation, greater or continued remote working and/or distance learning and the effects of governmental lockdowns, restrictions, and new regulations on our operations and processes, business and financial results;

•	projected revenues, cash flows, expenses, margins, and profitability;

•	future trends, opportunities, challenges and growth in Absolute’s industry, including as a result of COVID-19;

•	Absolute’s ability to grow revenue by selling to new customers and increase subscriptions with existing customers;

•	Absolute’s ability to renew customers’ subscriptions more efficiently and cost effectively;

•	Absolute’s ability to maintain and enhance its competitive advantages within its industry and in certain markets;

•	Absolute’s ability to remain compatible with existing and new operating systems;

•	the maintenance and development of Absolute’s computer manufacturer (“PC OEM”) and other partner networks;

•	existing and new product functionality and suitability;

•	Absolute’s product and research and development strategies and plans;

•	Absolute’s privacy and data security controls;

•	the seasonality of future revenues and expenses;

•	the future availability of working capital and any required additional financing;

•	future Common Share buybacks;

•	future dividend issuances or increases;

•	future fluctuations in applicable tax rates, foreign exchange rates and/or interest rates;

•	the future availability of tax credits;

•	the addition and retention of key personnel;

•	increases to brand awareness and market penetration;

•	future corporate asset, or technology acquisitions;

•	strategies respecting intellectual property protection and licensing;

•	potential future litigation or product liability;

•	Absolute’s foreign operations;

•	changes and planned changes to accounting policies and standards and their respective impact on our financial reporting;

•	economic and market uncertainty; and

•	the continued effectiveness of our accounting policies and internal controls over financial reporting.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Forward-looking information is provided for the purpose of presenting information about management’s current expectations and plans relating to the future and allowing investors and others to get a better understanding of our anticipated financial position, results of operations and operating environment. Readers are cautioned that such information may not be appropriate for other purposes.

Forward-looking statements are not guarantees of future performance, actions or developments and are based on expectations, assumptions and other factors that management currently believes are relevant, reasonable and appropriate in the circumstances. The material expectations, assumptions, and other factors used in developing the forward-looking statements set out herein (and in the documents incorporated by reference herein) include or relate to the following, without limitation:

•	Absolute will be able to successfully execute its plans, strategies and objectives;

•	Absolute will be able to successfully manage the impacts of COVID-19 on its business, operations and financial results;

•	Absolute will be able to successfully manage cash flow, operating expenses, interest expenses, capital expenditures and working capital and credit, liquidity and market risks;

•	Absolute will be able to leverage its past, current and planned investments to support growth and/or increase profitability;

•

there will continue to be a trend toward greater or continued remote working and/or distance learning in the short, medium and/or long term and a resulting market shift in the demand for endpoint security tools and Absolute’s solutions;

•	Absolute will be able to grow revenue by selling to new customers and increasing subscriptions with existing customers at or above the rates currently anticipated;

•	Absolute will be able to renew customers’ subscriptions more efficiently and cost effectively, including through its ServiceSource partnership;

•	Absolute will maintain and enhance its competitive advantages within its industry and certain markets;

•	Absolute will keep pace with or outpace the growth, direction, and technological advancement in its industry;

•	industry data and projections are accurate and reliable;

•	Absolute will be able to adapt its technology to be compatible with changes to existing, and new, operating systems;

•	Absolute will be able to maintain and develop its PC OEM and other partner networks;

•	Absolute’s current and future (if any) PC OEM partners will continue to provide embedded firmware and distribution and resale support;

•	Absolute will be able to maintain or grow its sales to education customers;

•	Absolute’s existing and new products will function as intended and will be suitable for the intended end users;

•	Absolute will be able to design, develop and release new products, features and services and enhance its existing products and services;

•	Absolute will be able to protect against the improper disclosure of data it processes, stores and/or manages;

•	Absolute’s revenues will not become subject to increased seasonality;

•	future financing will be available to Absolute on favourable terms if and when required;

•	Absolute will be in a financial position to buy back some of its Common Shares and/or issue dividends in the future;

•	fluctuations in applicable tax rates, foreign exchange rates and interest rates will not have a material impact on Absolute;

•	certain tax credits will remain or become available to Absolute;

•	Absolute will be able to attract and retain key personnel;

•	Absolute will be successful in its brand awareness and other marketing initiatives;

•	Absolute will be able to successfully integrate businesses, intellectual property, products, personnel and/or technologies that it may acquire (if any);

•	Absolute will be able to maintain and enhance its intellectual property portfolio;

•	Absolute’s protection of its intellectual property will be sufficient;

•	Absolute’s technology does not and will not materially infringe third party intellectual property rights;

•	Absolute will be able to obtain any necessary third party licenses on favourable terms;

•	Absolute will not become involved in material litigation;

•	Absolute will not face any material unexpected costs related to product liability or warranties;

•	foreign jurisdictions will not impose unexpected risks;

•	economic and market conditions (including, without limitation, as affected by the COVID-19 pandemic) will not impose unexpected risks or challenges;

•	Absolute will maintain or enhance its accounting policies and standards and internal controls over financial reporting; and

•	Absolute will be able to recruit and hire a suitably qualified new Chief Financial Officer on the timeline currently intended.

Although management believes that the forward-looking statements herein or incorporated herein by reference are reasonable, actual results could be substantially different due to the risks and uncertainties associated with and inherent to Absolute’s business, including the following risks:

•	risks related to the COVID-19 pandemic and its impact on Absolute;

•	that Absolute may not be able to accurately predict its rate of growth and profitability;

•	Absolute’s dependence for sales on PC OEMs and other distribution channels;

•	that Absolute is heavily dependent on its ability to maintain its embedded firmware with its PC OEM partners;

•	risks related to economic and political uncertainty;

•	that Absolute may be unable to attract new customers, or that existing customers of Absolute may not renew or expand their existing commercial relationship with Absolute;

•	that Absolute may be unable to adapt its technology to be compatible with new operating systems;

•	that changing buying patterns in the education vertical may adversely impact Absolute’s business;

•	risks relating to the evolving nature of the market for Absolute’s products;

•	that Absolute’s software services may contain errors, vulnerabilities or defects;

•	that Absolute could suffer security breaches impacting the third party data that Absolute stores and the other risks associated with data security and hacking;

•	that customers may expose Absolute to violations of applicable privacy laws if the customer does not comply with such laws;

•	that continued sales growth may cause operating challenges for Absolute;

•	that Absolute’s focus on larger enterprise customers could result in greater costs, less favourable commercial terms and other adverse impacts to Absolute;

•	risks associated with any failure by Absolute to successfully promote and protect its brands;

•	that Absolute’s business may be impacted by business cycles;

•	risks associated with the competition Absolute faces within its industry;

•	that Absolute’s research and development efforts may not be successful;

•	risks resulting from interruptions or delays from third-party hosting facilities;

•	that Absolute’s business may suffer if it cannot continue to protect its intellectual property rights;

•	that Absolute may be unable to obtain patent or other proprietary or statutory protection for new or improved technologies or products;

•	risks related to fluctuating foreign exchange rates;

•	that Absolute is reliant on its key personnel;

•	that Absolute may be subject to litigation or dispute resolution from time-to-time;

•	risks related to Absolute’s foreign operations;

•	that Absolute may be unable to successfully manage and integrate acquisitions (or may be unable to successfully complete dispositions) of companies, businesses, products or technologies;

•	risks related to Absolute’s amortization of revenue over the term of its subscriptions;

•	risks related to Absolute’s reliance for billings from its reseller partners;

•	income tax related risks;

•	Absolute may be subject to product liability claims;

•	risks related to Absolute’s reliance on copyrights, trademarks, trade secrets, confidentiality procedures and similar contractual provisions;

•	that the price of the Common Shares may be subject to wide fluctuations;

•	that Absolute has discretion over the net proceeds from any offering of its securities;

•	that investors may experience dilution resulting from the exercise of outstanding stock options or the settlement of share units of Absolute;

•	that the liquidity of the Common Shares may be limited;

•	that there is no public market for debt securities, warrants, subscription receipts, share purchase contracts or units;

•	risks related to issuances by Absolute of unsecured debt securities;

•	that prevailing interest rates will impact the market price or value of any debt securities issued by Absolute;

•	that fluctuations in foreign currency markets may have an adverse effect on the value of debt securities issued by Absolute; and

•	the risk factors described under the heading “Risk Factors” in this prospectus.

Additional material risks and uncertainties applicable to the forward-looking statements herein include, without limitation, unforeseen events, developments, or factors causing any of the aforesaid expectations, assumptions, and other factors ultimately being inaccurate or irrelevant. Many of these factors are beyond the control of Absolute. All forward-looking statements included in this prospectus and the documents incorporated herein by reference are expressly qualified in their entirety by these cautionary statements. The forward-looking statements contained in this prospectus or the documents incorporated by reference herein are made as at the date hereof or thereof and Absolute undertakes no obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company, at Suite 1400, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8 (Telephone 1-604-730-9851) or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this short form base shelf prospectus:

•	our annual information form for the financial year ended June 30, 2020, dated as at August 10, 2020 and filed on August 10, 2020;

•	our management’s discussion and analysis for the period ended June 30, 2020, dated as at August 10, 2020 and filed on August 10, 2020;

•

our consolidated financial statements for the financial years ended June 30, 2020 and 2019 comprised of the consolidated statements of financial position as at June 30, 2020 and 2019 and the consolidated statements of operations and comprehensive income, cash flows and changes in shareholders’ deficiency for the years then ended, and the notes thereto and the report of the independent auditor thereon, filed on August 10, 2020;

•	the management information circular dated November 12, 2019 with respect to the annual general meeting of our shareholders held on December 11, 2019, filed on November 18, 2019.

Any documents of the type described in Section 11.1 of Form 44-101F1—Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101- Short Form Prospectus Distributions) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Except as otherwise noted in our financial statements and the related management’s discussion and analysis that are incorporated by reference into this prospectus, the financial information contained in such documents is expressed in US dollars. Exchange rates between US dollars and the Canadian dollar are included below.

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2020	Three months ended June 30, 2019	Year ended June 30, 2020	Year ended June 30, 2019
	(expressed in Canadian dollars)
High:	1.4217	1.3527	1.4496	1.3642
Low:	1.3383	1.3087	1.2970	1.2803
Average:	1.3853	1.3377	1.3427	1.3237
Closing:	1.3628	1.3087	1.3628	1.3087

On August 26, 2020, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3155.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors”, as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on November 24, 1993 as a company under the Companies Act (British Columbia) and subsequently converted to a corporation under the Business Corporations Act (British Columbia) (the “BCBCA”). At the Company’s annual general meeting held on December 12, 2017, the shareholders approved the adoption of the current Articles of the Company, which are available electronically on SEDAR at www.sedar.com. The Company’s head office is located at Suite 1400, Four Bentall Centre, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1K8. The Company’s registered office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3.

Summary Description of the Business

Absolute® delivers a cloud-based service that supports the management and security of computing devices, applications and data for a variety of organizations globally. Our technology is rooted in our patented Persistence® technology, which is embedded in the firmware of laptop, desktop and tablet devices by the majority of the world’s largest PC OEMs. Enabling a digital tether between the endpoint and the organization that distributed it, Absolute aims to provide IT and security personnel with connectivity, visibility and control, whether a device is on or off the corporate network, and empower them with Self-Healing Endpoint® security in order to ensure mission-critical applications remain healthy and deliver intended value. Our technology is embedded in over a half-billion endpoints and we currently serve more than 13,000 commercial customers with over 9 million activated licenses globally.

Intercorporate Relationships

The Company has the following material direct or indirectly wholly-owned subsidiaries:

Subsidiary Name	Jurisdiction
Absolute Software, Inc.	Washington, U.S.A.
Absolute Software (2015) Inc.	British Columbia, Canada
Absolute Software EMEA Limited	United Kingdom
Absolute Software (Asia) Pte. Ltd.	Singapore
Absolute Software (Vietnam) Company Limited	Vietnam

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our annual financial statements, and the related notes, and accompanying management’s discussion and analysis. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Risks Related to the Company and its Business

COVID-19 Impacts

The continuing global health, social, political and economic implications of the COVID-19 pandemic are highly unpredictable and could have significant impacts on our business, operations, future financial performance, and the market price of the Common Shares. As a result of the scale of the pandemic and the speed at which the global community has been impacted, our current and future financial performance, including our quarterly and annual revenue growth rates and expenses as a percentage of our revenues, may differ significantly from our historical performance, and our future operating results may fall below expectations. The impacts of the pandemic on our business, operations, and future financial performance could include, but are not limited to:

•

A significant decline in revenue as customer spending slows due to an economic downturn and/or as customer demand otherwise decreases. This decline in revenue could persist through and beyond a recessionary period.

•

Adverse impacts to our growth rates, cash flows, and margins—particularly if expenses do not decrease across our business at the same pace as revenue declines. Many of our expenses are less variable in nature and may not correlate to changes in revenues, such as depreciation and other costs associated with our hosting operations and office facilities, customer support, and other infrastructure maintenance costs. As such, we may not be able to decrease them significantly in the short-term, or we may choose not to significantly reduce them in an effort to remain focused on our long-term outlook and opportunities.

•

Major disruptions to the respective businesses of the Company’s principal PC OEM and other partners which could have a material impact on the Company’s business, operations, prospects and revenues, and accordingly the Company’s financial position.

•

Significant supply chain constraints such that we cannot procure the servers and other technology infrastructure needed to deliver our services to our customers. Supply chain constraints could also affect our ability to sell via our PC OEM and other partners in conjunction with their hardware sales. Increased pricing of these components could also affect infrastructure costs to deliver our services.

•

The COVID-19 pandemic has caused organizations globally to rapidly and broadly shift to remote working, which has resulted in certain inherent productivity, connectivity, and oversight challenges. Continued and/or new governmental lockdowns, restrictions, or regulations arising from the COVID-19 pandemic which restrict the movement of people in the jurisdictions in which we operate could significantly impact the ability of our employees, partners, customers, and vendors to work productively. Governmental restrictions have been globally inconsistent and it is not clear if and when a return to worksite locations or travel will be permitted or for how long or what restrictions will be in place in these jurisdictions at any given time. The extent and/or duration of ongoing workforce restrictions and limitations could impact our ability to enhance, develop, and support existing products and services, hold sales, marketing, and employee events, and generate new sales leads, among others. In addition, the changed environment under which we are operating could have an impact on our internal controls over financial reporting as well as our ability to meet a number of our compliance requirements in a timely manner.

•

Ongoing significant foreign exchange volatility which could materially impact our revenues that are denominated in foreign currencies and our ability to hedge our foreign exchange exposure. Additionally, volatility in debt and equity markets could affect the values of our debt and equity holdings and the realized gains or losses on the disposition of those holdings.

Ability to Predict Rate of Growth and Profitability

Absolute focuses on four key performance metrics: revenue, Adjusted EBITDA, the change in Total ARR (resulting from Net ARR Retention and ARR from New Customers) and cash from operating activities. Due to, among other things, the evolving software-as-a-service business model and the unpredictability of our emerging and competitive category of information security products, Absolute may not be able to accurately forecast the rate of adoption of its services and hence its revenue growth and profitability. Absolute bases its current and future expense levels and its investment plans on estimates of future revenue growth. Absolute may not be able to adjust its spending quickly enough if the rate of new or renewed subscriptions falls short of its expectations. In addition, the significant competition we face in the sales of our products and services and general economic and business conditions (including foreign exchange rates) can put pressure on us to change our prices. If our competitors offer deep discounts on certain products or services or develop products that the marketplace considers more valuable, we may need to lower our prices or offer other favorable terms in order to compete successfully. Any such changes may reduce margins and could adversely affect operating results. Also, Absolute’s operating results may fluctuate significantly on a quarterly basis. In addition, we expect that COVID-19 and its effects on the global economy and on our current and prospective customers could impact our revenue growth rate. Accordingly, period-to-period comparisons of our operating results may not necessarily be a meaningful indicator of future performance.

Dependence on PC OEMs and Distribution Channels

Absolute’s Persistence technology and product and sales strategies are heavily dependent on its ability to maintain its embedded basic input/output system/unified extensible firmware interface and firmware positions with its PC OEM partners. In addition, Absolute generates a substantial portion of its revenue through PC OEM channels and other distribution partners. Our solutions (including our Persistence technology) may compete with other solutions developed and/or marketed by a PC OEM or other distribution partner or otherwise lose favour with these partners. Our PC OEM and other distribution partners may also cease or reduce marketing our solutions with limited or no notice and with little or no penalty. New PC OEM and distribution partners require extensive training and may take several months or more to achieve productivity. If any of our PC OEM partners elect to not embed, or reduce the prevalence of, our Persistence technology or favour competing products, Absolute may have to change its product strategies, which could have a material adverse effect on Absolute’s business, operating results and financial condition. In addition, if any of our PC OEM or other distribution partners cease or reduce marketing our solutions and/or experience reductions in sales of our solutions and/or we fail to manage these important sales and distribution channels effectively, Absolute may have to change its sales strategies, which could have a material adverse effect on Absolute’s business, operating results and financial condition.

Economic and Political Uncertainty

Current and future global economic, political and social conditions remain volatile and uncertain, especially due to the COVID-19 pandemic. As a result, it is difficult to estimate the level of growth or contraction for the global economy as a whole. It is even more difficult to estimate economic growth or contraction in various sectors and regions, including the markets in which the Company operates. Because all components of the Company’s budgeting and forecasting are dependent upon estimates of growth or contraction in the markets it serves and the demand for its products and services, the prevailing economic uncertainties render estimates of future income and expenditures very difficult to make. Adverse changes may occur as a result of the impact of the COVID-19 pandemic or the continued prevalence of public health crises, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, declines in real estate values, stagnant economic conditions, increasing nationalism and protectionism, trade tensions and tariff uncertainty, political deadlock, social unrest or other factors affecting economic conditions generally. These changes may negatively affect the sales of our services and, therefore, may impact our ability to meet our targets for Total ARR, revenue, Adjusted EBITDA and cash from operating activities.

Ability to Attract New Customers

To expand our customer base, we need to convince potential customers to allocate a portion of their discretionary budgets to purchase our solutions. Our sales efforts often involve educating our prospective customers about the uses and benefits of our solutions. Organizations that use other forms of network and/or endpoint security products for their IT security may be hesitant to purchase our solutions if they believe that these products are more cost effective, provide substantially the same functionality as our solutions or provide a level of information technology security that is sufficient to meet their needs. We may have difficulty convincing prospective customers of the value of adopting our solution. Even if we are successful in convincing prospective customers that a persistent solution like ours is critical to protect against cyberattacks, they may not decide to purchase our solutions for a variety of reasons some of which are out of our control. For example, any deterioration in general economic conditions, including a downturn due to the COVID-19 pandemic, may cause our prospective customers to cut their overall security and information technology operations spending, and such cuts may fall disproportionately on cloud-base security solutions like ours. Economic weakness, customer financial difficulties, and constrained spending on security and information technology operations may result in decreased revenue, reduced sales, lengthened sales cycles, increased churn, lower demand for our products and adversely affect our results of operations and financial condition. If organizations do not continue to adopt our solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations and financial condition would be harmed.

Ability to Renew and Grow Existing Customers

In order for us to maintain or improve our financial and operational results, it is important that our existing customers renew their subscriptions for our solutions when existing contract terms expire and that we expand our commercial relationships with our existing customers by selling and deploying them more endpoints in their environments, selling additional types of services and/or moving these customers to higher tiers of our solutions. Our customers typically have no obligation to renew their subscription for our solutions after the expiration of their contractual subscription period and, in the normal course of business, some customers have elected not to renew. In addition, our customers may seek to renew for shorter contract subscription lengths, reduce the number of endpoints deployed in their environment or downgrade to lower tiers of our solutions. Our customer retention and expansion may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our services, our pricing, customer security and networking issues and requirements, our customers’ spending levels, decreases in the number of endpoints to which our customers deploy our solutions, mergers and acquisitions involving our customers, industry developments, competition and general economic conditions. If our efforts to maintain and expand our relationships with our existing customers are not successful, our business, results of operations and financial condition may materially suffer.

Operating Systems

Absolute has designed the majority of its services to operate on certain generations of Microsoft Windows (“Windows”) and other operating systems. The development by Microsoft of new versions of Windows and/or upgrades or updates to Windows or other operating systems and/or the market adoption of these or other operating systems developed by other vendors may have an adverse effect on Absolute’s business if the Company is not able to adapt its technology to be compatible with these new operating systems. In addition, end users may want to deploy our products and services in computing environments with operating systems, software and/or hardware different than those in which we test our products and services before release or where our products are not compatible. The costs incurred in analyzing, correcting or eliminating any material defects or errors in our software may be substantial. Furthermore, we may not be able to correct any defects or errors or promptly address any vulnerabilities or compatibility issues with our products which could have a material adverse effect on Absolute’s business, operating results and financial condition.

Changing Buying Patterns in the Education Vertical

Absolute has historically generated a significant portion of its revenue from the education vertical, specifically K-12 customers. In certain recent past quarters, we have seen volatility and declines in the Total ARR in the education vertical, which we believe reflect a secular trend specific to this sector. While customers in the enterprise and government sectors generally associate the value of our solutions with the protection of information, many of our customers within the education sector have historically associated the value of our solutions with the protection and recovery of devices. We continue to experience a shifting trend in the mix of devices that customers in the education vertical are purchasing, away from higher cost devices to lower cost, cloud-based devices. We have yet to see this shifting trend stabilize and, as a result, we have experienced pressure on our average selling prices and our Net ARR Retention in the education sector.

In the fourth quarter of our 2020 financial year, the COVID-19 pandemic caused an increasing number of schools to procure and seek to secure mobile computing systems for students, teachers and administrators in order to stand up and secure distance learning programs. This led to increased demand for our solutions and increased revenues from our education vertical. There is no assurance that this vertical trend will continue into coming quarters or permanently, or that we will continue to see increased demand and increased revenue from the education vertical as a result of the impacts of the COVID-19 pandemic.

Furthermore, we believe that our current and intended future investments in our Intelligence initiative will result in product enhancements that will assist educators in gaining valuable insights into the value of their technology investments as well as assist them in managing their diverse technology landscapes. However, these enhancements are still being developed and gradually introduced to the market, and therefore their continuing impact on our education business remains to be proven. As a result, we expect results in the education vertical to continue to fluctuate in the near term. A continued decline of sales in our education vertical could materially affect our business and financial condition, especially if such revenue loss is not adequately offset by revenue growth in our other verticals.

Emerging Products and Technology

The market for Absolute’s products continues to evolve and continued growth and demand for, and acceptance of, these products remains uncertain. In addition, other emerging technology and products may impact the viability of the market for Absolute’s products. Absolute’s continued success will depend upon its ability to keep pace with technological and marketplace change and to introduce, on a timely and cost-effective basis, new and enhanced products that satisfy changing customer requirements and achieve market acceptance. There can be no assurance that Absolute will be able to respond effectively to changes in technology or customer demands. Moreover, there can be no assurance that Absolute’s competitors or current partners (including PC OEMs) will not develop competitive products or that any such products will not have an adverse effect upon Absolute’s business, financial condition or results of operations.

Absolute’s products and technologies are not available for all existing and emerging mobile computers and other mobile devices that are or will be available in the marketplace, and some features of Absolute’s products are offered for only some devices. For example, Absolute’s Persistence technology is not currently embedded in Apple devices or on Google Chromebooks. Absolute targets its product development efforts towards those devices and operating systems that Absolute believes have the best strategic value to the Company. Absolute may not be successful in identifying future trends in the marketplace for these devices on a timely basis, or in creating or adapting Absolute’s products and features for enough of the devices that are available. If the present decline in personal computer and tablet sales continues, or if Absolute’s customers replace their existing mobile computers and mobile devices with other devices for which Absolute has not developed products, our revenue may decline and our results from operations may be adversely impacted.

Product Errors, Defects or Vulnerabilities

The software technology enabling Absolute’s software services is complex and, despite testing prior to their release, the related application software may contain errors, vulnerabilities or defects, especially when upgrades or new versions are released. Any errors or vulnerabilities that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to Absolute’s reputation, increased service and warranty costs, liability claims and our end-customers’ unwillingness to buy products from us. In addition, it is possible that the Company’s product may become the subject of a third party attack or disruption, whether malicious or otherwise. This could detrimentally affect the persistence of the Company’s technology, which could have a material adverse effect on its business.

Breach of Security Measures and Unauthorized Access

The Company’s service involves the storage, processing and transmission of significant amounts of data which may include certain personally identifiable information and protected health data depending on applicable legal definitions and parameters in different jurisdictions. Internal or external security incidents or breaches could expose the Company to a risk of loss of this information, litigation and possible liability. If our data security measures are inadequate or interfered with or breached as a result of third-party action, employee error, malfeasance or otherwise, during the transfer of data to additional data centers or at any time, and, as a result, someone obtains unauthorized access to our data or our customers’, partners’ or employees’ data, our reputation could be damaged, our business may suffer and we could incur significant liability. Absolute remains potentially vulnerable to additional known or unknown threats that elude our detection, investigation and prevention efforts, and the Company may be unable to anticipate new attack techniques or may not have time to implement adequate preventative measures, including recommended upgrades, patches or improvements for individuals or entities utilizing unlicensed or outdated versions of our product or agent. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and Absolute could lose sales, channel partners and existing and potential customers. In addition, our customers may authorize third-party service providers to access their customer data. Because the control of these third-party service providers is undertaken by our customers, Absolute cannot ensure the complete integrity or security of such transmissions or processing.

Data Security and Hacking

Increasingly, organizations are subject to a wide variety of attacks on their networks. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), employee theft or misuse, denial of service attacks, ransomware, malware and sophisticated government and government-supported actors now engage in incidents and attacks (including advanced persistent threat intrusions), and add to the risks to our internal networks and the information they store, manage and process. It is virtually impossible for Absolute to entirely mitigate these risks (especially as it relates to unlicensed or outdated versions of our product or agent). Any such security incident or breach could compromise our networks, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks could be accessed, publicly disclosed, lost, or stolen, which could subject us to liability and cause us financial harm. These breaches, or any perceived breach, may also result in damage to our reputation, negative publicity (through research reports or otherwise), loss of partners, end-customers and sales, increased costs to remedy any problem, and costly litigation and may result in the Company’s business, operating results and financial condition being materially adversely affected.

Privacy Laws

Absolute’s customers use our service to transmit, receive and store certain identifying information regarding their computing devices in various jurisdictions, including, in some instances, location information. Our Absolute products and monitoring system are developed to ensure that forensic components or tools that enable personal information to be obtained from host computers are not resident in the products during normal use, and are only implemented and used by Absolute’s trained and authorized experts in the case of emergency or with our customer’s explicit consent. Certain of this information may be considered to be personally identifiable information. For example, location information may be obtained as part of normal use, and we instruct and rely on our customers to obtain the required notices and consents for such geolocation tracking. If a customer fails to give the required notice or obtain the consent required by law, we may not be aware of the breach and could be in violation of applicable privacy laws. Federal, provincial, state and certain foreign governmental bodies and agencies are experiencing heightened sensitivity to privacy issues and have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers and individuals. The costs of compliance with, and other burdens imposed by, such evolving laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our service and reduce overall demand for it. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our service in certain industries or jurisdictions.

Management of Growth

Absolute has remained focused on sales growth. This has resulted, at times, in increasing headcount and operational costs to generate and support this growing customer base, which has placed, and will continue to place, to the extent that Absolute is able to sustain such growth, significant strain on Absolute’s management, administrative, operational and financial infrastructure. Absolute anticipates that further growth will be required to address increases in the customer base, further development of our products and expansion into new geographic areas, amongst other areas of our business and operations. Further growth will require Absolute to continue to hire, train and manage new employees as needed. If new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating new employees, or if Absolute is not successful in retaining existing employees, our business may be harmed. In addition, we may look to expand our engineering and sales teams in an attempt to increase sales growth. Such sales growth may not match or exceed the increase in operating costs associated with hiring, training, managing and integrating of such employees.

Efforts to Sell to Larger Enterprise Customers

As Absolute continues to direct more sales efforts at larger enterprise customers, the Company could face greater costs, less favourable commercial and contract terms and conditions, greater due diligence and technical scrutiny, longer sales cycles, less predictability in completing some sales and greater fluctuation in sales and cash flow in quarters where these large deals conclude. In this market segment, the customer’s decision to use Absolute’s service or products may be an enterprise-wide decision and, if so, these types of sales may require Absolute to provide increased product discounts, additional global support and professional services, increased service level availability, greater levels of education and training regarding the use and benefits of the service, as well as education regarding privacy and data protection laws and regulations to prospective customers with international operations. As a result of these factors, these sales opportunities may require Absolute to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions.

Development of Brand

Absolute believes that developing and maintaining awareness of its proprietary corporate and product brands in a cost-effective manner is critical to achieving widespread acceptance of its existing and future services and is an important element in attracting new customers. Further, Absolute believes in the increased importance of brand recognition as competition in our market intensifies. Successful promotion of our brands will depend largely on the effectiveness of our marketing and communications efforts and on our ability to provide reliable secure and useful services at competitive prices. If Absolute fails to successfully promote, maintain, and protect its brands, or incurs substantial expenses in an unsuccessful attempt to promote and maintain its brands, Absolute may fail to attract enough new customers or retain existing customers to the extent necessary to realize a sufficient return on brand-building efforts.

Cyclical Nature of our Business

Our business may be impacted from time to time by the general cyclical and seasonal nature of personal computer and other device purchases by corporate, education and governmental entities. For instance, in the education sector, greater technology purchases tend to occur in the fourth quarter of our financial year, in line with school-year-end purchasing cycles. Other factors which may create cyclical fluctuations include the development and adoption of new operating system software, the expiry of leases on devices or the introduction of newer or more advanced devices, legal and regulatory requirements, and the timing of contract renewals between our partners and their own customers. Since some of our revenue from particular products and services are tied to the volume of shipments being processed, adverse fluctuations in the volume of global shipments may adversely affect our revenues. There can be no assurance that declines in shipment volumes in the United States or internationally will not have a material adverse effect on our business.

Competition

It is possible that new competitors will enter the markets we operate in. Several potential competitors (including PC OEMs) are marketing or have announced the development of products and related patents that could be in direct competition with Absolute. In addition, as Absolute develops new products and services, we may begin competing against companies with whom it did not previously compete. Many of these competitors have greater financial, technical, marketing, sales and other resources, greater name recognition, longer operating histories and a larger base of customers than we do. They may be able to devote greater resources to the development, promotion and sale of services than we can and they may offer lower pricing than we do. Further, they may have greater resources for research and development of new technologies, the provision of customer support and the pursuit of acquisitions, or they may have other financial, technical or other resource advantages. Our larger competitors may have substantially broader and more diverse product and services offerings as well as routes to market, which allows them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our solutions. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors or continuing market consolidation. Accordingly, competition could have a material adverse effect on Absolute’s business, financial condition and results of operations.

Research and Development

We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain and develop our solutions and maintain and enhance our competitive position. We recognize the costs associated with these research and development investments earlier than the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we spend significant resources on research and development and are unable to generate an adequate return on our investment, our business, financial condition and results of operations may be materially and adversely affected.

Interruptions or Delays in Service from our Third-Party Hosting Facilities

Absolute currently serves its customers from facilities that include third-party hosting facilities located on the west coast of both Canada and the United States and certain cloud service providers. Damage to, or failure of, our and our vendors’ systems generally could result in interruptions in our service. Interruptions in our service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable. In addition, pandemics or other public health crises, acts of terrorism, and other political and economic unrest could cause disruptions in our and our vendors’ service reliability and in the economy as a whole.

As part of our current disaster recovery arrangements, redundant hardware is deployed where possible in all production customer environments. Production data is backed up onto encrypted media and taken offsite. The recovery procedures and encryption keys are held remotely by Absolute employees, so that the systems can be restored in the event of a site-wide disaster. Other than contractual assurances and agreed to controls, Absolute does not control the operation of any of these facilities and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, pandemics or other public health crises, telecommunications failures and other events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in the delivery of our products and our services.

Intellectual Property Protection

Absolute’s revenue, cost of revenue, and expenses may suffer if we cannot continue to protect our intellectual property rights, or if third parties assert that Absolute violates their intellectual property rights. The Company relies upon patent, copyright, trademark and trade secret laws in the United States and Canada and similar laws in other countries, and agreements with employees, customers, suppliers and other parties, to establish and maintain intellectual property rights in, amongst other items, its Persistence technology platform. The industry in which the Company competes may include new or existing entrants that own, or claim to own, intellectual property and the Company has received, and may receive in the future, assertions and claims from third parties that the Company’s products infringe on their patents or other intellectual property rights. Litigation has been and in the future may continue to be necessary to determine the scope, enforceability and validity of third-party proprietary rights or to establish the Company’s proprietary rights. Any of the Company’s direct or indirect intellectual property rights could be challenged, invalidated or circumvented, or such intellectual property rights may not be sufficient to permit Absolute to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly or delayed product redesign efforts, discontinuance of certain product offerings or other competitive harm. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of Canada or the United States. Therefore, in certain jurisdictions Absolute may be unable to protect its proprietary technology adequately against unauthorized third-party copying or use, which could adversely affect its competitive position. Third parties also may claim that Absolute or customers or partners indemnified by Absolute are infringing upon their intellectual property rights. Even if management believes that the claims are without merit, the claims can be time-consuming and costly to defend and divert management’s attention and resources away from the business. Claims of intellectual property infringement also might require Absolute to redesign affected products, enter into costly settlement or license agreements (if such licenses can be obtained on commercially reasonable terms, or at all) or pay costly damage awards, or face a temporary or permanent injunction prohibiting the marketing or selling certain of our products, which could result in the Company’s business, operating results and financial condition being materially adversely affected.

Additional Patent Applications

The Company’s research and development activities and commercial success depend in part upon its ability to develop new or improved technologies and products and to successfully obtain patent or other proprietary or statutory protection for these technologies and products in Canada, the United States and other countries. The Company seeks to patent concepts, components, protocols and other inventions that are considered to have commercial value or that will likely yield a technological advantage. The Company owns rights to patented and patent pending technologies in the United States, Canada and other countries. The Company may not be able to develop new technology that is patentable, new patents may not be issued in connection with the Company’s pending applications, allowed claims may not be sufficient to protect the Company’s new technology, and patents may not be obtained by the Company in every jurisdiction where the Company’s products are sold. Furthermore, any patents issued could be challenged, invalidated or circumvented and may not provide proprietary protection or a competitive advantage. New entrants to the field may have been issued patents, and may have filed patent applications or may obtain additional patents and proprietary rights, for technologies similar to those that the Company has made or may make in the future. Since patent applications filed before November 29, 2000 in the United States are maintained in secrecy until issued as patents, and since publication or public awareness of new technologies often lags behind actual discoveries, the Company cannot be absolutely certain that it was the first to develop the technology covered by its pending patent applications or that it was the first to file patent applications for the technology. In addition, the disclosure in the Company’s new patent applications, particularly in respect of the utility of its claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, there can be no assurance that the Company’s new patent applications will result in enforceable patents, nor can the breadth of allowed claims in the Company’s patents, and their enforceability, be predicted. Even if the Company’s patents are held to be enforceable, others may be able to design around these patents or develop products similar to the Company’s products that are not within the scope of these patents.

Foreign Exchange

The Company’s reporting and functional currency is the United States dollar. However, a significant portion of operating expenses is denominated in Canadian dollars. As a result, the Company is exposed to fluctuations in the Canadian dollar exchange rate for which it has not entered into foreign exchange hedges. Currency markets by their nature are volatile and have seen increased volatility recently due to the COVID-19 pandemic. A significant appreciation of the Canadian dollar relative to the U.S. dollar could materially impact the profitability of the Company. In addition, the Company will be exposed to greater foreign exchange risk from other countries as our operations, and our operating expenses, expand in foreign jurisdictions.

Reliance on Key Personnel

Absolute’s future performance depends in part upon attracting and retaining key technical, sales and management personnel. There can be no assurance that Absolute can retain these personnel and continue to recruit required talent quickly enough and with the skills required to enable Absolute to execute on its business plans. Effective and thorough succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. The loss of any key employee, or the inability of a key employee to work for a prolonged period of time (for example, as a result of the illness of a key employee or the inability of a key employee to work due to government restrictions), could result in significant disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of Company initiatives and our results of operations.

Competition for people with the specific skills that we require is significant in the industry in which we operate and in the Vancouver, B.C., Austin, Texas, Silicon Valley in California, Denver and Boulder region in Colorado and Ho Chi Minh City, Vietnam areas where we have a substantial presence and require highly skilled personnel and, as a result, we may face difficulties in attracting, retaining and motivating employees. In addition, periodic changes to the organizational structure, geographic focus and concentration and compensation plans for our sales organization may be disruptive and may impact our sales cycle or alter the average cost of revenue. The inability to obtain key employees or the loss of the services of Absolute’s key employees and related severance or termination payments could have a material adverse effect on Absolute’s business, operating results and financial condition.

In addition, we believe that our corporate culture fosters innovation, creativity, and teamwork. As our organization grows and evolves, we may need to implement more complex organizational management structures or adapt our corporate culture and work environments to ever-changing circumstances, such as during times of a natural disaster or pandemic (including COVID-19), and these changes could impact our ability to compete effectively or have an adverse impact on our corporate culture.

Litigation and Dispute Resolution

From time to time, we may be subject to litigation or dispute resolution relating to various types of claims, including claims (for damages or otherwise) related to undetected errors or malfunctions of our services and products, data breaches, intellectual property violation, commercial or contract disputes, employment matters, or under applicable securities laws. A product liability or securities class action claim, in particular, could seriously harm our business because of the costs of defending the lawsuit, diversion of employees’ time and attention and potential damage to our reputation. Further, our services and products are complex and often implemented by our customers to interact with third-party technology. Claims may be made against us for damages properly attributable to those third-party technologies, regardless of our lack of responsibility for any failure resulting in a loss. As a result, we could be required to pay substantial amounts of damages in settlement or upon the determination of any of these types of claims and incur damage to the reputation of Absolute and our products. The likelihood of such claims and the amount of damages we may be required to pay may increase as our customers increasingly use our services and products. Our insurance may not cover potential claims, or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

Foreign Operations

We intend to continue to pursue and commit resources to growth opportunities beyond North America which could result in international sales accounting for an increasing portion of the Company’s consolidated revenues. Outside of North America, the Company maintains foreign offices in Vietnam and the United Kingdom and personnel in these and other countries. The Company may not be aware of all the factors that may affect its business in foreign jurisdictions. The Company will be subject to a number of risks associated with international business activities that may increase liability or costs, lengthen sales cycles and/or product development cycles or require significant management attention. International operations carry certain risks and associated costs, such as: the complexities and expense of administering a business abroad; complications in compliance with, and unexpected changes in legal and regulatory restrictions or requirements; foreign laws, international import and export legislation; trading and investment policies; economic and political instability; foreign currency fluctuations; exchange controls; increased nationalism and protectionism; tariffs and other trade barriers; difficulties in collecting accounts receivable; potential adverse tax consequences; uncertainties of laws and enforcement relating to intellectual property and privacy rights; unauthorized copying of software; difficulty in managing a geographically dispersed workforce in compliance with diverse local laws and customs; potential governmental expropriation (especially in countries with undemocratic/authoritarian ruling parties); and other factors depending upon the country involved. There can be no assurance that the Company will not experience these risks in the future. If foreign operations expand to the point where they account for a significant portion of the Company’s consolidated revenues, the presence of such risks could have a material adverse effect on the Company’s business, operating results and financial condition.

Ability to Successfully Manage and Integrate Acquisitions and/or Dispositions

We expect to continue to evaluate possible acquisitions of, or strategic investments in, businesses, products or technologies that could be complementary to our business. Any integration process will require significant time and resources and we may not be able to manage the process successfully. If our customers are uncertain about our ability to operate on a combined basis, they could delay or cancel orders for our products. We may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. The areas where we may face risks include:

•	difficulties in integrating the operations, technologies, products and/or personnel of any companies we acquire into our operations;

•	potential disruption of our ongoing business and diversion of management’s attention from normal daily operations of the business;

•	insufficient revenues to offset increased expenses associated with acquisitions;

•	potential for third party intellectual property infringement claims against any companies we acquire;

•	failure to successfully further develop acquired technology, resulting in the impairment of amounts capitalized as intangible assets;

•	impairment of relationships with customers and partners of any companies we acquire or in which we invest, or with our customers and partners, as a result of the integration of acquired operations;

•	impairment of relationships with employees of any acquired companies or our existing employees as a result of integration of new management personnel;

•	impact of known potential, or unknown, liabilities associated with any companies we acquire;

•	failure to adequately understand and mitigate the risks of new product lines and services; and

•	in the case of foreign acquisitions, uncertainty regarding foreign laws and regulations and difficulty integrating operations and systems as a result of cultural, systems and operational differences.

Our failure to be successful in addressing these risks or other problems encountered in connection with our past or future acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions, incur unanticipated liabilities and adversely affect our business, operating results or financial condition, or result in significant or material control weaknesses.

Future acquisitions or dispositions could also result in dilutive issuances of our Common Shares, a decrease in our cash and cash equivalents and short-term investments, the incurrence of additional expense related to compliance, contingent liabilities or amortization of expenses, or write-offs of goodwill, any of which could harm our financial condition and negatively impact our operating results.

The Effect of Amortization of Revenue Over the Term of the Subscription

Absolute generally recognizes revenue from customer subscriptions to our cloud services ratably over the term of the billings. As a result, most of the revenue the Company reports in each quarter results from the recognition of deferred revenue relating to billings entered into during previous periods. Consequently, a decline in new or renewal subscriptions in any one quarter will not necessarily be fully reflected in the revenue in that quarter but will negatively affect revenue in future quarters. In addition, we may be unable to adjust our cost structure to reflect the changes in billings. Accordingly, the effect of significant downturns in sales and market acceptance of our services or products may not be fully reflected in Absolute’s results of operations until future periods.

Billings

Most billings are conducted via channel partners who purchase from Absolute in order to resell to their customers. While Absolute’s services are provided directly to the end user customer, the orders, which include ship dates, customer name, product, pricing and volume, come in various forms from the reseller partner (sales reports, purchase orders, shipping reports, royalty reports, etc.). Absolute ships the software, commences the subscription term and invoices the reseller (and receives payment from the reseller) based on receipt of, or ship dates contained in, these forms of evidence of the end customer purchase, and reports this as a billing for the applicable period. Accordingly, Absolute relies upon the reseller partner to have sufficiently concluded the sales process with the end user customer to ensure that the order is valid and the risk of returns is kept to a minimum. It is possible that a reseller may order from us and subsequently return the product in accordance with generally accepted industry practices. In such cases, if a sale had been reported in a prior period, it would have to be subsequently reversed, impacting future billings and revenue performance.

Income Taxes

Significant judgment is required in determining our provision for income taxes. Various internal and external factors may have favourable or unfavourable effects on our future provision for income taxes, income taxes payable and/or effective income tax rate. These factors include, but are not limited to: changes in tax laws, regulations and/or rates; results of audits by tax authorities; changing interpretations of existing tax laws or regulations; changes in estimates of prior years’ items; future levels of research and development spending; changes in the overall mix of income among the different jurisdictions in which we operate; and changes in overall levels of income before taxes. To the extent that the taxation authorities do not agree with our tax positions, we may not be able to realize all or a portion of the tax benefits recognized. Furthermore, new accounting pronouncements or new interpretations of existing accounting pronouncements can have a material impact on our effective income tax rate.

The Company and its subsidiaries file income tax returns and pay income taxes in jurisdictions where we believe we are subject to tax. In jurisdictions in which the Company and its subsidiaries do not believe we are subject to tax and therefore do not file income tax returns, we can provide no certainty that tax authorities in those jurisdictions will not subject one or more tax years (since inception of the Company or its subsidiaries) to examination. Tax examinations are often complex as tax authorities may disagree with the treatment of items reported by the Company, the result of which could have a material adverse effect on our financial condition and results of operations.

In addition, in response to significant market volatility and disruptions to business operations resulting from the COVID-19 pandemic, legislatures and taxing authorities in many jurisdictions in which we operate may propose changes to their tax rules. These changes could include modifications that have temporary effect, and more permanent changes. The impact of these potential new rules on us, our long-term tax planning, and our tax effective tax rate could be material.

Consumer Product Liability

The Company may be subject to claims related to product liability and consumer protection legislation, particularly in the United States. The limitation of liability provisions in the standard terms and conditions in our license agreements may not fully or effectively protect us from claims as a result of applicable laws or unfavourable judicial decisions in the United States or other countries. The sale and support of our products also entails the risk of product liability claims. Although we may be indemnified by our third-party manufacturers for product liability claims arising out of manufacturing defects or inadvertent activation by manufacturers of our Absolute agent on endpoint devices, because we control the design of our products, we may not be indemnified for product liability claims arising out of design defects. We maintain insurance to protect against, amongst other matters, certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources, and harm our reputation.

Other Proprietary Rights

In addition to patents, the Company relies on, among other things, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights in Canada, the United States and other countries. As a result, it is possible that the following may occur: some or all of the confidentiality agreements entered into by Absolute with its employees, consultants, business partners, customers, potential customers and other third parties will not be honoured; third parties will independently develop equivalent technology or misappropriate the Company’s technology and/or designs; disputes will arise with the Company’s strategic partners, customers or others concerning the ownership of intellectual property; there may occur an unauthorized disclosure of source code, know-how or trade secrets; or contractual provisions may not be enforced in foreign jurisdictions. There can be no assurance that the Company will be successful in protecting its proprietary rights in Canada, the United States and other countries.

Risks Related to the Company’s Securities

Volatility in our Common Share Price

The trading price of our Common Shares has recently and in the past been subject to wide fluctuations and may also be subject to fluctuation in the future. Additionally, the COVID-19 pandemic has resulted in significant volatility in global equity markets in recent months. Such fluctuations and volatility may make it more difficult for investors to resell the Common Shares when they want at prices that they find attractive. Increases in our Common Shares price may also increase our compensation expense pursuant to our existing director, officer and employee compensation arrangements. Fluctuations in our Common Share price may be caused by events unrelated to our operating performance and beyond our control. Factors that may contribute to fluctuations include, but are not limited to:

•	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

•	changes in recommendations or financial estimates by industry or investment analysts;

•	changes in our executive management team or the composition of our board of directors;

•	fluctuations in the share prices of other companies in the technology and emerging growth sectors;

•	general market conditions, for instance, as recently affected by COVID-19;

•	foreign exchange rates; and

•	other risk factors as set out in this prospectus and the documents incorporated by reference herein.

If the market price of our Common Shares drops significantly, shareholders could institute securities class action lawsuits against us, regardless of the merits of such claims. Such a lawsuit could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business.

Discretion over Use of Proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under “Use of Proceeds” in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in “Use of Proceeds” in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company’s best interests to do so. The Company’s investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Dilution from Exercise of Stock Options or Settlement of Share Units

The Company has outstanding stock options representing a right to receive Common Shares upon vesting and the exercise of the stock options. In addition, the Company has outstanding restricted share units and performance share units, representing a right to receive, at the election of the holder, Common Shares on the vesting and the satisfaction of the settlement conditions. The exercise of stock options or the settlement of the restricted share units or performance share units, and the subsequent resale of such Common Shares in the public market, could adversely affect the prevailing market price of the Common Shares and the Company’s ability to raise equity capital in the future at a time and price which it deems appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant share purchase warrants and the Company is expected to grant additional stock options, restricted share units and performance share units. Any Common Share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

Liquidity of Common Shares

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or achieve or maintain a listing on any other securities exchange.

Absence of a Public Market for Certain Securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units contemplated by this prospectus and, unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Unsecured Debt Securities

The Company carries on its business through corporate subsidiaries, and the majority of its assets are held in corporate subsidiaries. The Company’s results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company’s subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indenture governing the Company’s debt securities is not expected to limit the Company’s ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company’s subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See “Description of Debt Securities”.

Effect of Changes in Interest Rates on Debt Securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of Fluctuations in Foreign Currency Markets on Debt Securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of any securities pursuant to this prospectus for general corporate and working capital requirements, including to fund ongoing operations, growth initiatives and/or working capital requirements, to repay indebtedness outstanding from time to time (if any), to complete one or more future acquisitions of companies, businesses, technologies, intellectual property and/or other assets or for other corporate purposes, all as set forth in the prospectus supplement relating to the offering of the securities.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION

Since June 30, 2020, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share or debt capital, other than (i) 30,508 Common Shares issued on July 21, 2020 pursuant to the Company’s employee share ownership plan, (ii) 32,013 Common Shares issued pursuant to the exercise of stock options, (iii) 40,543 Common Shares issued pursuant to the settlement of performance share units and restricted share units and (iv) 360,194 restricted share units and 121,666 performance share units issued on August 13, 2020 to certain officers and employees of the Company pursuant to the Company’s performance and restricted share unit plan.

PRIOR SALES

Information regarding our Common Shares that we issued within the previous twelve month period, including Common Shares that we issued upon the exercise of stock options or the settlement of restricted share units or performance share units granted under our equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX under the symbol “ABT”. Trading price and volume information for the Company’s securities will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of 100,000,000 Common Shares. As of the date of this short form prospectus, we had 42,638,559 Common Shares issued and outstanding. In addition, as of the date of this short form prospectus, there were (i) 759,158 Common Shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of C$7.86, (ii) 2,127,316 Common Shares issuable upon the vesting and redemption of outstanding restricted share units for Common Shares and (ii) 739,038 Common Shares issuable upon the vesting and redemption of performance share units for Common Shares (assuming an adjustment factor of 100% or a multiple of 1), for a total of 46.264,071 Common Shares issued and outstanding on a fully-diluted basis.

Common Shares

All of our Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to such assets. The holders of our Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares. The Common Shares do not carry any pre-emptive, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the Articles of the Company.

Dividend Policy

Absolute commenced paying dividends on its Common Shares in January 2013. The Company has paid the following quarterly dividends over the past three financial years:

Quarters	Dividend Paid (C$)
Q1-Q4 F2018	$0.08
Q1-Q4 F2019	$0.08
Q1-Q4 F2020	$0.08

The actual payment, timing and amount of dividends to be paid by the Company is determined by the board of directors on a quarterly basis. The board of directors makes these determinations after considering all relevant factors including cash flow, the results of operations, financial condition, the need for funds to finance ongoing operations and other relevant business considerations.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms “Company” and “Absolute” refer only to Absolute Software Corporation without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

The debt securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedar.com.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

•	whether the payment of the debt securities will be guaranteed by any other person;

•

the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•

whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

•

whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

•

whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

•	whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

•	the denominations in which the Company will issue any registered and unregistered debt securities;

•

the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of Common Shares or other property;

•	whether payments on the debt securities will be payable with reference to any index or formula;

•

if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

•	whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary for the global securities;

•	whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

•

the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

•	any events of default or covenants applicable to the debt securities;

•	any terms under which debt securities may be defeased, whether at or prior to maturity;

•	whether the holders of any series of debt securities have special rights if specified events occur;

•	any mandatory or optional redemption or sinking fund or analogous provisions;

•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

•	the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued;

•	whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

•

any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and ratably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder’s interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, except Quebec, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR at www.sedar.com.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;

•	the price at which the equity warrants will be offered;

•	the currency or currencies in which the equity warrants will be offered;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•

the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

•

the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•	whether we will issue fractional shares;

•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material Canadian federal income tax consequences of owning the equity warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;

•	the price at which the debt warrants will be offered;

•	the currency or currencies in which the debt warrants will be offered;

•	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

•	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

•

the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

•	material Canadian federal income tax consequences of owning the debt warrants;

•	whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

Absolute may issue units, which may consist of one or more of Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;

•	the price at which the units will be offered;

•	the designation, number and terms of the securities comprising the units and any agreement governing the units;

•	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

•	whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

•	material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;

•	the price at which the subscription receipts will be offered;

•

the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;

•	the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

•

procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of Absolute to purchase the subscription receipts in the open market by private agreement or otherwise;

•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Absolute securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether we will apply to list the subscription receipts on any exchange;

•	material Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the total of the amount paid on original purchase of the subscription receipts and the amount paid upon conversion of the subscription receipts (if any) upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Absolute. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares, as applicable, at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of Absolute. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the total of the amount paid on original purchase of the share purchase contracts and the amount paid upon conversion, exchange or exercise of the share purchase contracts, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PLAN OF DISTRIBUTION

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company. The consideration for an acquisition of assets or shares of another entity or company may consist of any of the securities covered hereby separately, a combination of such securities, or any combination of, among other things, securities, cash or the assumption of liabilities.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;

•	the number and the purchase price of, and form of consideration for, our securities;

•	any proceeds to the Company from such sale; and

•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Deloitte LLP, 939 Granville Street, Vancouver, BC V6Z 1L3. Deloitte is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

The transfer agent and registrar for the Company’s Common Shares in Canada is AST Trust Company (Canada) at its principal offices at 1600-1066 W. Hastings Street, Vancouver, BC V6E 3X1.

AGENT FOR SERVICE OF PROCESS

Certain directors of the Company reside outside of Canada. As a result of the persons named below residing outside of Canada, each of them has appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Daniel Ryan, Lynn Atchison, Gregory Monahan, Gerhard Watzinger and Christy Wyatt	Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser or any amendment thereto contained a misrepresentation or was not delivered to the purchaser, provided that the remedies for recession, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

In an offering of warrants, or other convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the prospectus or a prospectus supplement (or any amendment thereto) is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

US$

COMMON SHARES

ABSOLUTE SOFTWARE CORPORATION

PROSPECTUS SUPPLEMENT

Needham & Company

Canaccord Genuity LLC

Raymond James

                , 2020

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.

The by-laws of the Registrant provide that, the Registrant shall, unless the board of directors of the Registrant shall otherwise determine in any particular case, indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer or an individual acting in a similar capacity, of another entity to the maximum extent not prohibited by the BCBCA. The by-laws of the Registrant provide that the Registrant may purchase and maintain such insurance for the benefit of an individual referred to in this paragraph against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

II-1

EXHIBITS

Exhibit Number	Description

3.1	Form of Underwriting Agreement (to be filed by amendment).

4.1	Annual information form of the Registrant, dated August 10, 2020, for the fiscal year ended June 30, 2020.

4.2	Audited annual consolidated financial statements of the Registrant as at and for the years ended June 30, 2020 and 2019, together with the auditors’ report thereon and the notes thereto.

4.3	Management’s discussion and analysis of the Registrant, dated August 10, 2020, for the three months and the fiscal year ended June 30, 2020.

4.4	Management information circular of the Registrant, dated November 12, 2019, for the annual meeting of shareholders of the Registrant held on December 11, 2019.

4.5	Material change report of the Registrant dated October 20, 2020 regarding the appointment of Steven Gatoff as our new Chief Financial Officer, effective November 10, 2020.

5.1	Consent of Deloitte LLP.

5.2	Consent of Blake, Cassels & Graydon LLP.

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

II-2

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 26th day of October, 2020.

ABSOLUTE SOFTWARE CORPORATION

By:	/s/ Christy Wyatt
Name:	Christy Wyatt
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christy Wyatt and Leigh Ramsden, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 26, 2020.

Signature	Title

/s/ Christy Wyatt Christy Wyatt	President, Chief Executive Officer and Director (principal executive officer)

/s/ Leigh Ramsden Leigh Ramsden	Interim Chief Financial Officer (principal financial and accounting officer)

/s/ Daniel Ryan Daniel Ryan	Chairman

/s/ Lynn Atchison Lynn Atchison	Director

/s/ Gregory Monahan Gregory Monahan	Director

/s/ Sal Visca Sal Visca	Director

/s/ Gerhard Watzinger Gerhard Watzinger	Director

III-2

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Absolute Software Corporation in the United States, on the 26th day of October, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

III-3